As filed with the Securities and Exchange Commission on August 7, 2025.

Registration No. 333-288370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 1 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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JuNeng Technology Limited
(Exact name of registrant as specified in its charter)

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Cayman Islands	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 25-1, Block 2, Zhongyu Square, 90# Hongjin Road, Longxi Street, Yubei District
Chongqing, China
+86-173-0137-9265
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With a Copy to:

Lawrence Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR Telephone: (310) 7285 129	Shane Wu, Esq. Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Telephone: (212) 930-970

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED [•], 2025

2,000,000 Ordinary Shares

JuNeng Technology Limited

This is an initial public offering of our Ordinary Shares, par value $0.0001 (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price of our Ordinary Shares to be in the range of $4.00 to $5.00 per share.

Our authorized share capital is $20,000 divided into 200,000,000 Ordinary Shares of a par value of $0.0001 each.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “JuNeng Cayman,” “our Company,” and the “Company” refer to JuNeng Technology Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability; “JuNeng HK” refers to JuNeng Information Limited, a company incorporated in Hong Kong with limited liability and a wholly-owned subsidiary of the Company; “WFOE” refers to Beijing Haoyuqin Technology Co., Limited, a company established under the laws of the PRC with limited liability, and wholly owned by JuNeng HK; and “Chongqing Haoyuqin” or the “operating entity” refers to Chongqing Haoyuqin Culture Media Company Limited (formerly Chongqing Haoxi Culture Media Company Limited), a company established under laws of the PRC with limited liability and wholly owned by WFOE. See “Prospectus Summary — Corporate Structure.”

We have reserved the symbol “NENG” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) and have applied to list our Ordinary Shares on Nasdaq. As of the date of this prospectus, Nasdaq has not yet approved our application to list our Ordinary Shares. It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq. If our application is not approved, this offering will not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

The operational risks associated with being based in and having operations in mainland China also apply to operations in Hong Kong. With respect to the legal risks associated with being based in and having operations in mainland China, the laws, regulations and the discretion of the governmental authorities in mainland China discussed in this registration statement are expected to apply to entities and businesses in mainland China, rather than entities or businesses in Hong Kong which operate under different sets of laws from mainland China.

We are a holding company incorporated under the laws of the Cayman Islands with no material operations of our own and not a Chinese operating company. Our operations are conducted in China through our wholly-owned indirect PRC subsidiary, Chongqing Haoyuqin. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity. We are subject to certain legal and operational risks associated with business operations of Chongqing Haoyuqin in China and the Chinese regulatory authorities could disallow our corporate structure, which could cause the value of our securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations;” “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Ordinary Shares could significant decline in value or become worthless;” “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless;” and “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.” Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of Chongqing Haoyuqin, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

On March 15, 2019, the National People’s Congress of the PRC (the “NPC”) approved the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which came into effect on January 1, 2020 and replaced the existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the State Council of the PRC (the “State Council”) approved the Implementation Rules of Foreign Investment Law (the “Implementation Rules”), which came into effect on January 1, 2020. Since the Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation. Under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. The Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a management system of pre-establishment national treatment with a “negative list” for foreign investments, pursuant to which (i) a foreign invested enterprise (“FIE(s)”), under PRC law shall not invest in any sector forbidden by the negative list for access of foreign investment, (ii) for any sector restricted by the negative list, an FIE shall conform to the investment conditions provided in the negative list, and (iii) sectors not included in the negative list shall be managed under the principle that domestic investment and foreign investment shall be treated equally. The Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information report system in which FIE shall submit the investment information to competent departments of commerce through the enterprise registration system and the enterprise credit information publicity system. Chongqing Haoyuqin is a digital marketing solution provider in China, operating in an industry that is not prohibited or restricted in the negative list that is currently effective as of the date of this prospectus. It is uncertain whether the digital marketing industry, in which Chongqing Haoyuqin operates, will be subject to the foreign investment restrictions or prohibitions set forth in any “negative list” to be issued in the future. There are uncertainties as to how the Foreign Investment Law would be further interpreted and implemented. We cannot assure you that the interpretation and implementation of the Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact our corporate governance and business operations in any aspect. See “Risk Factors — Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations.”

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor any of our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. The Regulations on the Network Data Security Administration (the “Security Administration”) was published by the State Council on September 24, 2024 and became effective on January 1, 2025, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the CAC. According to the

Security Administration, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the CAC. As confirmed by our PRC counsel, Sino Pro Law Firm, we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor are we subject to network data security review if the Security Administration Draft are enacted as proposed, since Chongqing Haoyuqin’s business does not involve processing users’ personal information and it is not deemed as a critical information infrastructure operator (“CIIO”), nor is it an online platform operator with personal information of more than one million users. See “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”), released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and five ancillary interpretive guidelines (collectively the “Overseas Listing Trial Measures”), which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. On the same day, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained clearance from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. As advised by our PRC counsel, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended March 31, 2024 and 2023, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC in connection with this offering and are required to complete the filing procedures with the CSRC before the completion of this offering. We will submit our filing application to the CSRC after the filing of this draft registration statement, as required by the Overseas Listing Trial Measures. The filing application will be under CSRC’s review.

Furthermore, on February 24, 2023, the CSRC and other relevant government authorities revised and promulgated the Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises which were issued in 2009, (the “Provisions on Confidentiality”). The Provisions on Confidentiality became effective on March 31, 2023. Pursuant to the Provisions on Confidentiality, where a domestic enterprise provides or publicly discloses documents and materials involving state secrets and working secrets of state organs to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses such information through its overseas listing subjects, it shall report to the competent department with the examination and approval authority for approval in accordance with the law, and submit to the secrecy administration department of the same level for filing. Domestic enterprises providing accounting archives or copies thereof to entities and individuals concerned such as securities companies, securities service institutions and overseas regulatory authorities shall complete the corresponding procedures pursuant to the relevant provisions of the State. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives.

Since these statements and regulatory actions by the PRC government are newly published and there exists uncertainty with respect to their requirements and implementation, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or Chongqing Haoyuqin’s daily business operation, the ability to accept foreign investments and listing on U.S. exchanges. We cannot assure you that we will be able to fully comply with such rules, to conduct this offering, or to maintain the listing status of our securities, or to conduct any overseas securities offerings in the future. For details of the associated risks, see “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.”

Except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures, as of the date of this prospectus, we are not required to obtain any other permission from any other PRC governmental authorities to offer securities to foreign investors. As of the date of this prospectus, neither we nor any of our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange in the future. We cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us, or the operating entity, or otherwise tightening the regulations on overseas listing of PRC domestic companies. If it is determined that this offering is subject to any other governmental authorization or requirements, we cannot assure you we or the operating entity could obtain such approval or meet such requirements in a timely manner or at all. Such failure may subject us or the operating entity to fines, penalties or other sanctions which may have a material adverse effect on our business and financial conditions as well as its ability to complete this offering. Although we endeavor to comply with all the applicable laws and regulations, if (i) the operating entity does not receive or maintain applicable permissions or approvals for our operation, and to offer the securities being registered to investors, or (ii) we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the operating entity is required to obtain permissions or approvals in the future, the operating entity’s business operation may be materially affected. There can be no assurance that we or the operating entity can obtain all requisite approvals without material disruption to the operating entity’s business. Therefore, any failure to obtain all requisite approvals may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to CSRC the filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” and “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.”

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended by the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. Our auditor, OneStop Assurance PAC, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our auditor, OneStop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies whose shares are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in December 17, 2020, and it is currently subject to PCAOB inspections, having its last inspection on July 13, 2023. The PCAOB currently has access to inspect the working papers of our auditor. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB board will consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

See “Risk Factors — Risks Related to Doing Business in China — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus, there has been no cash transfer or transfer of other assets between our Company and our subsidiaries, nor have there been any such transfers to any investors, and none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. There has been not any dividends or distributions from the Company to its subsidiaries since incorporation of the Company. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Chongqing Haoyuqin. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see “Prospectus Summary — Dividend Distributions, Cash Transfer, and Tax Consequences,” “Prospectus Summary — Selected Condensed Consolidating Financial Schedule of the Company and Its Subsidiaries,” and our audited consolidated financial statements for the fiscal years ended March 31, 2024 and 2023. To the extent cash in the business is in the PRC, such funds may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations on the ability of our Company and Chongqing Haoyuqin by, the PRC government to transfer cash. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets of our business, or of Chongqing Haoyuqin, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of cash or assets.” PRC regulations currently permit Chongqing Haoyuqin to pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, if Chongqing Haoyuqin distributes its after-tax profits for the current financial year, it is required to set aside, at a minimum, 10% of its net income, if any, to fund a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of its registered capital, and such reserve may not be distributed as cash dividends. PRC laws and regulations allow us to provide funding to Chongqing Haoyuqin only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. As a result, in the event that Chongqing Haoyuqin incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may limit our ability to use the proceeds of this offering to make loans or additional capital contributions to Chongqing Haoyuqin which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 8 of this prospectus for more information.

On September 13, 2024, Mr. Yu Wang, our largest shareholder who beneficially owned 19,146,000 Ordinary Shares representing 63.82% of our issued and outstanding shares, and Ms. Jia Zhong, our second largest shareholder who beneficially owned 5,400,000 Ordinary Shares representing 18.00% of our issued and outstanding shares, entered into an Acting-in-Concert Agreement (the “Acting-in-Concert Agreement”), pursuant to which they agreed to (i) consult with each other and reach a unanimous consensus before making decisions regarding matters discussed at shareholders meeting and directors meeting of the Company, and (ii) vote in accordance with the instructions of Mr. Yu Wang in the event that they cannot reach a unanimous consensus. The Acting-in-Concert Agreement shall remain effective during the period when Mr. Yu Wang and Ms. Jia Zhong remain as the largest and second largest shareholders of the Company. Immediately before the completion of this offering, Mr. Yu and Ms. Jia together own 24,546,000 Ordinary Shares, representing approximately 81.82% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement. Following the completion of this offering, our largest and second largest shareholders, Mr. Yu Wang and Ms. Jia Zhong, will together beneficially own 24,546,000 Ordinary Shares, representing approximately 76.71% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement, assuming no exercise of the over-allotment option (or approximately 76.23% assuming full exercise of the over-allotment option). Mr. Wang and Ms. Jia Zhong together will have the ability to control or significantly influence the outcome of as matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. As such, we will be deemed a “controlled company” under Rule 5615(c) of Nasdaq Marketplace Rules (the “Nasdaq listing rules”). However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing rules. See “Risk Factors” and “Management — Controlled Company.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$4.50	$9,000,000	$9,900,000
Underwriter’s discounts(1)	$0.34	$675,000	$742,500
Proceeds to our company before expenses(2)	$4.16	$8,325,000	$9,157,500

____________

(1)      The Company has agreed to pay Pacific Century Securities, LLC (the “Representative”), a fee equal to 7.5% of the gross proceeds of the offering, or 4.5% of the gross proceeds of the offering if the investors are solely introduced by us. For a description of the compensation to be received by the underwriters, see “Underwriting” beginning on page 132.

(2)      We expect our total cash expenses for this offering (including cash expenses payable to the Representative for their out-of-pocket expenses) to be approximately $946,085, exclusive of the above discounts.

(3)      Based on an assumed initial public offering price of $4.50 per Share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus.

The underwriters are selling 2,000,000 Ordinary Shares (or 2,200,000 Ordinary Shares if the Representative exercises its over-allotment option in full) in this offering on a firm commitment basis. We have granted the Representative an option for a period of 45 days after the closing of this offering to purchase up to 10% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding the Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the Representative exercises the option in full, the total underwriting discounts payable will be approximately $742,500, based on an assumed public offering price of $4.50 per Ordinary Share (the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and expenses, will be approximately $9,900,000.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. The underwriters are expected to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about [•], 2025.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pacific Century Securities, LLC

Prospectus dated [•], 2025

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Amended and Restated Articles” are to the amended and restated articles of association of the Company to be adopted by the Company conditional upon and with effect [from the date of Listing];

•        “Amended and Restated Memorandum” are to the amended and restated memorandum of association of the Company to be adopted by the Company conditional upon and with effect [from the date of Listing];

•        “Amended and Restated Memorandum and Articles” are to the Amended and Restated Memorandum and the Amended and Restated Articles, collectively;

•        “Cayman Companies Act” are to the Companies Act (Revised) of the Cayman Islands;

•        “China” or the “PRC” are to the People’s Republic of China including Hong Kong and the Macao Special Administrative Region of the PRC, excluding, for the purpose of this prospectus, Taiwan regions;

•        “Hong Kong” are to Hong Kong Special Administrative Region of the PRC;

•        “Ordinary Share(s)” are to Ordinary Shares of the Company, par value $0.0001 per share;

•        “R&D” are to research and development;

•        “Renminbi” or “RMB” are to the legal currency for the time being of the PRC;

•        “ROI” are to return on investments, which is measured by quotient of the client’s revenue generated by the ad’s placement, and the customer’s cost of the ads placement;

•        SEC” or “Securities and Exchange Commission” are to the U.S. Securities and Exchange Commission;

•        “U.S.” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

•        “U.S. dollars,” “$,” and “dollars” are to the legal currency for the time being of the United States.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Representative of its over-allotment option.

JuNeng Cayman is an exempted company incorporated under the laws of the Cayman Islands with limited liability and a holding company. Our business is conducted through our subsidiary, Chongqing Haoyuqin, in China using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Corporate Structure

We are an offshore holding company incorporated under the laws of the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, our operations are conducted in China through our wholly-owned subsidiary in China, Chongqing Haoyuqin (i.e. the operating entity). This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of our initial public offering (the “IPO”), based on 2,000,000 Ordinary Shares being offered, assuming no exercise of the Representative’s over-allotment option. For more details on our corporate history, see “Corporate History and Structure.”

Yu Wang
Jia Zhong
Tao Zhao
Yu Guo
Yuzhu Guan
Jiaqi Chen
100%
100%
100%
100%
100%
100%
WY INFORMATION LIMITED (BVI)
JIA INFORMATION LIMITED (BVI)
ZT HEALTH TECHNOLOGY LIMITED (BVI)
GUO HEALTH TECHNOLOGY LIMITED (BVI)
GUAN TECHNOLOGY LIMITED (BVI)
CIQ INFORMATION LIMITED (BVI)
IPO Subscription
63.82% / 59.83%
18.00% / 16.88%
4.90% / 4.59%
4.90% / 4.59%
4.90% / 4.59%
3.48% / 3.26%
0% / 6.83%
Pre-IPO % / Post-IPO %
JuNeng Technology Limited
"JuNeng Cayman"
Cayman Islands, 2024
100%
JuNeng Information Limited
"JuNeng HK"
Hong Kong, 2024
Outside the PRC
Inside the PRC
100%
Beijing Haoyuqin Technology Co., Ltd.
(WFOE)
China, 2024
100%
Beijing Mingge Technology Co., Ltd.
"Mingge Beijing"
China, 2023
100%
Chongqing Haoyuqin Culture Media Co., Ltd.
"JuNeng Chongqing"
China, 2020

We are subject to certain legal and operational risks associated with business operations of Chongqing Haoyuqin in China, which could cause the value of our securities to significantly decline or become worthless. Applicable laws and regulations of the PRC governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of Chongqing Haoyuqin, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act, as amended by the Accelerating Act, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. Our auditor, Onestop Assurance PAC is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies whose shares are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in December 14, 2020, and it is currently subject to PCAOB inspections, having its last inspection on July 13, 2023. The PCAOB currently has access to inspect the working papers of our auditor. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Overview

The operating entity has established itself as a digital marketing solution provider in China, offering solutions that cater to customers in a variety of industries. The operating entity does not limit its services to specific regions and prides itself on its ability to adapt and cater to the needs of clients across the PRC.

One of the operating entity’s key competitive advantages is its ability to analyze the performance of short video ads. This capability is powered by its proprietary “Lucky Short Video Intelligent Data Analysis System” (i.e. the Lucky System) which examines the efficiency of different visual elements used in ads, and how various scripts, content choices, actors, stories, and styles impact ad performance. The real-time data will be useful for reviewing the performance and effectiveness of the operating entity’s ad placements and will enable it to adjust the ad placements for better marketing results.

The operating entity has developed partnerships with authorized third-party agents of leading media platforms, such as Tencent (operating WeChat and QQ), ByteDance (operating Douyin) and various emerging social media channels, through which the operating entity places ads for its customers and regards as its suppliers. This network enables it to expand the visibility and effectiveness of its clients’ campaigns across popular media platforms. The operating entity’s ability to deliver tailored, cost-effective, and efficient marketing solutions has led to its continued growth. Since its establishment in 2020, the operating entity has served approximately 1,000 customers. During the fiscal years ended March 31, 2024 and 2025, it served 138 and 377 customers, respectively. For the fiscal years ended March 31, 2025 and 2024, the operating entity reported revenue of approximately $13.28 million and $7.59 million, respectively, with net incomes of approximately $826,009 and $144,275, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to the operating entity’s success and have differentiated it from its competitors:

•        tailored end-to-end marketing solutions

•        enhanced ads placement performance supported by data analysis — self-developed “Lucky System”, and

•        highly experienced team

Growth Strategies

We intend to develop the operating entity’s business and strengthen brand loyalty by implementing the following strategies:

•        expansion of media resources and strengthening relationships with cooperating authorized third-party agents of media platforms

•        continued investment in R&D of existing technology

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of some of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section headed “Risk Factors.”

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

•        changes in the political and economic policies of the PRC government or in relations between China and the United States or other governments may materially and adversely affect the operating entity’s business, financial condition and results of operations and may result in its inability to sustain its growth and expansion strategies. See page 14 of this prospectus;

•        there are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. See page 14 of this prospectus;

•        We are a holding company incorporated under the laws of the Cayman Islands with no material operations of our own and not a Chinese operating company. Our operations are conducted in China through our wholly-owned indirect PRC subsidiary. The legal and operational risks are associated with our corporate structure as well as being based in and having the majority of our operations in China. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity. We are subject to certain legal and operational risks associated with business operations in China and the Chinese regulatory authorities could disallow our corporate structure, which could cause the value of our securities to significantly decline or become worthless. See page 16 of this prospectus;

•        substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations. See page 17 of this prospectus;

•        the PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Ordinary Shares could significantly decline in value or become worthless. See page 17 of this prospectus;

•        the CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless. See page 18 of this prospectus;

Risks Related to the Operating Entity’s Business and Industry

Risks and uncertainties related to the operating entity’s business include, but are not limited to, the following:

•        if advertisers stop purchasing digital marketing services from the operating entity or decrease the amount they are willing to spend on marketing campaigns and promotional activities, or if the operating entity is unable to establish and maintain new relationships with advertisers, its business, financial condition, and results of operations could be materially adversely affected. See page 31 of this prospectus;

•        if the operating entity fails to maintain its relationships with authorized third-party agents of media platforms, its business, results of operations, financial condition and business prospects could be materially and adversely affected. See page 32 of this prospectus;

•        as the operating entity continues to strive for business growth, we may continue to experience net cash outflow from operating activities, and we cannot assure you that we can maintain sufficient net cash inflows from operating activities. See “Risk Factors — Risks Related to the Operating Entity’s Business and Industry — As the operating entity continues to strive for business growth, we may continue to experience net cash outflow from operating activities, and we cannot assure you that we can maintain sufficient net cash inflows from operating activities.” on page 32 of this prospectus;

•        the limited operating history of the operating entity in the rapidly evolving industry makes it difficult to accurately forecast its future operating results and evaluate its business prospects. See page 33 of this prospectus;

•        we have unstable operating revenue, anticipate increases in our operating expenses in the future, and may not achieve or sustain profitability on a consistent basis. If we cannot achieve and sustain profitability, our business, financial condition, and operating results may be adversely affected. See page 34 of this prospectus;

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        there has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all. See page 43 of this prospectus;

•        certain recent initial public offerings of companies with public floats comparable to the anticipated public float of us have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares. See page 43 of this prospectus;

•        the IPO price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market. The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the IPO price. See page 44 of this prospectus;

•        you will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased. See page 44 of this prospectus;

•        if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. See page 44 of this prospectus;

Corporate Information

Our principal executive offices are located at Room 2205, Block 1, Zhongyu Square, 92# Hongjin Road, Longxi Street, Yubei District, Chongqing, China, and our phone number is +86 173-0137-9265. Our registered office in the Cayman Islands is located at the offices of Quality Corporate Services Ltd., whose physical address is Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands, Cayman Islands. We maintain a corporate website at luckyhyq.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

COVID-19 pandemic resurgences have affected the operating entity’s business operations in the following manner.

From the middle of 2022 to December 2022, the economy in China slowed down when large-scale COVID-19 resurgences happened in multiple metropolitan areas of China and restrictive measures were widely taken. Several types of COVID-19 variants have emerged in different parts of the world, as well as in China. Restrictions and temporary lockdowns had been re-imposed in certain cities in China to combat the outbreaks of COVID-19.

Since December 2022, many of the restrictive policies previously adopted by the Chinese government at various levels to control the spread of COVID-19 have been revoked or replaced with more flexible measures. It is important to note that the World Health Organization (WHO) declared that COVID-19 was no longer a “global health emergency” and China has shifted its approach and abandoned the dynamic COVID-Zero policy. Despite this change, we acknowledge that risks associated with COVID-19 may persist and continue to have negative repercussions for our operations, as well as the overall development of our business activities

See “Risk Factors — Risks Related to the Operating Entity’s Business and Industry — Pandemics, epidemics and other outbreaks, natural disasters, terrorist activities, and political unrest could disrupt the PRC operating entities’ delivery and operations, which could materially and adversely affect their business, financial condition, and results of operations.”

Permissions or Filing Procedures Required from PRC Authorities

As advised by our PRC counsel, as of the date of this prospectus, we and our subsidiaries in the PRC (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the operations of the operating entity, and (ii) do not need, except the business license, any other licenses, permissions, and approvals to engage in the businesses currently conducted in the PRC; and (iii) no permission or approval relating to our business operation have ever been denied. The WFOE and Chongqing Haoyuqin are both required to have, and each has obtained, a business license, which is requisite for all companies incorporated in China and issued by the PRC State Administration for Market Regulation (the “SAMR”) or its local counterparts. However, we cannot assure you that the operating entity will be able to receive clearance of any additional compliance requirements in a timely manner, or at all, if it is required to obtain other licenses, permissions or approvals to engage in the industry it currently operates in. Any failure of the operating entity to fully comply with such compliance requirements may cause the operating entity to be unable to begin new businesses or operations in the PRC, subject them to fines, subject relevant new businesses or operations to suspension for rectification, or other sanctions. As of the date of this prospectus, we have not been denied for any of permissions or approvals that we need to operate in China. See “Risk Factors — Risks Related to the Operating Entity’s Business and Industry — The regulatory environment of the digital marketing industry is rapidly evolving. If the operating entity fails to obtain and maintain the requisite licenses and approvals applicable to its business in China from time to time, its business, financial condition and results of operations may be materially and adversely affected.” of this prospectus.

As advised by our PRC counsel, we are subject to the Overseas Listing Trial Measures filing procedures with the CSRC and shall complete the necessary filings with the CSRC before the completion of this offering. We will submit our filing application to the CSRC after the filing of this draft registration statement, as required by the Overseas Listing Trial Measures. The filing application will be under CSRC’s review. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or any other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, including, but not limited to, the Overseas Listing Trial Measures. Although we endeavor to comply with all the applicable laws and regulations, if (i) the operating entity does not receive or maintain applicable permissions or approvals for our operation and to offer the securities being registered to investors, or (ii) we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the operating entity is required to obtain permissions or approvals in the future, the operating entity’s business operation may be materially affected. There can be no assurance that we or the operating entity can obtain all requisite approvals without material disruption to the operating entity’s business. Therefore, any failure to obtain all requisite approvals may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to CSRC the filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” and “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.”

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor any of our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. The Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the CAC, was published by the State Council on September 24, 2024 and became effective on January 1, 2025. According to the Security Administration, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the CAC. As confirmed by our PRC counsel, we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor are we subject to network data security by the CAC if the Security Administration Draft is enacted as proposed, since Chongqing Haoyuqin’s business does not involve processing users’ personal information and it is not deemed as a CIIO, nor is it an online platform operator with personal information of more than one million users. See “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.” As of the date of this prospectus, neither we nor any of our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the NPC (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the CSRC released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as order to rectify, warnings, and fines (ranging from RMB1 million to RMB10 million, or approximately $145,000 to $1,450,000). On February 24, 2023, the CSRC revised the Provisions on Confidentiality issued in 2009. The revised Provisions on Confidentiality came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives.

As advised by our PRC counsel, as of the date of this prospectus and based on the laws and regulations currently in effect, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the year ended March 31, 2024 and 2023, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC. We will submit our filing application to the CSRC after the filing of this draft registration statement, as required by the Overseas Listing Trial Measures. The filing application will be under CSRC’s review. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or any other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, including, but not limited to the Overseas Listing Trial Measures. Although we endeavor to comply with all the applicable laws and regulations, if (i) the operating entity does not receive or maintain applicable permissions or approvals for our operation and to offer the securities being registered to investors, or (ii) we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the operating entity is required to obtain permissions or approvals in the future, the operating entity’s business operation may be materially affected. There can be no assurance that we or the operating entity can obtain all requisite approvals without material disruption to the operating entity’s business. Therefore, any failure to obtain all requisite approvals may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.”

Dividend Distributions, Cash Transfer, and Tax Consequences

As of the date of this prospectus, there has been no cash transfer or transfer of other assets between our Company and our subsidiaries, nor have there been any such transfers to any investors, and none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. There has been not any dividends or distributions from the Company to its subsidiaries since incorporation of the Company. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Chongqing Haoyuqin. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see also “Prospectus Summary — Selected Condensed Consolidating Financial Schedule of the Company and Its Subsidiaries,” and our audited consolidated financial statements (“CFS”) as of and for the fiscal years ended March 31, 2025 and 2024.

To the extent cash in the business is in the PRC, such funds may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations on, the ability of our Company and Chongqing Haoyuqin by the PRC government to transfer cash. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets of our business, or of Chongqing Haoyuqin, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of cash or assets.” PRC regulations currently permit Chongqing Haoyuqin to pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, if Chongqing Haoyuqin distributes its after-tax profits for the current financial year, it is required to set aside, at a minimum, 10% of its net income, if any, to fund a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of its registered capital, and such reserve may not be distributed as cash dividends. PRC laws and regulations allow us to provide funding to Chongqing Haoyuqin only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. As a result, in the event that Chongqing Haoyuqin incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies, and governmental control of currency conversion may limit our ability to use the proceeds of this offering to make loans or additional capital contributions to Chongqing Haoyuqin, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Implications of Us Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue non-convertible debt of principal amount of more than $1 billion over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many the Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

Controlled Company

On September 13, 2024, Mr. Yu Wang, our largest shareholder who beneficially owned 19,146,000 Ordinary Shares representing 63.82% of our issued and outstanding shares, and Ms. Jia Zhong, our second largest shareholder who beneficially owned 5,400,000 Ordinary Shares representing 18.00% of our issued and outstanding shares, entered into an Acting-in-Concert Agreement (the “Acting-in-Concert Agreement”), pursuant to which they agreed to (i) consult with each other and reach a unanimous consensus before making decisions regarding matters discussed at shareholders meeting and directors meeting of the Company, and (ii) vote in accordance with the instructions of Mr. Yu Wang in the event that they cannot reach a unanimous consensus. The Acting-in-Concert Agreement shall remain effective during the period when Mr. Yu Wang and Ms. Jia Zhong remain as the largest and second largest shareholders of the Company. Immediately before the completion of this offering, Mr. Yu and Ms. Jia together own 24,546,000 Ordinary Shares, representing approximately 81.82% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement. Following the completion of this offering, our largest and second largest shareholders, Mr. Yu Wang and Ms. Jia Zhong, will together beneficially own 24,546,000 Ordinary Shares, representing approximately 76.71% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement, assuming no exercise of the over-allotment option (or approximately 76.23% assuming full exercise of the over-allotment option). Mr. Wang and Ms. Jia Zhong together will have the ability to control or significantly influence the outcome of as matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Selected Condensed Consolidating Financial Schedule of the Company and Its Subsidiaries

We conduct our business in China through Chongqing Haoyuqin. All of the Company’s revenue, costs and net income in China are generated through Chongqing Haoyuqin.

The following tables present selected condensed consolidating financial data of the Company and its subsidiaries for the fiscal years ended March 31, 2025 and 2024, and balance sheet data as of March 31, 2025 and 2024, were derived from our audited CFS for those years.

Summary Financial Data

The selected historical financial statements data for the fiscal years ended March 31, 2025 and 2024 were derived from our audited CFS for those years. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our CFS and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Consolidated Statement of Income and Comprehensive Income
(In U.S. dollars, except number of shares)

	Years Ended March 31,
	2025	2024
Revenues	$13,284,487	$7,593,682
Gross profit	$1,332,212	$292,187
Operating expenses	$(206,867)	$(164,201)
Income from operations	$1,125,345	$127,986
Other income (loss), net	$(19,079)	$23,977
Income tax expense	$(280,257)	$(7,688)
Net income	$826,009	$144,275
Earnings per share, basic	$0.0275	$0.0058
Weighted average ordinary shares outstanding	30,000,000	25,009,216
Earnings per share, diluted	$—	$—
Weighted average ordinary shares outstanding, diluted	—	—

The following table presents our summary consolidated balance sheet data as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Cash and cash equivalents	$1,551,405	$54,011
Total current assets	$3,973,185	$1,252,598
Total assets	$4,042,075	$1,253,365
Total liabilities	$812,701	$422,402
Total shareholder’s equity(deficit)	$3,229,374	$830,963
Total liabilities and shareholder’s deficit	$4,042,075	$1,253,365

The following tables present selected consolidated financial data of our Company and our subsidiaries for the years ended March 31, 2025 and 2024, and consolidated balance sheet data as of March 31, 2025 and 2024, were derived from our audited CFS for those years. We record our investments in our subsidiaries under the equity method of accounting. Such investments are presented in the selected condensed consolidated balance sheets of our Company as “Investment in subsidiaries, and the net income of the subsidiaries is presented as “Income from equity method investment” in the selected consolidated statements of operations and comprehensive loss.

Selected Consolidated Balance Sheet Data

	As of March 31, 2025
	The Company	The Company’s subsidiaries	Eliminations	Consolidated Total
Total current assets	$1,575,458	$2,397,727	$—	$3,973,185
Investments in subsidiaries	$1,692,686	$—	$(1,692,686)	$—
Total non-current assets	$—	$68,890	$—	$68,890
Total assets	$3,268,144	$2,466,617	$(1,692,686)	$4,042,075
Total current liabilities	$—	$812,701	$—	$812,701
Total non-current liabilities	$—	$—	$—	$—
Total liabilities	$—	$812,701	$—	$812,701
Total shareholder’s equity	$3,268,144	$1,653,916	$(1,692,686)	$3,229,374
Total liabilities and shareholder’s equity	$3,268,144	$2,466,617	$(1,692,686)	$4,042,075
	As of March 31, 2024
	The Company	The Company’s subsidiaries	Eliminations	Consolidated Total
Total current assets	$—	$1,252,598	$—	$1,252,598
Investments in subsidiaries	$855,520	$—	$(855,520)	$—
Total non-current assets	$—	$767	$—	$767
Total assets	$855,520	$1,253,365	$(855,520)	$1,253,365
Total current liabilities	$—	$422,402	$—	$422,402
Total non-current liabilities	$—	$—	$—	$—
Total liabilities	$—	$422,402	$—	$422,402
Total shareholder’s equity	$855,520	$830,963	$(855,520)	$830,963
Total liabilities and shareholder’s equity	$855,520	$1,253,365	$(855,520)	$1,253,365

Selected Consolidated Statement of Operations Data

	Year Ended March 31, 2025
	The Company		The Company’s subsidiaries		Eliminations		Consolidated Total
Revenue	$			$13,284,487	$			$13,284,487
Income from equity method investment		$827,338	$			$(827,338)	$
Cost of revenue	$			$(11,952,275)	$			$(11,952,275)
Gross profit	$			$1,332,212	$			$1,332,212
Total operating expenses	$			$(206,867)	$			$(206,867)
Total other income (loss), net		$(1,329)		$(17,750)	$			$(19,079)
Net income (loss)		$(1,329)		$827,338	$			$826,009
Comprehensive income (loss)		$(1,329)		$813,125	$			$811,796
	Year Ended March 31, 2024
	The Company	The Company’s subsidiaries	Eliminations	Consolidated Total
Revenue	$—	$7,593,682	$—	$7,593,682
Income from equity method investment	$144,275	$—	$(144,275)	$—
Cost of revenue	$—	$(7,301,495)	$—	$(7,301,495)
Gross profit	$—	$292,187	$—	$292,187
Total operating expenses	$—	$(164,201)	$—	$(164,201)
Total other income (loss), net	$—	$23,977	$—	$23,977
Net income (loss)	$—	$144,275	$—	$144,275
Comprehensive income (loss)	$—	$135,977	$—	$135,977

Selected Consolidated Statement of Cash Flows

	Year Ended March 31, 2025
	The Company		The Company’s subsidiaries		Eliminations	Consolidated Total
Net cash provided by (used in) operating activities		$(1,329)		$675,092	$		$673,763
Net cash used in investing activities	$		$		$	$
Net cash provided by (used in) financing activities		$818,182		$9,805	$		$827,987
	Year Ended March 31, 2024
	The Company	The Company’s subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$—	$(770,932)	$—	$(770,932)
Net cash used in investing activities	$—	$—	$—	$—
Net cash provided by (used in) financing activities	$—	$759,709	$—	$759,709

THE OFFERING

Securities offered by us	2,000,000 Ordinary Shares
Over-allotment option

We have granted the Representative an option, exercisable for 45 days from the closing of this offering, to purchase up to an aggregate of 10% additional Ordinary Shares at the IPO price, less underwriting discounts.

Price per Ordinary Share	The assumed public offering price is between $4.00 to $5.00 per Ordinary Share.
Ordinary Shares outstanding prior to completion of this offering	30,000,000 Ordinary Shares. See “Description of Share Capital” for more information.
Ordinary Shares outstanding immediately after this offering	32,000,000 Ordinary Shares, assuming no exercise of the Representative’s over-allotment option 32,200,000 Ordinary Shares, assuming full exercise of the Representative’s over-allotment option
Listing	We have submitted our listing application to Nasdaq to list our Ordinary Shares under the symbol “NENG.”
Ticker symbol	“NENG”
Transfer Agent	Transhare Corporation
Use of proceeds

We intend to use the proceeds from this offering for working capital and general corporate purposes, research and development of our proprietary technology, and talent acquisition and training. See “Use of Proceeds” on page 56 for more information.

Lock-up

We, on behalf of ourselves and any successor entity, have agreed that, without the prior written consent of the Representative, we will not, for a period of six months after the closing of the offering, (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for our Ordinary Shares.

All of our directors and officers and our shareholders of 5% of more of our Ordinary Shares have agreed with the Representative, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months from the effective date of the registration statement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 14 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Doing Business in China

Changes in the political and economic policies of the PRC government or in relations between China and the United States or other governments may materially and adversely affect the operating entity’s business, financial condition and results of operations and may result in its inability to sustain its growth and expansion strategies.

Substantially all of the operating entity’s operations are conducted in Chongqing, PRC, and all of its revenue is generated from the PRC. Accordingly, the operating entity’s financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, regulating financial services and institutions, and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, rate of growth has been different, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on the operating entity or us. Our financial condition and results of operations could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to it. In addition, the PRC government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activities.

In July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through variable interest entity, or VIE, arrangements. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As all of the operating entity’s operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China-based companies could adversely affect its business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with the operating entity’s operations, and the market price of our Ordinary Shares may also be adversely affected.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

All of the operating entity’s operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. The operating entity is subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of the operating entity’s violation of these policies and rules until after the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection the operating entity enjoys than in more developed legal systems. These uncertainties may impede the operating entity’s ability to enforce the contracts it has entered into and could materially and adversely affect its business, financial condition and results of operations.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law (the “Illegal Securities Opinions”), which were made available to the public on July 6, 2021. The Illegal Securities Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to address with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Illegal Securities Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Illegal Securities Opinions and any related implementing rules to be enacted may subject the operating entity to compliance requirements in the future.

On July 10, 2021, the CAC issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which required that, among others, in addition to a CIIO,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

The Regulations on the Network Data Security Management was published by the State Council on September 24, 2024 and became effective on January 1, 2025. The Regulations on Network Data Security Management provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Sino Pro Law Firm, the operating entity does not process users’ personal information and it is not deemed to be a CIIO nor is it an online platform operator with personal information of more than one million users.

The operating entity is a digital marketing service provider, and neither the Company nor its subsidiaries engage in data activities as defined under the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries are operators of any “critical information infrastructure” as defined under the Cybersecurity Law of the PRC (the “Cybersecurity Law”) and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review

(2021 version) and the Regulations on Network Data Security Management were adopted, and the Illegal Securities Opinions remain unclear on how such measures will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us or our subsidiaries. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us or our subsidiaries, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us and our subsidiaries, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On February 17, 2023, the CSRC released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. Any failure to comply with such filling procedures may result in administrative penalties, such as orders to rectify, warnings, and fines. On February 24, 2023, the CSRC revised the Provisions on Confidentiality issued in 2009. The revised Provisions on Confidentiality came into effect on March 31, 2023, which provide that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.”

If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such additional approvals, which could significantly limit or completely hinder our ability to later offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

We are a holding company incorporated under the laws of the Cayman Islands with no material operations of our own and not a Chinese operating company. Our operations are conducted in China through our wholly-owned indirect PRC subsidiary. The legal and operational risks are associated with our corporate structure as well as being based in and having the majority of our operations in China. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity.

We are a holding company incorporated under the laws of the Cayman Islands with no material operations of our own and not a Chinese operating company. Our operations are conducted in China through our wholly-owned indirect PRC subsidiary. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Chinese law prohibits foreign investment in certain industries, although as advised by our PRC counsel, Sino Pro Law Firm, we do not believe that such restrictions apply to the industry in which we operate. However, we are still subject to certain legal and operational risks associated with business operations in China and the Chinese regulatory authorities could disallow our corporate structure, which could cause the value of our securities to significantly decline or become worthless.

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the NPC approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three then existing laws on foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the State Council approved the Implementation Rules, which came into effect on January 1, 2020. Since the Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. The Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a management system of pre-establishment national treatment with a “negative list” for foreign investments, pursuant to which (i) an FIE under PRC law shall not invest in any sector forbidden by the negative list for access of foreign investment, (ii) for any sector restricted by the negative list, an FIE shall conform to the investment conditions provided in the negative list, and (iii) sectors not included in the negative list shall be managed under the principle that domestic investment and foreign investment shall be treated equally.

The currently effective negative list is the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2024 Version) (the “2024 Negative List”), which was published by the Ministry of Commerce (“MOFCOM”) and National Development and Reform Commission (the “NDRC”) on September 6, 2024, and became effective on November 1, 2024. In addition, in October 2022, the MOFCOM and the NDRC also jointly promulgated the Encouraged Foreign Investment Industry Catalogue (2022), which became effective on January 1, 2023. Industries that are not listed in the 2024 Negative List are permitted areas for foreign investments and are generally open to foreign investment unless specifically restricted by other PRC regulations. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold majority interests in such joint ventures. In addition, projects in the restricted category may be subject to higher-level government approval requirements. Foreign investors are not allowed to invest in industries in the prohibited category.

Chongqing Haoyuqin is a digital marketing solution provider in China, operating in an industry that is not prohibited or restricted in the 2024 Negative List that is currently effective as of the date of this prospectus. However, it is uncertain whether the digital marketing industry, in which Chongqing Haoyuqin operates, will be subject to the foreign investment restrictions or prohibitions set forth in any “negative list” to be issued in the future. There are uncertainties as to how the Foreign Investment Law would be further interpreted and implemented. We cannot assure you that the interpretation and implementation of the Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact our corporate governance and business operations in any aspect.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Ordinary Shares could significantly decline in value or become worthless.

As advised by our PRC counsel, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we are currently not required to obtain any other approval from any other Chinese authorities to list on U.S. exchanges, as of the date of this prospectus. However, if our Company or any of our PRC subsidiaries are required to obtain any other approvals in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we may not be able to continue listing on U.S. exchanges, or continue to offer securities to investors, and it may materially affect the interest of the investors and cause significantly depreciation of our price of Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

Furthermore, it is uncertain when and whether we will be required to obtain any other permission from the PRC government to list on U.S. exchanges, and even when such permission is obtained, whether it will be later denied or rescinded. As of the date of this prospectus, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we believe we are currently not required to obtain any other permission from any of the PRC national or local government regulatory entities to list on a U.S. exchange, and have not received any denial to list on the U.S. exchange. However, the operating entity’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Recent statements by the Chinese government indicate an intent, and the PRC government may take actions, to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, could, if implemented, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. If the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited CFS for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China. Where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

On the same day as the Overseas Listing Trial Measures released, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained clearance from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing.

As advised by our PRC counsel, since the operating entity accounted for more than 50% of our consolidated revenue, profit, total assets or net assets for the year ended March 31, 2024 and 2023, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC and shall have completed the filing procedures with the CSRC before the completion of this offering. We will submit our filing application to the CSRC after the filing of this draft registration statement, as required by the Overseas Listing Trial Measures. The filing application will be under CSRC’s review.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) the domestic companies are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations, and no conclusion has yet been made thereof; (5) if there are material ownership disputes over the equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Since these statements and regulatory actions by the PRC government are newly published and there exists uncertainty with respect to their requirements and implementation, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or the PRC operating entities’ daily business operation, the ability to accept foreign investments and listing on U.S. exchanges. We cannot assure you that we will be able to fully comply with such rules, to conduct this offering, to maintain the listing status of our securities, or to conduct any overseas securities offerings in the future.

The Overseas Listing Trial Measures, will subject us to additional compliance requirements in the future, and although we received confirmation of the completion of the filing process for this offering, we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Trial Measures in any future subsequent offerings on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, majority our senior executive officers reside within China and are PRC nationals. As a result, it may be difficult for the shareholders outside of China, including U.S. shareholders, to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands, the United States and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the Securities Law of the PRC, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. While neither detailed interpretations of, nor implementing rules under, Article 177 have been promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China. Our Ordinary Shares could significantly decline in value or become worthless.

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation (the “SAT”), the State Administration of Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange (the “SAFE”), jointly adopted the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, that the CSRC approval is not required in the context of this offering, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (ii) we established Chongqing Haoyuqin by means of direct investment rather than by merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as our ability to complete this offering. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Ordinary Shares offered by this prospectus. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur. See “Regulation — M&A Rules and Overseas Listings.”

In addition, the security review rules issued by the MOFCOM that took effect in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, other than those requisite for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities including the CSRC, CAC or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, except business license which all companies incorporated in China should obtain, we do not need any other license, permission or approval to engage in the businesses currently conducted in China. The WFOE and Chongqing Haoyuqin have both obtained a business license issued by the SAMR’s local counterpart of the city in which they are incorporated. As advised by our PRC counsel, we are subject to the Overseas Listing Trial Measures for filing procedures with the CSRC. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.” The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

In the future, we may grow our business by acquiring businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, if required, could require management’s time, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or limit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of the MOFCOM or other PRC governmental authorities for our completed or ongoing mergers and acquisitions. There is no assurance that, if we plan to make an acquisition, we can obtain such approval from the MOFCOM or any other relevant PRC governmental authorities for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

In addition, on July 6, 2021, the relevant PRC government authorities made public the Illegal Securities Opinions. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to address the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Illegal Securities Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law of the PRC (the “Data Security Law”). As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage.

On July 10, 2021, the CAC issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which proposes to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users.

On November 14, 2021, the CAC issued the Regulations on Network Data Security Management (draft for public comments), which set forth cyber data security compliance requirements in greater detail. The Regulations on the Network Data Security Management was published by the State Council on September 24, 2024 and became effective on January 1, 2025.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, we are not among the CIIOs or “online platform operators” as mentioned above. The operating entity is a digital marketing solutions provider and is not engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. The operating entity is not an operator of any “critical information infrastructure” as defined under the Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review and the Regulations on the Network Data Security Administration were recently adopted, and the Illegal Securities Opinions remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us and our subsidiaries. If we inadvertently conclude that the Measures for Cybersecurity Review do not apply to us or our subsidiaries, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review become applicable to us or our subsidiaries, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review, which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On February 17, 2023, the CSRC released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. On February 24, 2023, the CSRC revised the Provisions on Confidentiality issued in 2009. The revised Provisions on Confidentiality came into effect on March 31, 2023. As advised by our PRC counsel, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the years ended March 31, 2024 and 2023, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC. We will submit our filing application to the CSRC once this draft registration statement has been submitted.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or any other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, including, but not limited to the Overseas Listing Trial Measures. Although we endeavor to comply with all the applicable laws and regulations, if (i) the operating entity does not receive or maintain applicable permissions or approvals for our operation and to offer the securities being registered to investors, or (ii) we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the operating entity is required to obtain permissions or approvals in the future, the operating entity’s business operation may be materially affected. There can be no assurance that we or the operating entity can obtain all requisite approvals without material disruption to the operating entity’s business. Therefore, any failure to obtain all requisite approvals may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.”

As advised by our PRC counsel, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we are not required to obtain any other permission from any other PRC governmental authorities to offer securities to foreign investors, as of the date of this prospectus. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering and offering securities to foreign investors. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the Anti-Monopoly Law of the PRC (the “Anti-Monopoly Law”), companies undertaking acquisitions relating to businesses in China must notify the SAMR, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target, while under the M&A Rules, the approval of the MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. As a result, the transactions, if any, we may undertake could be subject to the SAMR merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the SAMR, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. If the practice of the SAMR and the MOFCOM remains unchanged, our ability to carry out our acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether we will be able to complete large acquisitions in the future in a timely manner or at all.

Failure to comply with PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or Chongqing Haoyuqin to liability or penalties, limit our ability to inject capital into Chongqing Haoyuqin or limit Chongqing Haoyuqin’s ability to increase their registered capital or distribute profits.

The SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (the “SAFE Circular 37”), on July 4, 2014, which replaced the former circular commonly known as the “SAFE Circular 75” promulgated by the SAFE on October 21, 2005. The SAFE Circular 37 requires PRC residents to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in the SAFE Circular 37 as a “special purpose vehicle.” The SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required the SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various registration requirements with the SAFE described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of Ordinary Shares who we know are PRC residents of their filing obligation, and all substantial beneficial owners have completed the necessary registration with the local SAFE branch or qualified banks as required by the SAFE Circular 37. However, we may not at all times be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with the SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to the SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or Chongqing Haoyuqin to fines and legal sanctions. Furthermore, since it is unclear how the SAFE Circular 37, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategies. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to Chongqing Haoyuqin and limit Chongqing Haoyuqin’s ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, the SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any share incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of share options and the purchase or sale of shares and interests. In the event we adopt an equity incentive plan, our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under the equity incentive plan will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into Chongqing Haoyuqin and limit Chongqing Haoyuqin’s ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies, and governmental control of currency conversion, may limit our ability to use the proceeds of this offering to make loans or additional capital contributions to Chongqing Haoyuqin, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through Chongqing Haoyuqin. We may make loans to Chongqing Haoyuqin that are subject to the approval from governmental authorities and limitations on borrowed amounts, or we may make additional capital contributions to Chongqing Haoyuqin.

Any loans to a wholly foreign-owned enterprise in China, which is treated as an FIE under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our WFOE in China to finance its activities cannot exceed statutory limits and must be registered with the local counterparts of the SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprise or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (the “SAFE Circular 19”), effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although the SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of an FIE to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in China in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (the “SAFE Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in the SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of the SAFE Circular 19 and the SAFE Circular 16 could result in administrative penalties. The SAFE Circular 19 and the SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our WFOE, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, the SAFE issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation (the “SAFE Circular 28”), which took effect on the same day. The SAFE Circular 28, subject to certain conditions, allows FIEs whose business scope does not include investment, or non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since the SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to Chongqing Haoyuqin in or future capital contributions by us to our WFOE in China. As a result, uncertainties exist as to our ability to provide prompt financial support to Chongqing Haoyuqin when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may need dividends and other distributions on equity paid by Chongqing Haoyuqin to satisfy our liquidity requirements and any limitation on the ability of Chongqing Haoyuqin to transfer cash out of China and/or make remittances to pay dividends to us could limit our ability to access cash generated by the operations of Chongqing Haoyuqin.

We are a holding company incorporated under the laws of the Cayman Islands. We may need dividends and other distributions of equity paid by Chongqing Haoyuqin to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. The laws, rules and regulations applicable to Chongqing Haoyuqin permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Amounts restricted include paid-in capital and statutory reserves of Chongqing Haoyuqin as determined pursuant to PRC generally accepted accounting principles. Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. As of March 31, 2025 and 2024, these restricted assets totaled $432,662 and $422,833, respectively, due to paid-in capital of Chongqing Haoyuqin. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China, and may adversely affect our business, financial condition and results of operations.

Limitations on the ability of Chongqing Haoyuqin to make remittances to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008 and were last amended on December 29, 2018, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (the “SAT Circular 82”), on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by individuals or foreign enterprises, the determining criteria set forth in SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income, and our profitability and cash flow may be materially reduced as a result of our global income being taxed under the PRC Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may be subject to PRC tax.

Under the PRC Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at the source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Ordinary Shares, and any gain realized from the transfer of our Ordinary Shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Regulation — Regulations Related to Taxation.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of Ordinary Shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of our Ordinary Shares by such investors are subject to PRC tax, the value of your investment in our Ordinary Shares may decline significantly.

Pursuant to the Arrangement between the PRC and the Hong Kong for the Avoidance of Double Taxation and Tax Evasion on Income (the “Tax Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise, as the beneficial owner, owns no less than 25% of a PRC entity. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (the “Administrative Measures”), which took effect in November 2015, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, JuNeng HK may be able to enjoy the 5% withholding tax rate for the dividends from WFOE, if the conditions prescribed under Circular 81 and other relevant tax rules and regulations are satisfied. However, according to Circular 81, if the relevant tax authorities consider the related transactions or arrangements are for the primary purpose of enjoying favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. See “Material Income Tax Consideration — PRC Enterprise Taxation — Income Tax in PRC.”

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises (the “SAT Circular 7”). The SAT Circular 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, the SAT Circular 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. The SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises (the “SAT Circular 37”), which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is deemed an “Indirect Transfer” pursuant to SAT Circular 7 and SAT Circular 37, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under the SAT Circular 7 and/or the SAT Circular 37. For transfer of shares in our company that do not qualify for the public securities market safe harbor by investors who are non-PRC resident enterprises, Chongqing Haoyuqin may be requested to assist in the filing under the SAT Circular 7 and/or the SAT Circular 37. As a result, we may be required to comply with the SAT Circular 7 and/or the SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

All of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, Chongqing Haoyuqin may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the SAFE’s approval by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC and/or transfer cash out of China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, the SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policies adopted by the PRC government. In August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of RMB against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. It is difficult to predict how market forces or PRC or U.S. government policies, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange Company market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our shares in foreign currency terms may be adversely affected. We may not be able to pay dividends in foreign currencies to our shareholders. Appreciation of RMB to U.S. dollar will result in exchange loss, while depreciation of RMB to U.S. dollar will result in exchange gain.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the operating entity to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing provident fund contribution and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirements of employee benefit contribution plans enacted by each local governments in China varies, given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

According to our PRC legal counsel, the operating entity signed labor contracts with all of its employees. However, the operating entity did not pay social insurance contributions and housing provident fund contributions in full for all of the employees for the fiscal years ended March 31, 2025 and 2024. According to the Social Insurance Law of the PRC, it may be ordered to pay the outstanding social insurance contributions within a prescribed deadline and liable for a late payment fee equal to 0.05% of the outstanding amount for each day of delay. Further, it may be liable for a fine of one to three times the amount of the outstanding contributions, provided that it still fails to pay the outstanding social insurance contributions within the prescribed deadline. According to the Regulations on Management of Housing Provident Fund Contribution, an enterprise that fails to make housing fund contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify the non-compliance by the stipulated deadline, it be may be subject to a fine ranging from RMB10,000 (approximately $1,400) or RMB50,000 (approximately $7,000) and an application may be made to a local court for compulsory enforcement.

As of the date of this prospectus, no administrative actions, fines or penalties have been imposed by the relevant PRC government authorities with respect to such non-compliance, nor has any order been received by the operating entity to settle the outstanding amount of social insurance contributions and housing provident fund contributions. Such fees and fines, if and when imposed, could adversely affect our financial condition and results of operations.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. For example, on December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies whose shares are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in December 14, 2020, and it is currently subject to PCAOB inspections, having its last inspection on July 13, 2023. The PCAOB currently has access to inspect the working papers of our auditor. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

To the extent cash or assets of our business, or of Chongqing Haoyuqin, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of case or assets.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, if we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Chongqing Haoyuqin. As a result, in the event that Chongqing Haoyuqin incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may be subject to PRC tax.”

The PRC government also imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and Chongqing Haoyuqin’s income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the payment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

PRC laws and regulations related to our current business operations are sometimes vague and uncertain and any changes in such laws and regulations, which may be quick with little advance notice, and interpretations of which may impair our ability to operate profitably.

Although we have ownership of Chongqing Haoyuqin and currently do not have or intend to have any contractual arrangement to establish a VIE structure with any entity in the PRC, we are still subject to certain legal and operational risks associated with Chongqing Haoyuqin. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of Chongqing Haoyuqin’s arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we and Chongqing Haoyuqin rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

Risks Related to the Operating Entity’s Business and Industry

If advertisers stop purchasing digital marketing services from the operating entity or decrease the amount they are willing to spend on marketing campaigns and promotional activities, or if the operating entity is unable to establish and maintain new relationships with advertisers, its business, financial condition, and results of operations could be materially adversely affected.

The operating entity’s digital marketing services are designed to help advertisers drive consumer demand, increase sales, and achieve operating efficiencies. Thus, the operating entity’s relationships with advertisers primarily depend on its ability to deliver quality marketing services at attractive volumes and prices. If advertisers are dissatisfied with the effectiveness of the marketing campaigns provided by the operating entity, they may stop purchasing its digital marketing services or decrease the amount they are willing to spend on marketing campaigns and promotional activities. The operating entity’s agreements with advertisers are largely short-term agreements, and advertisers may cease purchasing its digital marketing services at any time with no prior notice.

In addition to the quality of the operating entity’s digital marketing services, the willingness of advertisers to spend their digital marketing budget through it, which is critical to its business and its ability to generate revenue, can be influenced by a variety of factors, including:

•        macro-economic and social factors: domestic, regional, and global social, economic, and political conditions; economic and geopolitical challenges; and economic, monetary, and fiscal policies;

•        industry-related factors: the trends, preferences, and habits of audiences towards digital marketing and the development of varying forms of digital marketing and content; and

•        advertiser-specific factors: an advertiser’s specific development strategies, business performance, financial condition, and sales and marketing plans.

In view of the above, we cannot ensure you that the operating entity’s advertisers will continue to purchase its services or that it will be able to replace, in a timely and effective manner, departing advertisers with potential new and quality advertisers. Neither can we guarantee the amount of digital marketing services the operating entity’s advertisers will purchase from it, or that it will be able to attract new advertisers or increase the amount of revenue it earns from advertisers over time. If the operating entity is unable to maintain existing relationships with its advertisers or continue to expand its advertiser base, the demand for its marketing services will not grow and may even decrease, which could materially and adversely affect its revenue and profitability.

If the operating entity fails to maintain its relationships with authorized third-party agents of media platforms, its business, results of operations, financial condition and business prospects could be materially and adversely affected.

The operating entity has established and maintained relationships with authorized third-party agents of a wide range of media. Its future growth will depend on its ability to maintain its relationships with authorized third-party agents of existing media platforms as well as building partnerships with those of new media.

In particular, the operating entity keeps a close connection with authorized third-party agents of media platforms, such as Wechat and Douyin, the operating entity has no direct contact with. The operating entity’s relationships with such agents are mainly governed by agreements which provide for, among other things, the duration of the agreement, credit periods, and the rebate polices offered to us. Most of the media that the operating entity procures for its advertisers require prepayment or offer relatively short credit periods — often one to three days after the agents provide a cost statement. Credit periods are the time frame within which the operating entity must settle payments for traffic acquisition costs, or the time frame within which the operating entity must prepay the suppliers for the agreed prepaid amount. Rebate policies are incentives provided by agents of media platforms, mainly based on gross advertising spending; the rebate rate and specific policies vary by agent. Such rebates are primarily (i) in the form of advances to suppliers for future traffic acquisition, (ii) used to offset the accounts payable the operating entity owes to them, or (iii) paid in cash. These agreements typically have a term of one year or shorter, and are subject to renewal upon expiry. The commercial terms under the agreements are subject to renegotiation when they are renewed. Besides, these agents usually retain the right to terminate the cooperative relationship based on business needs at their discretion.

Hence, there is no assurance that the operating entity can maintain stable cooperative relationships with any authorized third-party agents of media platforms. Moreover, its relationships with authorized third-party agents of media platforms could be adversely affected if it cannot meet the target minimum advertising spend stipulated in the relevant agreements.

If any authorized third-party agents of media platforms ends its cooperative relationship with the operating entity or imposes commercial terms which are less favorable to it, or the operating entity fails to secure cooperative relationships with new agents, it may lose access to the relevant advertising channels, lose its advertiser clients, and lose potential revenue. As a result, the operating entity’s business, results of operations, financial condition and prospects may be materially and adversely affected.

Also, the operating entity’s business depends on its operators of media platforms to deliver their advertising services on their respective platforms, which in turn rely on their performance, reliability and stability of the Internet infrastructure and telecommunications systems. As a result, any interruption or failure of their information technology and communications systems may undermine the delivery of the operating entity’s advertising services and cause it to lose advertisers, and its business, financial condition and results of operations would be adversely affected.

In addition, the operating entity depends on the accuracy and genuineness of advertising performance data and other data provided by media platforms through their authorized third-party agents in evaluating the effectiveness of its advertisers’ advertising campaigns and calculating the amount of rebates or incentives that it is entitled to receive from agents. If the advertising performance data or other data provided by media is inaccurate or fraudulent, it may undermine the operating entity’s optimization efforts to achieve better performance for its advertisers’ ads. This could also result in disputes with its advertisers and media, harm to its reputation and loss of its advertisers and media, and adversely affect its business, results of operations and financial condition.

As the operating entity continues to strive for business growth, we may continue to experience net cash outflow from operating activities, and we cannot assure you that we can maintain sufficient net cash inflows from operating activities.

We reported net cash provided by in operating activities of approximately $673,763 for the fiscal year ended March 31, 2025 and cash used in operating activities of approximately $770,932 for the fiscal year 2024. During the fiscal years ended March 31, 2025 and 2024, certain media the operating entity procured for its advertisers required prepayment or offer relatively short credit periods to it. While the operating entity has used reasonable efforts to align credit terms granted to it in connection with a particular authorized third-party agents of media platforms when it offers credit terms to advertisers using the relevant media, in cases where it engages in cross-selling of ad inventories or services of different media to its existing advertisers, it usually aligns the credit terms it offers to such advertisers to the most favorable terms offered to it among the media used. Moreover, the operating entity may offer more competitive terms to selected advertisers of established business relationship with it or of significant size, with significant market impact or strategic value, while their choices of media may not offer comparable credit terms to the operating entity or at all. In addition, during the fiscal years ended March 31, 2025 and 2024, the operating entity was required by certain authorized third-party agents to place deposits as performance security, and it may elect to make deposits associated with committed advertising spend on behalf of selected advertisers as required by certain authorized third-party agents of media platforms before running their advertising campaigns. The operating entity considers the above practices to be generally in line with the industry practice and competitive landscape, and it expects these practices to continue in the foreseeable future.

All the above have contributed to a timing mismatch in our operating cash flow, as such impact is generally positively correlated with our business volume. As the operating entity further expands its business, our requirements for working capital and other necessary payments (such as capital expenditures) will increase. The operating entity’s operations may not generate sufficient cash flows to meet our operating and capital requirements in the future. We cannot assure you that going forward we will be able to reverse back to a net operating cash inflow position, or generate sufficient cash inflow from the operating entity’s operations or obtain adequate debt or equity financing at reasonable costs, or at all, to meet such requirements. If we fail to successfully manage our working capital needs or acquire adequate funding to finance our expansion, our ability to pay authorized third-party agents of media platforms and employees and otherwise fund our operations and expansion could be impaired, and our business, financial condition and results of operations may be materially and adversely affected.

The limited operating history of the operating entity in the rapidly evolving industry makes it difficult to accurately forecast its future operating results and evaluate its business prospects.

The operating entity launched its digital marketing services business in 2020 and has since seen the growth of its business. We expect the operating entity will continue to grow as it seeks to expand its advertiser and media bases and explore new market opportunities. However, due to its limited operating history, its historical growth rate may not be indicative of its future performance. The digital marketing industry in China is rapidly evolving due to the constant development of digital technology and the variety of consumer demand. The operating entity’s future performance may be more susceptible to certain risks than a company with a longer operating history or in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

•        the operating entity’s ability to maintain, expand, and further develop its relationships with advertisers to meet their increasing demands;

•        the operating entity’s ability to introduce and manage the development of new digital marketing services;

•        the continued growth and development of the digital marketing industry;

•        the operating entity’s ability to keep up with the technological developments or new business models of the rapidly evolving digital marketing industry;

•        the operating entity’s ability to attract and retain qualified and skilled employees;

•        the operating entity’s ability to effectively manage our growth; and

•        The operating entity’s ability to compete effectively with its competitors in the digital marketing industry.

We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect the operating entity’s business, results of operations, financial condition, and future prospects.

Certain customers contributed to a significant percentage of our total revenue during the fiscal years ended March 31, 2025 and 2024, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects.

During the fiscal years ended March 31, 2025 and 2024, we derived a significant percentage of our total revenue from a few customers. Our five largest customers accounted, in the aggregate, for approximately 44.2% and 32.0% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively. Customer A and Customer F were, respectively, our top two customers during fiscal years ended March 31, 2025 and 2024, with Customer C accounting for approximately 22.3% of our total revenues for the fiscal year 2025 and Customer A accounting for approximately 15.3%

of our total revenues for the fiscal year 2024. The identities of its customers vary depending on the type of revenue and the nature of the business transaction, comprising both advertisers and media (or their authorized agencies). See “Business — Customers, Sales, and Marketing.”

The operating entity typically enters into agreements with these top customers with a term of one year or shorter, which are subject to renewal after expiry. Any failure to renew these agreements or any termination of such agreements may have a material adverse impact on our results of operations.

There are a number of factors, including the operating entity’s performance, that could cause the loss of, or decrease in the volume of business from, a customer. Even though it has a strong record of performance, we cannot assure you that the operating entity will continue to maintain the business cooperation with these customers at the same level, or at all. The loss of business from one or more of these significant customers, or any downward adjustment of the rates of rebates and incentives paid by media (or their authorized agencies), could materially and adversely affect the operating entity’s revenue and profit. Furthermore, if any significant advertiser or media terminates its relationship with it, we cannot assure you that the operating entity will be able to secure an alternative arrangement with comparable advertiser or media in a timely manner, or at all.

We have unstable operating revenue, anticipate increases in our operating expenses in the future, and may not achieve or sustain profitability on a consistent basis. If we cannot achieve and sustain profitability, our business, financial condition, and operating results may be adversely affected.

We have had significantly unstable and volatile operating revenue — specifically, our total revenue increased by approximately $5.69 million, or 75%, to approximately $13.28 million for the fiscal year ended March 31, 2025 from approximately $7.59 million for the fiscal year ended March 31, 2024, primarily due to provision of digital marketing solutions services to more customers. During the fiscal years ended March 31, 2025, the number of advertiser customers that the operating entity served was 377, which was 239 more than for fiscal year 2024. In addition, we reported net income of approximately $826,009 for the fiscal year ended March 31, 2025, representing an increase of approximately $681,734 from net income of approximately $144,275 for the fiscal year ended March 31, 2024. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations.” We cannot assure you that we will achieve or maintain profitability on a consistent basis. Our revenue growth may slow or our revenue may decline for a number of reasons, including reduced demand for the operating entity’s digital marketing services, increased competition, or our failure to capitalize on growth opportunities. Meanwhile, we expect our overall selling, general, and administrative expenses, including marketing expenses, salaries, and professional and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. In addition, we also expect to incur significant additional legal, accounting, and other expenses as a newly public company. These efforts and additional expenses may be costlier than we currently expect, and there is no assurance that we will be able to maintain sufficient operating revenue to offset our operating expenses. Any failure to increase revenue or to manage our costs as we continue to grow and invest in our business would prevent us from achieving or maintaining profitability or maintaining positive operating cash flow at all, or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer.

The operating entity is in the highly competitive digital marketing service industry and it may not be able to compete successfully against existing or new competitors, which could reduce its market share and adversely affect its competitive position and financial performance.

There are numerous companies that specialize in the provision of digital marketing services in China. The operating entity competes primarily with its competitors and potential competitors for access to quality ad inventory, agency relationships with popular media, and advertiser base. The digital marketing industry in China is rapidly evolving. Competition can be increasingly intensive and is expected to increase significantly in the future. Increased competition may result in price reductions for advertising services, decrease in the rates of rebates and incentives offered by media to their authorized agencies, reduced margins and loss of our market share. The operating entity competes with other competitors in China primarily on the following bases:

•        brand recognition;

•        quality of services;

•        effectiveness of sales and marketing efforts;

•        optimization capability;

•        pricing, rebate and discount policies;

•        strategic relationships; and

•        hiring and retention of talented staff.

The operating entity’s existing competitors may in the future achieve greater market acceptance and recognition, secure authorized agency status with increasing number of popular media, and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative, optimization or other advantages over those offered by the operating entity, its business, results of operations and financial condition would be negatively affected.

The operating entity’s existing and potential competitors may enjoy competitive advantages over it, such as a longer operating history, greater brand recognition, a larger advertiser base, greater access to ad inventory, and significantly greater financial, technical and marketing resources.

The operating entity also competes with traditional forms of media, such as newspapers, magazines, radio and television broadcast, for advertisers and advertising revenue.

If the operating entity fails to compete successfully, it could lose out in procuring advertisers, securing agency relationships with potential authorized third-party agents of media platforms and acquiring access to ad inventory, which could have an adverse impact on our business, results of operations, and prospects. We also cannot assure you that the operating entity’s strategies will remain competitive or that they will continue to be successful in the future. Increasing competition could result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

If the operating entity fails to improve its services to keep up with the rapidly changing demands, preferences, advertising trends, or technologies in the digital marketing industry, its revenue and growth could be adversely affected.

We consider the digital marketing industry to be dynamic, as the operating entity faces (i) constant changes in audiences’ interests, preferences, and receptiveness over different advertisement formats, (ii) evolution of the needs of advertisers in response to shifts in their business needs and marketing strategies, and (iii) innovations in the means on digital marketing. As a result, the operating entity’s success depends not only on its ability to offer proper choices of media, deliver effective optimization services, and provide creative advertising ideas, but also on its ability to adapt to rapidly changing online trends and technologies to enhance the quality of existing services and to develop and introduce new services to address advertisers’ changing demands.

The operating entity may experience difficulties that could delay or prevent the successful development, introduction, or marketing of our new services. Any new service or enhancement will need to meet the requirements of its existing and potential advertisers and may not achieve significant market acceptance. If the operating entity fails to keep pace with changing trends and technologies, continue to offer effective optimization services and creative advertising ideas to the satisfaction of its advertisers, or introduce successful and well-accepted services for its existing and potential advertisers, the operating entity may lose its advertisers and our revenue and growth could be adversely affected.

Limitations on the availability of data and the operating entity’s ability to analyze such data could significantly restrict its optimization capability and cause it to lose advertisers, which may harm its business and results of operations.

The operating entity’s capability to plan and optimize advertising campaigns is partly dependent on the availability of data generated by the media based on the ad interaction behavior between such media and their end users. Its access to such data from media is limited by the relevant media’s data policies. Typically, the operating entity can only access data that are made available by the media to it or their authorized agencies. In addition, there is no assurance that the government will not adopt legislation that prohibits or limits collection of data on the Internet and the use of such data, or that third parties will not bring lawsuits against the media or the operating entity relating to Internet privacy and data collection. As of the date of this prospectus, as confirmed by our PRC counsel, the operating entity’s business operations are in compliance with the relevant laws and regulations on data protection and privacy, including the Cyber Security Law of the PRC, which was enacted by the SCNPC on November 7, 2016 and became effective on

June 1, 2017, the Measures for Cybersecurity Review, and the Regulations on Network Data Security Management was promulgated by the State Council on September 24, 2024 and became effective on January 1, 2025. See “— Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” Due to the recent development of laws and regulations on data protection and privacy and evolving interpretations of competent authorities, media and digital marketing service providers will be subject to more stringent requirements on data sharing with third-parties, which may limit our ability to obtain data from them. Therefore, we cannot assure you that the operating entity will be in full compliance with all applicable laws and regulations on data protection and privacy in the future.

In the event of any future non-compliance with laws and regulations on data protection and privacy, the operating entity may be unable to provide effective services and may lose its advertisers, and our business, financial condition and results of operations would be adversely affected. Lawsuits or administrative inquiries relating to Internet privacy and data collection could also be costly and divert management resources, and the outcome of such lawsuits or inquiries may be uncertain and could harm our business.

The regulatory environment of the online advertising industry is rapidly evolving. If the operating entity fails to obtain and maintain the requisite licenses and approvals applicable to its business in China from time to time, its business, financial condition and results of operations may be materially and adversely affected.

As confirmed by our PRC counsel, as of the date of this prospectus, we and our subsidiaries in the PRC (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the operations of the operating entity, and (ii) do not need, except the business license, any other licenses, permissions, and approvals to engage in the businesses currently conducted in the PRC; and (iii) no permission or approval relating to our business operation have ever been denied. The WFOE and Chongqing Haoyuqin both are required to have, and each has obtained, a business license, which is requisite for all companies incorporated in China, which are issued by the SAMR or its local counterparts. See “Prospectus Summary — Permission or Filing Procedures Required from PRC Authorities.” As of the date of this prospectus, we have not been denied for any of permissions or approvals that we need to operate in China. However, the licensing requirements within the online advertising industry in China are constantly evolving and subject to the interpretation of the competent authorities, and the operating entity may be subject to new regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions or changes in the interpretation of the scope of Internet culture business. We cannot assure you that the operating entity will be able to satisfy such regulatory requirements and the operating entity may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future, and as a result, the operating entity’s business operations may be materially and adversely affected.

Non-compliance with laws and regulations on the part of any third parties with which the operating entity conducts business could expose it to legal expenses, compensations to third parties, penalties and disruption of its business, which may adversely affect its results of operations and financial performance.

Third parties with which the operating entity conducts business with may be subject to regulatory penalties or punishments because of their regulatory compliance failures or may be infringing upon other parties’ legal rights, which may, directly or indirectly, result in an adverse effect to its business. We cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe any other parties’ legal rights, which could expose us to legal expenses, compensation to third parties, or compensation.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties the operating entity conducts business with, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in the operating entity’s business may affect its business activities and reputations, and may in turn affect our business, results of operations and financial performance.

Moreover, regulatory penalties or punishments against the operating entity’s business stakeholders (i.e., advertisers and media), even without resulting in any legal or regulatory implications upon it, may nonetheless cause business interruptions or even suspension of these business stakeholders of the operating entity’s, and may result in abrupt changes in their business emphasis, such as changes in advertising and/or ad inventory offering strategies, any of which could disrupt our usual course of business with them and result in material negative impact on our business operations, results of operation and financial condition.

The operating entity is subject to, and may expend significant resources in defending against, government actions and civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide agency services.

Under the Advertising Law of the PRC (the “Advertising Law”), where an advertising operator provides advertising design, production or agency services with respect to an advertisement when it knows or should have known that the advertisement is false, fraudulent, misleading or otherwise illegal, the competent PRC authority may confiscate the advertising operator’s advertising revenue from such services, impose penalties, order it to cease dissemination of such false, fraudulent, misleading or otherwise illegal advertisement or correct such advertisement, or suspend or revoke its business licenses under certain serious circumstances.

Under the Advertising Law, “advertising operators” include any natural person, legal person or other organization that provides advertising design, production or agency services to advertisers for their advertising activities. Since the operating entity’s services involve provision of agency services to advertisers, including helping them identify, engage and convert audiences, and create content catering to their potential audience across different media, it is deemed as an “advertising operator” under the PRC Advertising Law. Therefore, the operating entity is required to examine advertising content for which it provides advertising services for compliance with applicable laws, notwithstanding the fact that the advertising content may have been previously published, and that the advertisers also bear liabilities for the content in their advertisements.

In addition, for advertising content relating to certain types of products and services, such as pharmaceuticals and medical procedures, the operating entity is expected to confirm that the advertisers have obtained requisite government approvals, including operating qualifications, proof of quality inspection for the advertised products, government pre-approval of the content of the advertisements and filings with the local authorities.

Although the operating entity has established internal policies to review the advertising content before it is distributed to ensure compliance with applicable laws, we cannot ensure that each advertisement for which the operating entity provides advertising services complies with all PRC laws and regulations relevant to advertising activities, that supporting documentation provided by its advertisers is authentic or complete, or that it is able to identify and rectify all non-compliances in a timely manner.

Moreover, civil claims may be filed against the operating entity for fraud, negligence, or other violations due to the nature and content of the information for which it provides agency services. For example, the operating entity generally represents and warrants in its contracts with media as to the truthfulness of the advertising content that it places on these media, and agrees to indemnify the media for any losses resulting from false, fraudulent, misleading or otherwise illegal advertising content that it places on these media. In the event the operating entity is subject to government actions or civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which it provides agency services, our reputation, business and results of operations may be materially and adversely affected.

If the operating entity’s media sustain cyber-attacks or other privacy or data security incidents that result in security breaches, it could be subject to increased costs, liabilities, reputational harm or other negative consequences.

The operating entity’s media’s information technology may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, phishing, employee error or malfeasance or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automatic hacks. Experienced computer programmers and hackers may be able to penetrate the operating entity’s media’s security controls and misappropriate or compromise sensitive proprietary or confidential information, create system disruptions or cause shutdowns. They also may be able to develop and deploy malicious software programs that attack the operating entity’s media’s systems or otherwise exploit any security vulnerabilities. The operating entity’s media’s systems and the data stored on those systems also may be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect the systems and the data stored on or transmitted by those systems, including the data of our advertisers or our media. If any of the operating entity’s media experiences cyber-attacks and fails to publish advertisements as a result, which is out of the operating entity’s control, the operating entity may be liable to its advertisers, and its operations could be interrupted or it could incur financial, legal or reputational losses arising from misappropriation, misuse, leakage, falsification or intentional or accidental release or loss of information. The number and complexity of these threats continue to increase over time.

Any negative publicity about the operating entity, its services and its management may materially and adversely affect its reputation and business.

The operating entity may from time to time receive negative publicity about it, its management or its business. Certain of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. The operating entity may even be subject to government or regulatory investigation (including those relating to advertising materials which are alleged to be illegal) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend itself against such third-party conduct, and it may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to the operating entity’s reputation and confidence of advertisers and media can also arise for other reasons, including misconduct of its employees or any third-party business partners whom it conducts business with. The operating entity’s reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause it to lose market share, advertising customers, industry partners, and other business partnerships.

If the operating entity fails to manage its growth or execute its strategies and future plans effectively, it may not be able to take advantage of market opportunities or meet the demands of its advertisers.

The operating entity’s business has grown substantially since its inception, and we expect it to continue to grow in terms of the scale and diversity of operations. The operating entity have significantly expanded its headcount and office facilities, and we anticipate further expansion in terms of its advertiser base and media relationships. This expansion increases the complexity of the operating entity’s operations and may cause strain on its managerial, operational and financial resources. It must continue to hire, train and effectively manage new employees. If its new hires perform poorly or if it is unsuccessful in hiring, training, managing and integrating new employees, its business, financial condition and results of operations may be materially harmed. Its expansion will also require it to maintain the consistency of its service offerings to ensure that its market reputation does not suffer as a result of any deviations, whether actual or perceived, in the quality of its services.

The operating entity’s future results of operations also depend largely on its ability to execute our future plans successfully. In particular, the operating entity’s continued growth may subject it to the following additional challenges and constraints:

•        it faces challenges in ensuring the productivity of a large employee base and recruiting, training and retaining highly skilled personnel, including areas of sales and marketing, advertising concepts, optimization skills, media management and information technology for its growing operations;

•        it faces challenges in responding to evolving industry standards and government regulation that impact its business and the online advertising industry in general, particularly in the areas of content dissemination;

•        it may have limited experience for certain new service offerings, and its expansion into these new service offerings may not achieve broad acceptance among advertisers;

•        the technological or operational challenges may arise from the new services;

•        the execution of the future plan will be subject to the availability of funds to support the relevant capital investment and expenditures; and

•        the successful execution of its strategies is subject to factors beyond its control, such as general market conditions, economic, and political development in China and globally.

All of these endeavors involve risks and will require significant management, financial and human resources. We cannot assure you that the operating entity will be able to effectively manage its growth or to implement its strategies successfully. Besides, there is no assurance that the investment to be made by the operating entity as contemplated under its future plans will be successful and generate the expected return. If the operating entity is not able to manage its growth or execute its strategies effectively, or at all, our business, results of operations and prospects may be materially and adversely affected.

Pandemics, epidemics and other outbreaks, natural disasters, terrorist activities, and political unrest could disrupt the PRC operating entities’ delivery and operations, which could materially and adversely affect their business, financial condition, and results of operations.

Global pandemics, epidemics in China or elsewhere in the world, or fear of the spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt the operating entity’s business operations, reduce or restrict its supply of products, incur significant costs to protect its employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede and adversely affect operating entity’s operations, whether short-term or for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

In March 2020, the World Health Organization categorized COVID-19 as a pandemic. The spread of the outbreak caused significant disruptions in the U.S. and global economies since then. In December 2022, the Chinese government announced that it will be downgrading its management of COVID-19 and rolled back some of its stringent anti-COVID-19 restrictions. Those who are infected with mild symptoms and close contacts are now allowed to quarantine at home. Given the roll back of restrictions, China has been facing a rapid surge in COVID-19 cases in December 2022 and January 2023. We will continue to monitor the impacts brought by COVID-19, as the infected labor force may be unable to work, potentially resulting in a shortage of labor due to the increase in positive cases in China as a result of the easing of these restrictions. The World Health Organization declared an end of COVID-19 as a public health emergency in May 2023. However, we will remain vigilant in monitoring the impacts on our business and operations caused by the changing COVID-19 restrictions.

The operating entity is also vulnerable to natural disasters and other calamities. The operating entity cannot assure you that it is adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar force majeure events. Any of the foregoing events may give rise to interruptions or damage to the operating entity’s property, delays in providing its services, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of the operating entity’s facilities, which could in turn adversely affect our business, financial condition, and results of operations.

The operating entity is exposed to concentration risk, due to its reliance on its major supplier, Supplier A. If the operating entity’s relationship with Supplier A deteriorates, or it’s unable to renew its agreement with Supplier A on substantially similar terms, our financial performance, results of operation and ongoing growth could be adversely affected.

The operating entity’s purchases are highly concentrated. For the fiscal year ended March 31, 2025, Supplier A accounted for approximately 76.8% of the total purchases.

Supplier A, as an authorized agent of media platforms, offers the operating entity with a more favorable pricing and rebate policy when the operating entity places ads for its advertiser customers on ByteDance’s apps, such as Toutiao, as compared with third-party agents of these media platforms.

The operating entity entered into an Information Service Framework Agreement with Supplier A on February 7, 2023 with a term of one year, and expired on February 6, 2024. On February 7, 2024, the operating entity signed a new Information Service Framework Agreement with Supplier A, and is valid until February 6, 2025 (the “New Agreement”). The New Agreement outlines the scope of work for Supplier A as information service, which also provides general contractual clauses such as payment information (such as payment to be made by bank wiring and each party responsible for their respective tax), customary rights and obligation clauses (such as agreed timeframe of delivery of products and limited use of trademarks and information provided to products involved), confidentiality clauses (such as general confidentiality obligation that trade secrets obtained through the cooperation shall not be disclosed to third parties unless authorized in writing by the other party), termination clauses (such as parties may terminate or amend the New Agreement upon mutual consent whereas party bringing unilateral termination shall be responsible for consequential economic loss of the other party), among others. The New Agreement also stipulates that after the expiration of the agreement, if neither party raises any objections in writing, the period of the New Agreement shall be automatically renewed and extended for one year or February 6, 2026.

However, the lack of diversification in the operating entity’s supplier base increases its vulnerability to fluctuations in traffic acquisition cost, which could have a negative impact on its gross margin. If the operating entity’s relationship with Supplier A deteriorates, or it is unable to renew its agreement with Supplier A on substantially similar terms, whether due to unforeseen circumstances, changes in Supplier A’s business strategy, or any other reasons, the operating entity would suffer disruptions in the procurement of user traffic and ad inventory, and the placement of ads for its advertiser customers. This could result in locating alternative third-party agents of media platforms. As a result, our gross margin, financial performance, result of operation and ongoing growth could also be adversely affected.

Unauthorized use of the operating entity’s intellectual property by third parties and expenses incurred in protecting its intellectual property rights may adversely affect its business, reputation and competitive edge.

We regard the operating entity’s patent, its Lucky Short Video Intelligent Data Analysis System in particular, domain names and other intellectual property rights as important to its success, and it relies on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with its employees and others to protect its proprietary rights. For details, please refer to “Business — Intellectual Property.”

As part of the operating entity’s intellectual property protection policies, it has filed various applications in the PRC for protection of certain aspects of its intellectual property, including multiple patent, trademark and software copyright applications. Nevertheless, we can provide no assurance that the operating entity will be able to have all applications registered. If the operating entity fails to register, it may not be able to use the intellectual property without risk of infringement and, even if it can use them, it may have difficulty in enforcing such intellectual property rights against infringement by third parties, and this could have a material adverse impact on its business, financial conditions, and operating results.

Despite these measures, any of the operating entity’s intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. It may be difficult to maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to the operating entity for any such breach. Accordingly, the operating entity may not be able to effectively protect its intellectual property rights or to enforce its contractual rights in all jurisdictions.

Preventing any unauthorized use of the operating entity’s intellectual property is difficult and costly and the steps it takes may be inadequate to prevent the misappropriation of its intellectual property. In the event that it resorts to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of its managerial and financial resources. We can provide no assurance that the operating entity will prevail in such litigation.

In addition, the operating entity’s trade secrets may be leaked or otherwise become available to, or be independently discovered by, its competitors. Any failure in protecting or enforcing its intellectual property rights could have a material adverse effect on our business, reputation and competitive edge.

Third parties may claim that the operating entity infringes on their proprietary intellectual property rights, which could cause it to incur significant legal expenses and prevent it from promoting its services.

We cannot be certain that the operating entity’s operations or any aspects of its business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. The operating entity may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by the operating entity’s products, services or other aspects of its business without its awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against it in various jurisdictions.

If any third-party infringement claims are brought against the operating entity, we may be forced to divert management’s time and other resources from its business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis.

If the operating entity is found to have violated the intellectual property rights of others, it may be subject to liability for its infringement activities or may be prohibited from using such intellectual property, and it may incur licensing fees or be forced to develop alternatives of its own. As a result, our business and financial performance may be materially and adversely affected.

If the operating entity fails to attract, recruit or retain its key personnel, including its executive officers, senior management and key employees, its ongoing operations and growth could be affected.

The operating entity’s success depends to a large extent on the efforts of its key personnel, including its executive officers, senior management and other key employees who have valuable experience, knowledge and connection in the online advertising industry. There is no assurance that these key personnel will not voluntarily terminate their employment with it. The loss of any of its key personnel could be detrimental to its ongoing operations. The operating entity’s success will also depend on its ability to attract and retain qualified personnel in order to manage its existing operations as well as its future growth. It may not be able to successfully attract, recruit or retain key personnel and this could adversely impact our growth. Moreover, the operating entity rely on its sales and marketing team to source new advertisers for its business growth. The operating entity has three sales and marketing personnel in total, as of the date of this prospectus, who are responsible for pitching and soliciting advertisers to place ads with our media. If the operating entity is unable to attract, retain and motivate its sales and marketing personnel, its business may be adversely affected.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services, or products that are complementary to its digital marketing solutions business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by us, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to our shareholders.

Legal claims, government investigations or other regulatory enforcement actions could subject the operating entity to civil and criminal penalties.

The operating entity operates in the online advertising industry in China with constantly evolving legal and regulatory frameworks. Its operations are subject to various laws and regulations, including, but not limited to those related to advertising, employee benefits (such as social insurance and housing funds), taxation, and the use of properties. Consequently, it is subject to risks of legal claims, government investigations or other regulatory enforcement actions. Although it has implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that its employees or agents will not violate its policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of the operating entity’s failure or alleged failure to comply with applicable laws and regulations could subject it to civil and criminal penalties that could materially and adversely affect its product sales, reputation, and our financial condition and operating results. In addition, the costs and other effects of defending potential and pending litigation and administrative actions against the operating entity may be difficult to determine and could adversely affect our financial condition and operating results.

The operating entity may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm its reputation and cause it to lose market share and clients.

The operating entity may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. It may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous, or otherwise, to regulatory agencies, media, or other organizations. The operating entity may be subject to government or regulatory investigations or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that it will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against the operating entity, may be posted on the Internet, including social media platforms, by anyone and possibly on an anonymous basis. Any negative publicity about the operating entity or its management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to the operating entity, and it may harm its reputation, business, or prospects. The harm may be immediate without affording it an opportunity for redress or correction. Its reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about its business and operations, which in turn may cause it to lose market share and clients.

The operating entity may not have sufficient insurance coverage to cover its potential liability or losses and, as a result, our business, financial condition, results of operations and prospects may be materially and adversely affected should any such liability or losses arise.

The operating entity faces various risks in connection with its business and may lack adequate insurance coverage or have no relevant insurance coverage. Further, insurance products offered by insurance companies in China may not be sufficient to cover the full scope of operations of online advertising service providers. The operating entity currently does not have any business liability or disruption insurance to cover its operations. The operating entity has determined that the costs of insuring against these risks on commercially reasonable terms is high. However, any uninsured business disruptions may result in its incurring additional expenses, which could impact our business and results of operations.

We may not be able to obtain the additional capital we need in a timely manner or on acceptable terms, or at all.

Although we believe that our anticipated cash flows from operating activities, together with cash on hand and short-term or long-term borrowings, will be sufficient to meet its anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, there is no assurance that further on we would not have needs for additional capital and cash resources for our growth and expansion plan. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that additional financing will be available in amounts or on terms acceptable to us, if at all.

Any failure to maintain the satisfactory performance of the operating entity’s software, the Lucky System, and resulting interruptions in the availability of it may adversely impact our business, operating results and prospects.

The satisfactory performance, reliability and availability of the operating entity’s software are important to our success. The operating entity has developed its own software, the “Lucky System,” based on its own marketing experience. The Lucky System is a system that examines the efficiency of different visual elements used in ads, and how various scripts, content choices, actors, stories, and styles impact ad performance, allowing for timely adjustments of marketing strategies based on elements such as ad performance, platform changes, or shifts in consumer behavior. However, the Lucky System may not function properly at all times. The operating entity may be unable to monitor and ensure high-quality maintenance and upgrade of the Lucky System. Any disruption to the Lucky System causing interruptions to it or the operating entity’s services could adversely affect our business and results of operations.

Furthermore, if the Lucky System encounters a major system failure, computer virus attack, or other malicious or force majeure events, during the process of upgrading or replacing software, databases or components, power outages, hardware failures, user errors, or other attempts which harm the Lucky System, the unavailability or slowdown of the Lucky System or certain functions, delays or errors in transaction processing, loss of data, inability to bid for advertisement placing, and reduced gross merchandise volume may be resulted. Further, hackers, acting individually or in coordinated groups, may also launch distributed denial of service attacks or other coordinated attacks that may cause service outages or other interruptions in the operating entity’s business. Any of such occurrences could cause severe disruption to the operating entity’s daily operations. If the operating entity cannot successfully execute system maintenance and repair, its operation efficiency and our results of operations could be adversely impacted.

The operating entity’s plan to invest in R&D of the Lucky System, may fail to result in a satisfactory return, or any return.

The Lucky System’ capabilities are important to our success, and we have been continuously investing heavily in its R&D efforts. Our R&D expenses incurred were approximately $45,184 and approximately $23,572, respectively, for the fiscal years ended March 31, 2025 and 2024. The industry in which we conduct business through the operating entity is subject to rapid technological changes and is evolving quickly in terms of technological innovation. We need to invest significant resources, including financial and human resources, in R&D to lead technological advances in order to make its digital marketing solutions innovative and competitive in the market. We plan to invest approximately $1.8 million, 20% of the net proceeds of the offering, to the R&D of the Lucky System, to improve data analytical capabilities of the Lucky System and make it more efficient. There is no guarantee or assurance that the investment in the aforementioned additions of capabilities will yield satisfactory outcomes or result in a satisfactory return. If the investment fails to result in a satisfactory return, any expected addition of functions and improvement of efficiency may be unachieved. As a result, our significant investment may not generate corresponding benefits and the operating entity’s operation efficiency and our results of operation could be adversely impacted.

In the event that software comparable to, or having better capabilities than the Lucky System is developed and available in the market, or the operating entity’s competitors develop software comparable to, or having better capabilities than the Lucky System, the operating entity could lose its current competitive strengths, and our operating results could be adversely impacted.

We believe that maintaining and enhancing the capabilities of the Lucky System are essential to the growth and expansion of our business. For functions and capabilities of the Lucky System, please refer to “Business — Competitive Strengths” of this prospectus. In the event that software comparable to, or more advanced than the Lucky System are developed and available in the market, or the operating entity’s competitors develop software comparable to, or more advanced than the Lucky System, the operating entity could lose its current competitive strengths, and our operating results could be adversely impacted.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have not been granted approval to list our Ordinary Shares listed on Nasdaq. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of us have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

The IPO price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market. The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the IPO price.

The IPO price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our IPO. If you purchase our Ordinary Shares in our IPO, you may not be able to resell those shares at or above the IPO price. We cannot assure you that the IPO price of our Ordinary Shares, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our IPO. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The IPO price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $4.168 per share, if the Representative does not exercise the over-allotment option, and $4.145, if the Representative exercises the over-allotment option in full, based on an IPO price of $4.50 (being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus). See “Dilution.” In addition, you may experience further dilution to the extent that are converted into Ordinary Shares or upon the exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our CFS as of and for the fiscal years ended March 31, 2025 and 2024, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies.

According to the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified in our internal control over financial reporting included (i) a lack of staff sufficiently experienced with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the SEC reporting experiences in the accounting department to provide accurate information on a timely manner; (ii) a lack of the key monitoring mechanisms, such as an internal audit department to oversee and monitor the Company’s risk management, business strategies, and financial reporting procedures; and (iii) a lack of adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the CFS.

Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness or significant deficiency in our internal control over financial reporting, as we will be required to do once we become a public company and our independent registered public accounting firm may be required to do once we cease to be an emerging growth company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses may have been identified.

Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures, including (a) hiring an experienced Chief Financial Officer with adequate experience with U.S. GAAP and the SEC reporting and compliance requirements; (b) providing ongoing training courses in U.S. GAAP to existing personnel, including our Chief Financial Officer; (c) setting up the internal audit department to enhance the effectiveness of the internal control system; and (d) implementing necessary review and controls at related levels, so all important documents and contracts (including those of all of our subsidiaries) will be submitted to the office of our chief administrative officer for retention. We expect that we will incur significant costs in the implementation of such measures. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending June 30, 2024. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

On September 13, 2024, Mr. Yu Wang, our largest shareholder who beneficially owned 19,146,000 Ordinary Shares representing 63.82% of our issued and outstanding shares, and Ms. Jia Zhong, our second largest shareholder who beneficially owned 5,400,000 Ordinary Shares representing 18.00% of our issued and outstanding shares, entered into an Acting-in-Concert Agreement (the “Acting-in-Concert Agreement”), pursuant to which they agreed to (i) consult with each other and reach a unanimous consensus before making decisions regarding matters discussed at shareholders meeting and directors meeting of the Company, and (ii) vote in accordance with the instructions of Mr. Yu Wang in the event that they cannot reach a unanimous consensus. The Acting-in-Concert Agreement shall remain effective during the period when Mr. Yu Wang and Ms. Jia Zhong remain as the largest and second largest shareholders of the Company. Immediately before the completion of this offering, Mr. Yu and Ms. Jia together own 24,546,000 Ordinary Shares, representing approximately 81.82% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement. Following the completion of this offering, our largest and second largest shareholders, Mr. Yu Wang and Ms. Jia Zhong, will together beneficially own 24,546,000 Ordinary Shares, representing approximately 76.71% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement, assuming no exercise of the over-allotment option (or approximately 76.23% assuming full exercise of the over-allotment option). Mr. Wang and Ms. Jia Zhong together will have the ability to control or significantly influence the outcome of as matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 30,000,000 Ordinary Shares are outstanding before the consummation of this offering and 32,000,000 Ordinary Shares will be outstanding immediately after the consummation of this offering if the Representative do not exercise their over-allotment option, and 32,200,000 Ordinary Shares will be outstanding immediately after the consummation of this offering if the Representative exercise their over-allotment option in full. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and general corporate purposes, research and development of our proprietary technology, and talent acquisition and training. Our management will have significant discretion as to the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating and corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the continued listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will submit our application to Nasdaq to list our Ordinary Shares on Nasdaq.

Following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

If Nasdaq subsequently delists our securities from trading, we could face significant consequences, including:

•        limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our Amended and Restated Articles may discourage, delay, or prevent a change in control.

Some provisions of our Amended and Restated Articles may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to issue shares without any further vote or action by our shareholders; and

•        provisions that restrict the ability of our shareholders to call shareholder meetings.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our Board may, in its sole discretion, decline to register any transfer of any Ordinary Share.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed on the Nasdaq Capital Market, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company.’”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. It may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Amended and Restated Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Amended and Restated Articles will allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least five clear days is required for the convening of any general meeting of our shareholders. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares in the Company entitled to vote at such general meeting of the Company.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, majority of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company (“PFIC”), for any taxable year if, for such year, either:

•        at least 75% of our gross income for the year is passive income; or

•        the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2024 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — PFIC.”

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering, subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Ordinary Shares.

30,000,000 of our Ordinary Shares are issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvency liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account* in violation of the Cayman Companies Act, while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a monetary fine and to imprisonment for five years in the Cayman Islands.

____________

*        Where a company issues shares at a premium (i.e., above the par value of the shares), whether for cash or otherwise, a sum equal to the aggregate amount or value of the premiums on those shares shall be transferred to an account, to be called the “share premium account.”

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the ES Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the ES Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, our Company is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•        our ability to execute our growth, and expansion, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract clients and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        trends and competition in the digital marketing industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the digital marketing industry in China. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The digital marketing industry may not grow at the rate projected by industry data, or at all. The failure of the industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the digital marketing industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated as an exempted company under the laws of the Cayman Islands with limited liability and our affairs will be governed by our Amended and Restated Memorandum and Articles, the Cayman Companies Act, and the common law of the Cayman Islands. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in China. All of our directors and officers are nationals or residents of China, except for Ms. Mei Cai, one of our independent director nominees, who is a citizen of the United States. All or a substantial portion of our PRC directors’ and officers’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final and conclusive;

(d)    is not in respect of taxes, a fine or a penalty;

(e)     was not obtained by fraud; and

(f)     is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are regulated under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. In addition, under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

Based upon the assumed public offering price of $4.50 per Ordinary Share (being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $7,378,915, if the Representative does not exercise its over-allotment option, and $8,202,415, if the Representative exercises its over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        Approximately 60% for working capital and general corporate purposes;

•        Approximately 20% for research and development of our proprietary technology;

•        Approximately 20% for talent acquisition and training;

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.” To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

In using the proceeds of this offering, we are permitted under PRC laws and regulations to utilize the proceeds from this offering to fund Chongqing Haoyuqin by making loans or additional capital contributions, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may limit our ability to use the proceeds of this offering to make loans or additional capital contributions to Chongqing Haoyuqin which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

Since our incorporation, we have not declared or paid cash dividends on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that a Cayman Islands company may only pay a dividend out of either profit or share premium, provided always that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Chongqing Haoyuqin. As a result, in the event that Chongqing Haoyuqin incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us.

Current PRC regulations permit Chongqing Haoyuqin to pay dividends to JuNeng HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Chongqing Haoyuqin is required to withhold any sum from its dividends for tax withholding purposes. See “Material Income Tax Consideration — PRC Enterprise Taxation.”

EXCHANGE RATE INFORMATION

Our business is conducted by our subsidiary, Chongqing Haoyuqin, in PRC denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between RMB and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date as provided in the table below.

	March 31,
Balance sheet items, except for equity accounts	2025	2024
RMB:1USD	7.1782	7.0950

Items in the statements of operations and comprehensive income (loss), and statements cash flows are translated at the average exchange rate of the period.

	Fiscal Years Ended
	March 31, 2025	March 31, 2024
RMB:1USD	7.1391	7.1080

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at an assumed public offering price of $4.50 per share (being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	March 31, 2025
	Actual	As adjusted(1)(2)
	$	$
Indebtedness:
Short-term loans	334,346	334,346
Long-term borrowing	—	—
Total Indebtedness(3)	334,346	334,346

Shareholders’ Equity:
Ordinary Shares, $0.0001 par value, 200,000,000 Ordinary Shares authorized, 30,000,000 and 30,000,000 Ordinary Shares issued and outstanding as of March 31, 2025 and 2024, respectively; 32,000,000 Ordinary Shares issued and outstanding, as adjusted(1)	3,000	3,200
Subscription receivable	(2,455)	(2,455)
Additional paid-in capital(1)(2)	2,008,903	9,387,618
Retained earnings	1,258,696	1,258,696
Accumulated other comprehensive loss	(38,770)	(38,770)
Total Shareholders’ Equity	3,229,374	10,608,289
Total Capitalization	3,563,720	10,942,635

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an IPO price of $4.50 per share (being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, assuming the Representative’s over-allotment option is not exercised. The as adjusted information is illustrative only. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $7,378,915, assuming the Representative does not exercise the over-allotment option. The net proceeds of approximately $7,378,915 are calculated as follows: approximately $9,000,000 gross offering proceeds, less underwriting discounts and commissions of approximately $675,000, Representative’s non-accountable expense of $90,000, accountable expense of approximately $230,000, and other estimated offering expenses of approximately $626,085. The as adjusted total equity of approximately $10,608,289 is the sum of the net proceeds of approximately $7,378,915 and the equity of approximately $3,229,374.

(2)      In the event that the Representative’s over-allotment option is exercised in full, the number of our total Ordinary Shares outstanding will be 32,200,000, as adjusted additional paid-in capital will be approximately $10,211,643 and as adjusted total equity will be approximately $11,431,789, reflecting the sum of net proceeds in the amount of approximately $8,202,415 and the equity of approximately $3,229,374.

(3)      All short-term loans and long-term borrowings are unguaranteed and unsecured.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the IPO price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of March 31, 2025, was approximately $2,470,769, or $0.082 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the IPO price per Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 2,000,000 Ordinary Shares offered in this offering based on an IPO price of $4.50 per Ordinary Share (being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025, would have been approximately $10,608,289 or $0.332 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of approximately $0.249 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of approximately $4.168 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The adjusted net tangible book value of approximately $10,608,289 at March 31, 2025 is the sum of actual net tangible book value of approximately $2,470,769 as of March 31, 2025, deferred listing cost of $758,605, and net offering proceeds of approximately $7,378,915.

The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Per Ordinary Share
IPO price per Ordinary Share	$4.500
Net tangible book value per Ordinary Share as of March 31, 2025	$0.082
Increase in net tangible book value per Ordinary Share attributable to payments by new investors	$0.249
As adjusted net tangible book value per Ordinary Share immediately after this offering	$0.332
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.168

The following tables summarize, on an as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Existing shareholders	30,000,000	93.75%	$3,000	0.03%	$0.0001
New investors	2,000,000	6.25%	$9,000,000	99.97%	$4.5000
Total	32,000,000	100%	$9,003,000	100.00%	$0.2813

The as adjusted information as discussed above is illustrative only.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Chongqing Haoyuqin is a company established under the laws of China with limited liability on August 26, 2020.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

•        on February 29, 2024, JuNeng Cayman was incorporated as an exempted company under the laws of the Cayman Islands with limited liability;

•        on March 28, 2024, JuNeng Cayman incorporated its wholly-owned subsidiary, JuNeng HK, in Hong Kong;

•        on July 5, 2024, JuNeng HK established its wholly-owned subsidiary, WFOE, in the PRC;

•        Beijing Mingge Technology Co., LTD (“Mingge Beijing”) is a limited liability company incorporated on January 3, 2023, under the laws of China with no operation. On November 28, 2024, WFOE acquired 100% equity interest in Mingge Beijing, as a result, Mingge Beijing became a wholly-owned subsidiary of WFOE.

•        On December 27, 2024, Mingge Beijing acquired 100% equity interest in Chongqing Haoyuqin, as a result, Chongqing Haoyuqin became a wholly-owned subsidiary of Mingge Beijing.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of our IPO based on 2,000,000 Ordinary Shares being offered, assuming no exercise of the Representative’s over-allotment option.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands. As a holding company with no substantive operations of our own, we conduct our operations primarily through the operating entity, which is an online marketing solution provider based in China. The operating entity is dedicated to helping its advertiser clients manage their online marketing activities to achieve their business goals. The operating entity advises advertisers on online marketing strategies, offer value-added advertising optimization services and facilitate the deployment of online ads through the form of short video ads.

Our net revenue was $7.59 million and $13.28 million for the fiscal years ended March 31, 2024 and 2025, respectively. Our net income was $826,009 for the fiscal year ended March 31, 2025, which increased by $681,734 from $144,275 for the fiscal year ended March 31, 2024.

Major Factors Affecting Our Results of Operations

Availability and dynamics of user traffic

The operating entity currently relies ultimately on ByteDance and Tencent’s media platforms to acquire user traffic for its advertiser customers during the historical reporting periods. If ByteDance and Tencent loses its leading market position or popularity, its business, financial condition and results of operations could be materially and adversely affected, especially if it could not be able to obtain sufficient user traffic from any replacement platform.

Customer Acquisition and Retention

The operating entity’s ability to increase the number of advertiser customers largely depends on its ability to provide one-stop comprehensive online marketing services to improve their return on investment on online advertisements, especially its ability to offer media platform resources and reliable service capabilities. It had a customer base with 138 and 377 advertiser clients for the fiscal years ended March 31, 2024 and 2025, respectively.

The operating entity’s future sales and marketing efforts will relate to customer acquisition and retention, and general marketing. It intends to keep allocating significant resources to increase the advertisers’ return on ad expenditure.

Regulatory Environment

The operating entity’s business is subject to complex and evolving laws and regulations in China. Many of these laws and regulations are relatively new and subject to changes and uncertain interpretation, and could result in claims, changes to its business practices, monetary penalties, increased cost of operations, declines in user growth or engagement, or other harm to its business.

Results of Operations

For the fiscal years ended March 31, 2024 and 2025

The following table shows key components of our results of operations for the fiscal years ended March 31, 2024 and 2025, in U.S. dollars and as a percentage of fluctuations.

	For the fiscal years ended March 31,		Change
	2025	2024	Amount	%
	(US$)	(US$)
Revenues	13,284,487	7,593,682	5,690,805	75%
Cost of revenues	(11,952,275)	(7,301,495)	(4,650,780)	64%
Gross profit	1,332,212	292,187	1,040,025	356%

Operating expenses
General and administrative expense	(132,294)	(97,539)	(34,755)	36%
Selling expenses	(29,389)	(43,090)	13,701	(32)%
Research and development expenses	(45,184)	(23,572)	(21,612)	92%
Total operating expenses	(206,867)	(164,201)	(42,666)	26%

Income from operations	1,125,345	127,986	997,359	779%
Finance expenses	(17,097)	(10,309)	(6,788)	66%
Other income	(1,982)	34,286	(36,268)	(106)%

Income before income taxes	1,106,266	151,963	954,303	628%
Income taxes expense	(280,257)	(7,688)	(272,569)	3545%
Net Income	826,009	144,275	681,734	473%

Revenues

We generate revenues from providing one-stop online marketing solutions, including traffic acquisition from mainstream online media platforms, ad placement, data analysis and advertising campaign optimization, to advertisers through the operating entity. Net revenue was $7.59 million and $13.28 million for the fiscal years ended March 31, 2024 and 2025, respectively. The increase in our revenue is mainly attributable to relying on the rich experience accumulated over the years in the industry, the Company deeply integrates the needs of customers during the service delivery process, effectively driving the growth of sales volume. At the same time, through the refined maintenance of old customers and the word-of-mouth transmission effect generated by old customers, it has further promoted the continuous increase in the number of customers. The operating entity served 138 and 377 customers in fiscal year 2024 and 2025, respectively.

Cost of revenues

Our cost of revenues consists primarily of the purchase of online traffic from third-party media platforms after deducting rebates, and salaries and benefits for business operation staff. The cost of revenue increased by $4.65 million or 64%, from $7.30 million for the fiscal year ended March 31, 2024 to $11.95 million for the fiscal year ended March 31, 2025. The increase in cost of revenue was basically in line with the increase in revenue.

Gross profit

Our gross profit increased by $1.04 million, from $292,187 for the fiscal year ended March 31, 2024 to $1.33 million for the fiscal year ended March 31, 2025. Gross profit as a percentage of revenue (“gross margin”) was 10.03% for the fiscal year ended March 31, 2025, higher than 3.85% for fiscal year 2024 mainly due to the fact that the Company’s suppliers, in order to deepen long-term cooperation with the Company, have increased their support for the Company’s rebate policy. The rebate ratio has increased by 4.98% compared with 2024.

Selling expenses

Our selling expenses primarily consist of payroll costs and hospitality expenses related to business development. Selling expenses declined by 32% from $43,090 in the fiscal year ended March 31, 2024 to $29,389 in the fiscal year ended March 31, 2025. It was mainly because business is relatively stable, and the labor cost of sales staff has decreased.

General and administrative expenses

Our general and administrative expenses mainly consist of salaries, travel expenses and other office related expenses. General and administrative expenses increased by $34,755 from $97,539 for the fiscal year ended March 31, 2024 to $132,294 for the fiscal year ended March 31, 2025. The increase was mainly attributable to the Company’s new rental of office space.

Research and development expenses

Our research and development expenses mainly consist of salaries and benefits of our research and development staff for the development of Lucky Video, our online short video intelligent data analysis system. Research and development expenses increased to $21,612 or 92%, from $23,572 for the fiscal year ended March 31, 2024 to $45,184 for the fiscal year ended March 31, 2025. The increase was mainly attributable to the rising wage costs and the increase in the number of R & D personnel.

Income taxes expense

We had income taxes expense of $7,688 and $280,257 for the fiscal years ended March 31, 2024 and 2025, respectively.

Net income

As a result of the foregoing, we had net income of $144,275 and $826,009 for the fiscal year ended March 31, 2024 and 2025, respectively.

Liquidity and Capital Resources

As of March 31, 2025, we had $1.55 million in cash and cash equivalents which increased by $1,50 million from $54,011 at March 31, 2024. Our principal sources of liquidity have been proceeds from operating activities. We had a shareholders’ equity of $3.23 million as of March 31, 2025. In the fiscal year ending March 31, 2025, we obtained approximately $1.59 million in capital injection from shareholders, and also $0.33 million from the amount of short-term bank loans. And considering the trend of improved earnings, we believe that the current cash and cash equivalents and the anticipated cash flows from the equity financing will be sufficient to meet the anticipated working capital requirements and expenditures and bank loan repayment requirement for the next 12 months.

We continue to explore opportunities to grow our business. At present, we have reached a business scale that can generate sufficient revenue to achieve a positive cash flow from operating activities. Moreover, we expect that the cash flow from operating activities will remain positive in the foreseeable future. We plan to raise additional capital, including among others, obtaining debt financing, to support our future operation. There can be no assurance, however, that we will be able to obtain additional financing on terms acceptable to us, in a timely manner, or at all, see “Risk Factors — Risks Related to the Operating Entity’s Business and Industry — As the operating entity continues to strive for business growth, we may continue to experience net cash outflow from operating activities, and we cannot assure you that we can maintain sufficient net cash inflows from operating activities”.

As a Cayman exempted and offshore holding company, we are permitted under PRC laws and regulations to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. In addition, WFOE may provide Renminbi funding to the operating entity through capital injection or loans.

See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to Junneng Chongqing, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

The following table sets forth a summary of our cash flows for the periods indicated.

	Fiscal Years ended March 31,
	2025	2024
	(US$)	(US$)
Net cash provided by/(used in) operating activities	673,763	(770,932)
Net cash used in investing activities	—	—
Net cash provided by financing activities	827,987	759,709
Effect of exchange rate changes on cash and cash equivalents	(4,357)	(2,140)
Net(decrease)/increase in cash and cash equivalents	1,497,394	(13,364)
Cash and cash equivalent at the beginning of the year	54,011	67,375
Cash and cash equivalent at the end of the year	1,551,405	54,011

Operating Activities

Net cash provided by operating activities for the fiscal year ended March 31, 2025 was $673,763, as compared to $0.77 million used in operating activities for the fiscal year ended March 31, 2024. The increase by $1.44 million during the comparative periods was mainly derived from (i) a net income of $0.83 million adjusted for non-cash depreciation and amortization of $763 and amortization of right-of-use assets of $48,045; (ii) net changes in the operating assets and liabilities, primarily comprising of (a) an increase in accounts receivable of $0.42 million due to the expansion of the Company’s business volume; (b) an increase in advance to supplier $63,874; (c) an increase in operating lease liabilities $58,130 due to the Company’s new lease of office space; (d) an increase in advance to vendors of $42,921; (d) an increase in tax payable of $0.29 million.

Financing Activities

Net cash provided by financing activities for the fiscal year ended March 31, 2025 was $827,987, as compared to $0.76 million provided by financing activities for the fiscal year ended March 31, 2024. The increase is mainly attributable to the obtained capital injection approximately $1.59 million by shareholders, also $0.34 million from short-term bank loans and $0.34 million from repayment of short-term borrowings. The Company paid a deferred cost of $0.76 million for listing in this fiscal year.

Contractual Obligations and Contingencies

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, we do not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. We are not aware of any material pending or threatened claims and litigation through and as of March 31, 2025.

We did not have any significant capital or other commitments, long-term obligations, or guarantees as of March 31, 2025.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Holding Company Structure

Our Company is a holding company with no material operations of its own. As most of our operations are conducted through the operating entity, our ability to pay dividends is primarily dependent on receiving distributions of funds from our PRC subsidiaries, WFOE and Juneng Chongqing. Our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under

PRC law, our WFOE and Junneng Chongqing are required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

Our Company, through the Reorganization, became the ultimate parent entity of its subsidiary, Juneng Chongqing.

Quantitative and Qualitative Disclosures about Market Risk

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittances.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank (approximately $74,500). However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Currently, all of the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in U.S. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittances abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. A portion of the Company’s sales are credit sales which are to the customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Major Customers

For the fiscal year ended March 31, 2025, one customer accounted for approximately 22% of the total revenue of the Company. As of March 31, 2025, two customers accounted for approximately 19% and 15% of the Company’s total trade accounts receivable.

For the fiscal year ended March 31, 2024, one customer accounted for approximately 15% of the total revenue of the Company. As of March 31, 2024, two customers accounted for approximately 77% and 14% of the Company’s total trade accounts receivable.

Major Suppliers

For the fiscal year ended March 31, 2025, two suppliers accounted for approximately 76% and 13% of the total purchases, respectively. As of March 31, 2025, two suppliers accounted for approximately 63% and 37% of the Company’s total accounts payable, respectively.

For the fiscal year ended March 31, 2024, three suppliers accounted for approximately 60%,15% and 13% of the total purchases, respectively. As of March 31, 2024, the Company’s accounts payable balance is $nil.

Liquidity Risk

We are exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the Company’s interest risk exposure.

Other uncertainty risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in U.S. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Critical Accounting Policies

Basis of presentation

The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied for information pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the assessment of the allowance for doubtful accounts, useful lives of property and equipment, the recover ability of long-lived assets and uncertain tax position. The Group bases its estimates on historical experience and on various other assumptions that it believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to the Group’s reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Foreign currency translation and transactions

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s Consolidated Statements of Operations and Comprehensive Income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	March 31, 2025	March 31, 2024
Year-end spot rate	7.1782	7.0950
	March 31, 2025	March 31, 2024
Average rate	7.1391	7.1080

Fair value of financial instruments

ASC 820 requires certain disclosures regarding the fair value of financial instruments. fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers and taxes payable approximate their recorded values due to their short-term maturities.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Revenue recognition

The Company is an online marketing solutions provider which provides customer-tailored internet marketing services based on data analysis technology. The Company’s revenue primarily includes advertising service revenue.

Online Marketing solutions Services

Revenue is recognized following ASC 606 “Revenue from contracts with customers”. A contract is identified when a client places an order, which indicates the performance obligation as the promised service, such as online ads placement, and the consideration as a fixed amount or a pre-determined portion of the order amount for each service. A performance obligation is satisfied when the customer obtains control of our service at a point in time. When the Group satisfies its performance obligations by transferring the promised services to the client, revenue is recognized at the amount expected to be received in exchange for such services.

The Company purchases media resources, such as access to online advertising spaces through short-video platforms, social media platforms from authorized agents of media platforms. The Company determines the price with the authorized agents of the platforms, and when and for which client to use the resources prior to transferring the placement and monitoring service to the client. In consideration of the Company’s control over the purchased media resources, the Company believes it acts as a principal. Revenue is recognized in gross amount at a point of time when the advertisement posted is viewed, and priced based upon number of views. The Company recognizes relevant revenues based on the statistically calculated placement volume and the price approval details specified in the contracts with customers. The amount of ad placements is the same as the client’s consumption. The performance obligation is fulfilled once the ads are completely placed. Costs paid to media platforms are recognized as cost of revenue.

The Company recorded revenues of $13.28 million and $7.59 million for the years ended March 31, 2025 and 2024, respectively, with the amounts of revenue recognized from advances received being $12.93 million and $5.78 million, respectively.

Income taxes

The Company’s subsidiaries in mainland China and Hong Kong are subject to the income tax laws of mainland China and Hong Kong. No taxable income was generated outside the PRC for the years ended March 31, 2025 and 2024. The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of March 31, 2025 and 2024.

Recent Issued or Adopted Accounting Standards

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. As an “emerging growth company,” or EGC, the Company elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards applicable to private companies. The amendments in this ASU and its subsequent amendments are effective for annual reporting periods beginning after December 15, 2021, including interim periods beginning after December 15, 2022. While the Company continues to evaluate certain aspects of the new standard, it does not expect the new standard to have a material effect on its financial statements and the Company does not expect a significant change in its leasing activities between now and adoption.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU2016-13, Financial Instruments — Credit Losses (Topic 326). The amendments in this ASU require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU is effective for annual and interim periods beginning after December 15, 2019 for issuers and December 15, 2020 for non-issuers. Early adoption is permitted for all entities for annual periods beginning after December 15, 2018, and interim periods therein. In May 2019, the FASB issued ASU 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief. This ASU adds optional transition relief for entities to elect the FV option for certain financial assets previously measured at amortized cost basis to increase comparability of similar financial assets. The ASUs should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified retrospective approach). On November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company adopted this ASU on March 31, 2022 which did not have a material impact on the Company’s consolidated financial statements.

In March 2023, the FASB issued ASU 2023-01, Leases (Topic 842): Common Control Arrangements, which offers private companies, and not-for-profit entities that are not conduit bond obligors, a practical expedient that gives them the option of using the written terms and conditions of a common-control arrangement when determining whether a lease exists and the subsequent accounting for the lease, including the lease’s classification and Amends the accounting for leasehold improvements in common-control arrangements for all entities. The Company adopted this ASU on March 31, 2023 which did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The expanded annual disclosures are effective for the year ending December 31, 2024, and the expanded interim disclosures are effective in 2025 and will be applied retroactively to all prior periods presented. The Company is currently evaluating the impact that ASU 2023-07 will have on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires, among other things, additional disclosures primarily for the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for the year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have on our consolidated financial statements and whether we will apply the standard prospectively or retroactively.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The Board is issuing the amendments in this Update to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The Board decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. For other entities, the amendments are effective for annual periods beginning after December 15, 2025.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

BUSINESS

Overview

The operating entity has established itself as a digital marketing solution provider in China, offering solutions that cater to customers in a variety of industries. The operating entity does not limit its services to specific regions and prides itself on its ability to adapt and cater to the needs of clients across the PRC.

One of the operating entity’s key competitive advantages is its ability to analyze the performance of short video ads. This capability is powered by its self-developed proprietary “Lucky Short Video Intelligent Data Analysis System” (i.e. the Lucky System), a system developed by the operating entity and relied on data aggregation and statistical analysis and requires basic proficiency in data interpretation and basic staff training by our employees to operate. The Lucky System does not use any artificial intelligence or machine learning. It examines the efficiency of different visual elements used in ads, and how various scripts, content choices, actors, stories, and styles impact ad performance. The real-time data will be useful for reviewing the performance and effectiveness of the operating entity’s ad placements and will enable it to adjust the ad placements for better marketing results. By systematically analyzing the performance data of short video ads, the operating entity can refine its strategies, making data-driven decisions to enhance ad placement and allows customization of our campaigns in response to changing viewer preferences and market trends.

The operating entity has developed partnerships with authorized third-party agents of leading media platforms, such as Tencent (operating WeChat and QQ), ByteDance (operating Douyin) and various emerging social media channels, through which the operating entity places ads for its customers and regards as its suppliers. This network enables it to expand the visibility and effectiveness of its clients’ campaigns across popular media platforms. The operating entity’s ability to deliver tailored, cost-effective, and efficient marketing solutions has led to its continued growth. Since its establishment in 2020, the operating entity has served approximately 1,000 customers. During the fiscal years ended March 31, 2024 and 2025, it served 138 and 377 customers, respectively. For the fiscal years ended March 31, 2025 and 2024, the operating entity reported revenue of approximately 13.28 million and $7.59 million, respectively, with net incomes of approximately $826,009 and $144,275, respectively.

Competitive Strengths

The operating entity’s position in the digital marketing market is built upon several core competitive strengths, including the followings:

Tailored End-to-End Marketing Solutions

A competitive strength of the operating entity is its tailored end-to-end marketing solutions, a strategy that ensures clients receive customized advertising services that span the entirety of a campaign’s lifecycle. This approach combines strategic marketing planning, targeted ad placement, and continuous post-placement optimization, all tailored to meet the objective of each client.

The operating entity’s approach is consultative and collaborative from the beginning of each project. The team engages clients to understand their brand ethos, market positioning, and business goals. This initial phase is crucial for setting the foundation of a campaign that resonates with the intended audience and aligns with the client’s overall marketing strategy. By involving clients in this process, the operating entity ensures that the solutions proposed meet the client’s vision and expectations. The solutions encompass the strategic placement of ads across a variety of online platforms. The operating entity employs a targeting strategy that considers the customer’s industry, the intended audience’s online behavior, and the performance data of similar campaigns. This targeting is complemented by the operating entity’s dynamic ad placement capabilities, allowing for quick adjustments of marketing strategies based on ad performance, platform changes, or shifts in consumer behavior. The end-to-end service model concludes with performance analysis and post-placement optimization. The team continuously monitors campaign metrics, refines ad elements for better performance. The post-placement optimization helps the operating entity to deliver sustained campaign performance over time, adapting strategies to the evolving marketing landscape to maintain and enhance campaign effectiveness.

Enhanced Ads Placement Performance Supported by Data Analysis — Self-developed “Lucky System”

The operating entity’s in-house R&D team has developed the proprietary data analysis system, the Lucky System. The Lucky System offers insight into ad campaign efficiency by extracting actionable insights on the performance data of various visual elements within ads. This includes an analysis of how different editing choices — from the selection of visuals and music to the narrative structure of the stories told — influence viewer engagement and conversion rates.

The Lucky System is able to correlate creative elements with tangible outcomes, relying on data aggregation and statistical analysis rather than artificial intelligence or machine learning technologies.

The Lucky System tracks and processes performance metrics such as click-through rates, viewer retention, and conversion outcomes, linking them to discrete creative choices. For example, it can compile and compare viewer engagement across different visuals, music tracks, or narrative structures, and show which combination of elements yields a better ads performance. By interpreting these insights, the operating entity can identify which storylines, actor profiles, or visual effects resonate more strongly with targeted demographics. Basic proficiency in data interpretation and basic staff training is required to operate the Luck System, the operating entity therefore provide such training for employees who will work with the Lucky System.

The Lucky System facilitates a continuous cycle of improvement. By systematically analyzing the performance data of short video ads, the operating entity can refine its strategies, making data-driven decisions to enhance ad placement. This ongoing optimization process ensures that campaigns remain dynamic and responsive to changing viewer preferences and market trends.

Highly Experienced Team

The team of the operating entity is highly experienced and skilled. This team comprises seasoned professionals with a broad spectrum of expertise spanning digital marketing, creative design, and technology development. Their cumulative experience provides a deep understanding of market dynamics, consumer behavior, and the latest advertising technologies.

Mr. Yu Wang, the Chief Executive Officer of the Company, has more than 13 years of experience in marketing for healthcare, medical and internet sectors. He worked at several media and technology companies in the PRC. Ms. Jia Zhong, the Chief Operating Officer of the Company, has over 5 years of experience in online digital marketing.

The operating entity encourages a culture of continuous learning and improvement. The staff regularly engage in professional development and industry networking to stay ahead of emerging trends and tools, ensuring that the company’s strategies and solutions remain at the forefront of the trend.

Growth Strategies

The operating entity is committed to pursuing the following growth strategies that aim to expand its market presence, enhance its technological capabilities, and drive sustained growth.

Expansion of Media Resources and Strengthening Relationships with Cooperating Authorized Third-Party Agents of Media Platforms

The operating entity plans to expand its media resource network. This move aims earning the operating entity access to more ad spaces and the ability to offer more competitive pricing to its clients. By diversifying its range of suppliers, the operating entity can offer its clients a wider spectrum of digital media opportunities, from mass market campaigns to targeted advertising efforts. As the operating entity evolves its position within the media supply chain, it is also scaling its internal operations to manage the increased volume and complexity of ad placements. This includes investing in talent acquisition to strengthen its negotiation and partnership management capabilities. Such improvements are critical for maintaining the level of service and performance that the operating entity’s clients have come to expect. The operating entity intends to further establish a more robust and diversified network of partnerships with authorized third-party agents of media platforms that not only encompasses the most influential platforms in the market but also innovative channels that target a more niche audience engagement. Through enhancing strategic partnerships with authorized third-party agents of media platforms and operational excellence, the operating entity can better offer tailored and innovative solutions to its clients.

Continued Investment in R&D of Existing Technology

The operating entity’s Lucky System is an important factor of its operational strategy. The Lucky System allows the operating entity to obtain data-driven insights that improve its operational efficiency and precision. Recognizing its important role in operation, the operating entity plans to continue investing in the development and enhancement of the Lucky System and similar technologies. This includes expanding its analytical capabilities, and developing new features that address the evolving needs of digital marketing solutions. R&D efforts are aimed at optimizing the Lucky System’s analytical capabilities. We plan to invest approximately $1.8 million (representing approximately 20% of the net proceeds of this offering), to the continuous R&D of the Lucky System and similar technology.

The Business Model

The operating entity operates in the digital marketing industry and provides customers in a variety of industries with digital marketing solutions, primarily via online short-video advertisements. The operating entity does not focus its operation on a specific industry, but rather serve customers regardless of their industry or sector. Short-video ads are more captivating, engaging and immersive for ultimate consumers compared to traditional online exhibition ads that are mostly static. The operating entity specializes in optimizing ads’ publicity and enhances their exposure to target consumers through placing short-video ads on a wide range of online media platforms such as Wechat and Douyin to achieve its clients’ marketing goals and improve their ROI. A typical marketing project for the operating entity’s client usually consists of five steps: understanding of advertiser’s goal, formation of marketing strategy, marketing solution placement, continuous post-placement optimization, and performance monitoring.

The use of data-driven strategies and the operating entity’s proprietary technology, the Lucky System, enhances ad performance and optimizes viewer engagement. This approach allows for precision targeting across different media platforms, ensuring that each campaign reaches its intended audience. By tailoring its marketing solutions to meet the diverse needs of a wide range of industries, the operating entity not only aligns its services with the goals of its clients but adapts to the preferences of today’s digital-first consumers. The following examples demonstrate the operating entity’s marketing content placed on two major online media platforms:

WeChat — One of Tencent’s Platforms

Douyin — One of ByteDance’s Platforms

The Business Flow and Relevant Market Participants

The operating entity provides tailored digital marketing solutions to advertiser clients, engages with online media platforms and their agents to acquire ads inventories and spaces. The diagram below illustrates the operating entity’s business flow, including connections with other relevant market participants.

____________

The operating entity does not engage media platforms directly, but only through their authorized agents.

Below is a comprehensive overview of the business flow and the interaction among the relevant market participants surrounding the operating entity’s operation.

Direct advertiser customers form the foundation of the operating entity’s operations. These customers range widely across various industries, seeking to engage with potential consumers through digital marketing campaigns. The operating entity serves both direct advertisers and advertising agencies acting on behalf of their clients, offering them a spectrum of digital marketing solutions tailored to their needs. Through its tailored one-stop marketing solutions, the operating entity assists advertisers in planning their marketing strategies, boosting brand visibility, and effectively acquiring, converting, and retaining ultimate consumers. Advertisers invest their marketing budgets with the operating entity, trusting the operating entity to leverage its expertise and proprietary technologies to maximize campaign impact.

Authorized third-party agents of media platforms are essential partners in the operating entity’s business model. The operating entity collaborates with the authorized third-party agents of a broad array of online media platforms, including popular short video platforms, social networks, and search engines, to place advertisements.

Internet users, the ultimate consumers of the content, are at the heart of the operating entity’s marketing efforts. The operating entity is committed to providing internet users with engaging and relevant digital marketing content, primarily through short video ads. These ads, known for their creativity and ability to captivate attention, are distributed on digital platforms in formats that are most likely to engage the specific demographics and prompt action depending on the advertiser client’s marketing goal. By employing targeting techniques and utilizing detailed performance data from its Lucky System, the operating entity is capable of delivering customized marketing solutions that enhance the online experience for users by presenting ads that are of genuine interest and relevance.

The integration of services provided to advertiser customers, the strategic collaboration with authorized third-party agents of media platforms, and the focused delivery of content to internet users encapsulate the operating entity’s business model.

The Service Flow

The operating entity’s service flow is typically divided into five steps, ensuring a seamless transition from understanding an advertiser’s objectives to the delivery and optimization of marketing campaigns. Prior to initiating a marketing project for its advertiser clients, the operating entity will enter into partnerships with authorized third-party agents of online media platforms, which are the operating entity’s suppliers, through an annual framework agreement. The annual framework agreement is the same agreement entered into with the operating entity’s supplier discussed elsewhere in this prospectus. To establish formal engagement with its customer, the operating entity and its customer usually enter into an annual framework agreement for its digital marketing solutions. The annual framework agreement for customers typically sets the term for one year and contains no exact service charge, which will depend on the actual result of marketing campaign. The annual framework agreement for customers contains customary clauses such as scope of work, representations and warranties, payment method, confidentiality terms, etc.

Understanding of Advertiser’s Goal

The operating entity engages in discussions with the advertiser to understand their marketing objectives, target audience, and desired outcomes. Leveraging its market expertise, the operating entity learns the marketing objectives and advises the client how to shape the objective into an achievable target. This step sets the tone for a customized marketing campaign, ensuring that subsequent action is aligned with the advertiser’s goal, whether it’s increasing brand awareness, driving sales, or enhancing customer engagement.

Formation of Marketing Strategy

The operating entity starts to create of a tailored marketing plan. This step involves selecting the appropriate online platforms for ad placements based on the ad contents provided by the client and their needs, and defining the campaign’s key performance indicators (KPIs). The strategy is formulated considering the latest digital marketing trends and consumer behaviors, so that the proposed plan is not only tailored to the advertiser’s objectives but also poised to capture the attention of the desired audience effectively.

Marketing Solution Placement

With the marketing strategy ready, the operating entity proceeds to place these advertisements across the chosen media platforms, while ensuring each ad reaches its intended audience. The operating entity’s placement staff competes for premium ad inventory on behalf of its clients. The operating entity places each ad in an environment where it is most likely to succeed, leveraging platform-specific features and demographics targeting to enhance ad performance.

Continuous Post-Placement Optimization

Through continuous monitoring and analysis of marketing performance, the operating entity identifies areas for improvement and quickly implements changes to optimize the campaign’s effectiveness. This could involve adjusting ad placements or reallocating budgets to better-performing ad spaces. The goal is to ensure that the campaign remains responsive to audience engagement patterns and achieves a better return on investment for its client.

Performance Monitoring

The final step in the operating entity’s service flow is a performance review. This involves collecting and analyzing data on various metrics such as impressions generated, user click-throughs, conversion rates, and ROI. The operating entity provides reports to its clients, offering insights into the campaign’s performance and the audience’s behavior. This feedback loop is essential for measuring result against the initial objectives and for informing future marketing strategies. It reinforces the collaborative relationship between the operating entity and its clients, built on transparency, results, and shared growth.

Revenue and Pricing Model

Our revenue is generated by our tailored digital marketing solutions, mainly with online short-video ads.

Our service includes the abovementioned five steps services, performed pursuant to the annual framework agreement that the operating entity enters into with its clients. The operating entity’s revenue is performance-based as measured by ad performance data, and pricing model, and it primarily bill their advertisers using CPM model. CPM, which is Cost Per Mille, is a mobile advertising pricing model where an advertiser pays a media platform (typically a short video platform, search engine, or a network of websites) or its agents when Internet users view the ad a thousand times, multiplied by the cost per thousand views we charge to our advertising clients, which is variable and determined based on factors such as the advertising client’s specific demand of the operating entity’s service, competition during the placement bidding process, the price that the advertiser is willing to bid and real time fluctuation of market price of ad space. Under the CPM model, the operating entity recognizes revenue when a thousand views from Internet users are recorded by the media platform’s backend billing system.

Authorized third-party agents of media platforms may also grant rebates mainly based on gross advertisement spending (i) in the form of advances to suppliers for future traffic acquisition; (ii) to net off the account payables the operating entity owed to them; or (iii) in cash. The operating entity has control in the service rendered to its advertisers before delivery and acts as the principal under this business model, and, therefore recognizes revenue earned and costs incurred related to these transactions on a gross basis. Under this arrangement, the rebates earned from authorized third-party agents of media platforms are recorded as a reduction of cost of services.

For the fiscal years ended March 31, 2025 and 2024, we had a revenue of approximately $13.28 million and $7.59 million, respectively, and a net income of approximately $826,009 and $144,275, respectively.

Data Privacy and Security

The business of the operating entity does not require obtaining personal data from Internet users. The data it acquires is mainly the number of impression, clicks and conversions, which does not involve personal private data. These data are generated and stored at media platforms where the operating entity places ads for its advertisers, such as ByteDance and Tencent, and are protected by the policies of these platforms.

Suppliers

The operating entity engages suppliers which are authorized third-party agents of mainstream media platforms, such as Tencent and Bytedance. The cooperation with them is based on their quotes and services and the operating entity will place ads on media platforms, such as Tencent and Bytedance, through their authorized third-party agents.

Below are the lists of our top five suppliers in the fiscal years ended March 31, 2025 and 2024.

•        Fiscal year ended March 31, 2025

Supplier	Purchase Amount (RMB’000); Percentage	Major Contract Terms
Supplier A	64,922 (76.8%)

Supplier A allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on February 7, 2023. The operation period of the contract was from February 7, 2023 to February 6, 2024. On February 7, 2024, the operating entity signed a new information service framework agreement with Supplier A. The contract is valid until February 6, 2025, and is automatically renewed for another year, until February 6, 2026.

Supplier	Purchase Amount (RMB’000); Percentage	Major Contract Terms
Supplier B	11,194 (13.2%)

Supplier B allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on August 1, 2023. The operation period of the contract was from August 1, 2023 to July 31, 2024. On August 1, 2024, the operating entity signed a new information service framework agreement with Supplier B. The period of the contract was from August 1, 2024 to July 31, 2025.

Supplier C	5,713 (6.8%)

Supplier C allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on January 1, 2024. The operation period of the contract was from January 1, 2024 to December 31, 2024. On January 1, 2025, the operating entity signed a new information service framework agreement with Supplier C. The contract is valid until December 31, 2025.

Supplier D	1,188 (1.4%)

Supplier D allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on April 6, 2023. The operation period of the contract was from April 6, 2023 to April 5, 2024. On April 11, 2025, the operating entity signed a new information service framework agreement with Supplier D. The period of the contract was from April 11, 2025 to April 11, 2026.

Supplier E	429 (0.5%)

Supplier E allowed the operating entity to place ads on Tencent’s platforms. The contract took effect on January 1, 2024. The operation period of the contract was from January 1, 2024 to December 31, 2025.

Total Purchase Amount of Top Five Suppliers (RMB’000); Percentage	83,446 (98.7%)
Total Purchase Amount (RMB’000)	84,535

•        Fiscal year ended March 31, 2024

Supplier	Purchase Amount (RMB’000); Percentage	Major Contract Terms
Supplier A	30,881 (59.5%)

Supplier A allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on February 7, 2023. The operation period of the contract was from February 7, 2023 to February 6, 2024. On February 7, 2024, the operating entity signed a new information service framework agreement with Supplier A. The contract is valid until February 6, 2025, and is automatically renewed for another year, until February 6, 2026.

Supplier C	7,657 (14.8%)

Supplier C allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on January 1, 2024. The operation period of the contract was from January 1, 2024 to December 31, 2024. On January 1, 2025, the operating entity signed a new information service framework agreement with Supplier C. The contract is valid until December 31, 2025.

Supplier	Purchase Amount (RMB’000); Percentage	Major Contract Terms
Supplier B	6,873 (13.2%)

Supplier B allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on August 1, 2023. The operation period of the contract was from August 1, 2023 to July 31, 2024. On August 1, 2024, the operating entity signed a new information service framework agreement with Supplier B. The period of the contract was from August 1, 2024 to July 31, 2025.

Supplier F	2,197 (4.2%)

Supplier F allowed the operating entity to place ads on Tencent’s platforms. The contract took effect on January 1, 2023. The operation period of the contract was from January 1, 2023 to December 31, 2023.

Supplier D	1,566 (3.0%)

Supplier D allowed the operating entity to place ads on Douyin and Toutiao. The contract took effect on April 6, 2023. The operation period of the contract was from April 6, 2023 to April 5, 2024. On April 11, 2025, the operating entity signed a new information service framework agreement with Supplier D. The period of the contract was from April 11, 2025 to April 11, 2026.

Total Purchase Amount of Top Five Suppliers (RMB’000); Percentage	49,173 (94.7%)
Total Purchase Amount (RMB’000)	51,889

The major factors that the operating entity would consider when selecting suppliers are their fee quotes, reverting speed, payment period, and platform presence. The operating entity does not frequently change its suppliers.

Customers, Sales, and Marketing

The operating entity values having professional operation abilities for its advertisers. As a result, most of its advertisers would actively seek cooperation with it instead of being solicited by the operating entity. In addition, authorized third-party agents media platforms which are familiar with the operating entity’s expertise often refer advertisers to it. The operating entity generally does not market itself to potential advertisers.

The operating entity usually enters into framework agreements with advertisers who intend to engage its digital marketing solutions services over a period of time (usually a year or shorter). If it is asked to run a specific advertising campaign for a short period (usually for social media marketing services), it may enter into one-off agreements with the advertisers. The operating entity’s contracts with its advertisers generally do not include exclusive obligations to use its services, and its advertisers are generally free to place their ads through other advertising agencies or work with multiple advertising agencies on a specific advertising campaign. During the fiscal years ended March 31, 2025 and 2024, the operating entity had 377 and 138 advertisers, respectively. Below are the lists of our top five advertiser customers during the fiscal years ended March 31, 2025 and 2024, respectively:

•        Fiscal year ended March 31, 2025

Advertiser Customer	Sales Amount (RMB’000); Percentage	Major Contract Terms
Customer A	21,183 (22.4%)

The operating entity provided marketing services for Customer A on the media platforms Douyin and Toutiao. The contract term was from September 28, 2023 to September 27, 2024. On September 28, 2024, the operating entity signed a new information service framework agreement with Customer A. The period of the contract was from September 28, 2024 to September 27, 2025.

Advertiser Customer	Sales Amount (RMB’000); Percentage	Major Contract Terms
Customer B	6,921 (7.3%)

The operating entity provided marketing services for Customer B on the media platforms Douyin, Toutiao and Tencent’s platforms. The contract term was from January 19, 2024 to January 18, 2025. On March 25, 2025, the operating entity signed a new information service framework agreement with Customer B. The period of the contract was from March 25, 2025 to March 24, 2026.

Customer C	4,968 (5.2%)	The operating entity provided marketing services for Customer C on the media platforms Douyin and Toutiao. The contract term was from April 20, 2024 to April 19, 2025.
Customer D	4,862 (5.1%)

The operating entity provided marketing services for Customer D on the media platforms Douyin and Toutiao. The contract term was from January 4, 2024 to January 3, 2025. On January 4, 2025, the operating entity signed a new information service framework agreement with Customer D. The period of the contract was from January 4, 2025 to December 31, 2025.

Customer E	3,960 (4.2%)

The operating entity provided marketing services for Customer E on the media platforms Douyin and Toutiao. The contract term was from January 1, 2024 to December 31, 2024. On January 2, 2025, the operating entity signed a new information service framework agreement with Customer E. The period of the contract was from January 2, 2025 to December 31, 2025.

Total Sales Amount of Top Five Customers (RMB’000); Percentage	41,893 (44.2%)
Total Sales Amount (RMB’000)	94,839

•        Fiscal year ended March 31, 2024

Advertiser Customer	Sales Amount (RMB’000); Percentage	Major Contract Terms
Customer F	8,268 (15.3%)

The operating entity provided marketing services for Customer F on the media platforms Douyin and Toutiao. The contract term was from August 5, 2022 to August 4, 2023. On August 5, 2023, the parties entered into a renewed service contract with the term from August 5, 2023 to August 4, 2024. According to the renewed contract, the term was automatically renewed for another year to August 5, 2025, since no parties provided written termination notice.

Customer G	3,276 (6.1%)	The operating entity provided marketing services for Customer G on the media platforms Douyin, Toutiao and Tencent’s platforms. The contract term was from January 4, 2023 to January 3, 2024.

Advertiser Customer	Sales Amount (RMB’000); Percentage	Major Contract Terms
Customer A	2,051 (3.9%)

The operating entity provided marketing services for Customer A on the media platforms Douyin and Toutiao. The contract term was from September 28, 2023 to September 27, 2024. On September 28, 2024, the operating entity signed a new information service framework agreement with Customer A. The period of the contract was from September 28, 2024 to September 27, 2025.

Customer H	1,937 (3.6%)	The operating entity provided marketing services for Customer H on the media platforms Douyin and Toutiao. The contract term was from January 1, 2024 to December 31, 2025.
Customer I	1,741 (3.2%)	The operating entity provided marketing services for Customer I on the media platforms Douyin and Toutiao. The contract term was from January 1, 2024 to December 31, 2024.
Total	17,273 (32.0%)
Total Sales Amount (RMB)	53,976

Industry

The operating entity is engaged in the digital marketing industry within China. A significant portion of the advertisements placed by the operating entity are online short videos ads, positioning it prominently within the short-video ads sector of the Chinese digital marketing market. Based on the 2023 China Internet Advertising Market Research Report by iResearch Inc.1 (the “iResearch Report”), the market value of the internet marketing industry (digital marketing industry) in China was estimated at approximately RMB1006.5 billion (approximately $141.8 billion) in 2022, with projections to increase to approximately RMB1136.9 billion (approximately $160.1 billion) in 2023, approximately RMB1255.0 billion (approximately $176.8 billion) in 2024, and approximately RMB1375.1 billion (approximately $193.7 billion) by 2025. This reflects an anticipated compounded annual growth rate (“CAGR”) of approximately 10.96% over these three years. Within the broader internet advertising sector, short-video advertisements constituted approximately 25.3% of the market, totaling approximately RMB254.6 billion (approximately $35.9 billion) in 2022. This segment is expected to expand to approximately RMB295.6 billion (approximately $41.6 billion) in 2023, approximately RMB335.1 billion (approximately $47.2 billion) in 2024, and approximately RMB375.4 billion (approximately $52.9 billion) in 2025, with an expected CAGR of approximately 13.81%. The market share of short-video ads within the internet advertising industry is anticipated to increase to approximately 26.0% in 2023, approximately 26.7% in 2024, and approximately 27.3% in 2025, underscoring the growing significance of short-video ads in the digital marketing market.

Short-video ads are mostly viewed on mobile devices, such as mobile phone or tablet devices. With the increasing popularity of short video social media platforms in recent years, advertising placement and marketing content on these platforms are playing an increasingly crucial role in the digital marketing industry. According to the 2023 China Mobile Advertising Market Annual Analysis by Yiguan Analysis2 (the “Yiguan Analysis”), the user base and engagement with short videos have reached unprecedented levels, with the penetration rate steadily increasing in 2022. Short videos have captured a significant portion of mobile internet browsing time among Internet users and have leveraged decentralized intelligent recommendation systems, making them a vital medium for efficiently reaching and organically expanding the user base. As of December 2022, the monthly active users (“MAU”) of short video platforms totaled approximately 936 million, marking a year-on-year increase of approximately 10.5% compared to December 2021. On average, Internet users spent approximately 196 minutes per day on short video platforms, representing a year-on year increase of approximately 12.2% compared to December 2021.

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1        iResearch, https://report.iresearch.cn/report_pdf.aspx?id=4300 (last visited April 22, 2024)

2        Yiguan Analysis, https://www.analysys.cn/article/detail/20021033 (last visited April 22, 2024)

The rapid growth of the digital marketing industry, driven by the increasing popularity of short video ads, has led to a rising demand for tailored and effective digital marketing and advertising services among advertisement clients in China. This trend has catalyzed the growing needs for the operating entity’s services.

Competition

The digital marketing industry in China is highly fragmented and competitive. Top-tier service providers with various distribution channels and technology advantages are expected to prevail in the future.

Digital marketing solution providers compete primarily on access to media resources, size of advertiser base, experienced management and service professionals, sufficiency of funding, quality of service, brand recognition, optimization capability, and technological competency.

Employees

The operating entity had 24 and 25 employees in China as of March 31, 2025 and 2024, respectively. The following table sets forth the number of its full-time employees by function in the past two fiscal years respectively:

Function	Number of Employees as of March 31
	2024	2025
Administration, finance, and management	3	4
Operation	10	13
Sales and marketing	9	3
Research and development	3	4
Total	25	24

The operating entity’s full-time employees typically enter into standard employment contracts with it. As required under China’s regulations, the operating entity participates in various employee social security plans that are organized by applicable local municipal and provincial governments, including housing, pension, medical, work-related injury, maternity, and unemployment benefit plans. The operating entity does not have contractor workers.

We believe the operating entity maintains a good working relationship with its employees, and it has not experienced material labor disputes in the past. None of its employees are represented by labor unions.

Insurance

The operating entity does not maintain director liability insurance, property insurance, business interruption insurance, or general third-party liability insurance.

Property

As of the date of this prospectus, the operating entity does not own any property. The operating entity leases one office in China with an aggregate gross floor area of approximately 362.13 square meter. The areas of leased premises are based on the figures specified in the certificates of land use or the corresponding lease agreements. The following table shows notable information for the properties the operating entity leases as of the date of this prospectus:

Location	Area (Square meter)	Current Use	Term of Use	Annual Rental
Room 25-1, Block 2, Zhongyu Square, 90# Hongjin Road, Longxi Street, Yubei District, Chongqing, China	362.13	Principal Executive Office	From June 21, 2024 to June 20, 2026	RMB 432,000

We believe the facilities the operating entity currently leases are adequate to meet its needs for the foreseeable future.

Intellectual Property

Software Copyright Information

As of the date of this prospectus, the operating entity has one registered computer software copyright for the Lucky System as follows:

Registration Number	Full Name of Software	Date of Completion	Date of Publication
2024SR0448957	Lucky Short Video Intelligent Data Analysis System V1.0	December 18, 2023	January 26, 2024

Domain Name

As of the date of this prospectus, the operating entity has one registered domain name as follows:

No.	Domain Name	Date of Registration	Date of Expiration
1	luckyhyq.com	February 4, 2024	February 4, 2025

Trademark

As of the date of this prospectus, the operating entity has 6 registered trademarks as follows:

No.	Trademark	International Category	Registration Number	Registration Date	Valid Until
1		38	77037159	August 28, 2024	August 27, 2034
2		41	76865266	July 28, 2024	July 27, 2034
3		09	76876515	July 28, 2024	July 27, 2034
4		42	76879609	July 28, 2024	July 27, 2034
5		35	77025049	August 28,2024	August 27, 2034
6		38	76880657	July 28, 2024	July 27, 2034

As of the date of this prospectus, the operating entity has a R&D team of 2 members developing the Lucky System and related technologies.

The operating entity implements a set of comprehensive measures to protect its intellectual properties, in addition to making trademark and patent registration applications. Key measures include: (i) timely registration, filing, and application for ownership of its intellectual properties, (ii) actively tracking the registration and authorization status of intellectual properties and taking action in a timely manner if any potential conflicts with its intellectual properties are identified, and (iii) clearly stating all rights and obligations regarding the ownership and protection of intellectual properties in all employment contracts and commercial contracts it enters into.

As of the date of this prospectus, it has not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in China.

Seasonality

The operating entity’s business is not subject to obvious seasonal fluctuations.

Legal Proceedings

From time to time, the operating entity may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. The operating entity is currently not a party to, and it is not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

This section sets forth a summary of the principal PRC laws, regulations, and rules relevant to our business and operations in PRC.

PRC Regulations

We operate our business in China under a legal regime created and made by PRC lawmakers consisting of the NPC, the country’s highest legislative body, the State Council, the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology (“MIIT”), the SAMR. This section summarizes the principal PRC regulations related to our business.

Regulation on Foreign Investment

Investment activities in China by foreign investors are principally governed by the Negative List and the Catalogue of Industries for Encouraging Foreign Investment (the “Encouraging Catalogue”), which were promulgated and are amended from time to time by the NDRC and the MOFCOM. The Negative List and the Encouraging Catalogue classify industries into three categories with regard to foreign investment: (i) “encouraged,” (ii) “restricted,” and (iii) “prohibited.”

The currently effective Negative List is the 2024 Negative List, which was published by the MOFCOM and NDRC on September 6, 2024 and became effective on November 1, 2024. In addition, the MOFCOM and the NDRC also jointly promulgated the Encouraged Foreign Investment Industry Catalogue (2022) on October 26, 2022, which became effective on January 1, 2023. Industries that are not listed in the 2024 Negative List are permitted areas for foreign investments and are generally open to foreign investment unless specifically restricted by other PRC regulations. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold majority interests in such joint ventures. In addition, projects in the restricted category may be subject to higher-level government approval requirements. Foreign investors are not allowed to invest in industries in the prohibited category. We do not engage in any restricted or prohibited industries.

In addition, an FIE in the PRC is required to comply with other regulations on its incorporation, operation and changes. On March 15, 2019, the NPC adopted the Foreign Investment Law, which became effective on January 1, 2020. Pursuant to the Foreign Investment Law, the PRC will grant national treatment to FIEs, except for those FIEs that operate in industries that fall within “restricted” or “prohibited” categories as prescribed in the 2024 Negative List to be released or approved by the State Council.

On December 26, 2019, the State Council promulgated the Implementation Rules, which became effective on January 1, 2020. The Implementation Rules further clarify that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize a foreign investment environment, and advances a higher-level opening. On December 30, 2019, the MOFCOM and the SAMR jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in PRC, directly or indirectly, the foreign investor or the FIE shall submit the investment information to the competent commerce department.

Our PRC subsidiaries are mainly engaged in online marketing industry, which do not fall into any restricted or prohibited industries. Our PRC subsidiaries have obtained all permissions and approvals required for its business operations.

We cannot assure you that the interpretation and implementation of the Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact our corporate governance and business operations in any aspect. See “Risk Factors — Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations.”

Regulations on Advertisements and Online Advertising

Pursuant to the Advertising Law promulgated by the SCNPC on October 27, 1994 and came into effect on February 1, 1995, which was last amended on April 29, 2021, the Advertising Law applies to the commercial advertising activities whereby product business operators or service providers, through certain media or forms, directly or indirectly introduce the products or services they are marketing in the PRC.

The advertisers refer to the natural persons, legal persons or other organizations that, for the purpose of marketing products or services, design, produce and publish advertisements either by themselves or by commissioning others to do so. The advertising agents refer to the natural persons, legal persons or other organizations that on a commission basis provide advertisement designing, production and agent service. The advertisement publishers refer to the natural persons, legal persons or other organizations that publish advertisements for advertisers or advertising agents commissioned by advertisers.

An advertisement shall not contain any information that is false or causing misunderstanding and shall not deceive or mislead consumers. Advertisers shall be responsible for the authenticity of the content of their advertisements. Advertisers, advertising agents and advertisement publishers shall, when engaged in advertising activities, abide by laws and regulations, and comply with the requirements of honesty, credibility and fair competition.

The administration for market regulation of the State Council shall be in charge of the supervisory and administrative work for advertisements nationwide and relevant departments of the State Council shall be responsible for the work relating to the administration of advertisements within their respective scope of duties. The local administrations for market regulation at or above the county level shall be in charge of the supervisory and administrative work for advertisements within their respective administration regions and the relevant departments of the local people’s governments at or above the county level shall be responsible for the work relating to the administration of advertisements within their respective scope of duties.

An advertisement shall not involve any of the following circumstances: (1) using or using in a disguised manner the national flag, the national anthem, the national emblem, the army flag, the military song or army emblem of the PRC; (2) using or using in a disguised manner the names or images of the State organs or their functionaries; (3) using words such as the State-level, the highest-grade or the best; (4) impairing the dignity or interests of the State or disclosing the secrets of the State; (5) hindering social stability or harming public interests; (6) endangering the safety of the person or property, or disclosing personal privacy; (7) hindering the public order or violating the sound social morals; (8) having information suggesting pornography, eroticism, gamble, superstition, terror or violence; (9) carrying information of ethnic, racial, religious or sexual discrimination; (10) hindering the protection of environment, natural resources or cultural heritage; or (11) other circumstances prohibited by laws or administrative rules and regulations.

In accordance with the Advertising Law, an advertisement shall be readily identifiable. Where any law or regulation requires any content to be indicated expressly in an advertisement, such content shall be prominently and clearly indicated. In any advertisement, where there are expressions on the performance, function, place of origin, purpose, quality, ingredients, price, producer, validity period and undertaking of the product, or the content, provider, form, quality, price and undertaking of the service, such expressions shall be accurate, clear and explicit. In any content, where there are statements on additional presentation of gifts for the purpose of promoting the sale of goods or providing services, the type, specification, quantity, validity period and form of such gifts shall be expressly indicated. Any data, statistics, research result, abstract, quotation and other quoted information used in an advertisement shall be authentic and accurate, with the source indicated. If the quoted information is subject to a scope of application or validity period, the scope of application or validity period shall be clearly indicated. Where any advertisement involves any patented product or patented process, the patent number and patent category shall be indicated. Patent applications which have not been granted, patent rights and patents which are terminated, revoked, void shall not be advertised.

An advertising agent or an advertisement publisher shall, in accordance with relevant provisions of the State, establish and perfect a system of acceptance registration, examination and verification, and record management for advertising business. An advertising agent or an advertisement publisher shall check relevant supporting documents and verify the content of advertisements in accordance with laws and administrative rules and regulations. For an advertisement with untrue information or incomplete supporting documents, the advertising agent shall not provide designing, production and agent service, and the advertisement publisher shall not publish such advertisement.

The advertising activities conducted through the Internet shall be subject to the provisions of the Advertising Law. The publication or delivery of advertisements through the Internet shall not impair the normal use of the network by users. The advertisements published in pop-up form on the webpage of the Internet and other forms shall be clearly marked with a “close” sign and ensure one-key close.

With respect to publishing advertisements for medical treatment, pharmaceuticals, medical devices, agricultural pesticides, veterinary drugs or health food, or other advertisements subject to examination as provided by laws or administrative rules and regulations, the relevant departments (hereinafter referred to as the “advertisement examination organ”) shall, prior to the publishing, examine the content of such advertisements; in the absence of such examination, such advertisements shall not be published. For those who violate the Advertising Law, they may be subject to punishment, including, but not limited to fines, confiscating advertising fees, suspension of advertisement publishing business, revocation of business license, or revocation of registration certificates for advertisement publishing.

The Regulations on Administration of Advertisement was promulgated by the State Council on October 26, 1987 and became effective on December 1, 1987. The Regulations on Administration of Advertisement has made stipulation including the form of advertisements, the content of advertisements, the examination and approval procedures required for the entities that operate advertising business, the types of advertisements that need to be applied for publication/displaying/posting, the displaying/posting of outdoor advertisements, the standard of advertisements charges, the standard of advertising agency fees, legal liability, and punishment.

Regulations on Internet Advertisement

The Interim Measures for the Administration of Internet Advertisements was promulgated by the State Administration for Industry and Commerce on July 4, 2016 and became effective on September 1, 2016.

Advertising activities through Internet shall be governed by the Advertising Law and the Interim Measures for the Administration of Internet Advertisements.

Internet advertising means the commercial advertising for directly or indirectly marketing goods or services in the form of text, image, audio, video or others forms through website, webpage, Internet application or other Internet media. Internet advertising including: (1) advertisements for marketing goods or services in the form of text, picture, video and others forms that contain links; (2) e-mail advertisements for marketing goods or services; (3) paid search advertisements for marketing goods or services; (4) advertisements in commercial displays for marketing goods or services; where certain information shall be displayed by operators to consumers as required by laws, regulations and rules, such laws, regulations and rules shall apply; and (5) other commercial advertisements for marketing goods or services through Internet media.

Internet advertising shall be distinguishable, marked with “advertisement,” to enable consumers to identify it as an advertisement. Paid search advertising shall be clearly distinguished from natural search results.

The publication or delivery of advertisements through the Internet shall not impair the normal use of the network by users. The advertisements published in pop-up form on the webpage of the Internet and other forms shall be clearly marked with a “close” sign and ensure one-key close. Nobody may induce users to click on the advertising content in a deceptive manner. No advertisement or advertisement link shall be attached to the emails sent by users without permission.

Internet advertisements may be published with targeted purpose in the form of programmatic buying of advertisements and based on the information integration and data analysis services provided on the advertising demand side platform, medial platform and advertising information exchange platform. As for Internet advertisements published in the form of programmatic buying of advertisements, the operator of an advertising demand side platform shall clearly indicate the source of advertisements.

None of the following acts may occur in Internet advertising activities: (1) provide or use applications, hardware etc. to intercept, filter, cover, fast forward or take other restrictive measures against the advertisements under the normal operation of others; (2) use the network access, network equipment and applications to destroy the normal advertising data transmission, tamper or block the advertisements under the normal operation of others, or load advertisements without permission; (3) use the false statistical data, dissemination results or Internet media value to induce a false offer and seek illegitimate interests or harm the interests of others.

Internet advertising publishers and advertising operators shall, in accordance with the relevant provisions of the State, establish and improve the acceptance registration, examination and verification and file management systems of Internet advertising activities, examine, review, verify and register the name, address, valid contact information and other identity information of advertisers, and establish the registration archives and verify and update the same on a regular basis. Internet advertising publishers and advertising operators shall verify the relevant certification documents and review the advertising content, and shall not design, produce, act as agents for or publish an advertisement if the content of advertising does not match or the documentary evidences thereof is not complete. Internet advertising publishers and advertising operators shall be equipped with the advertising review staff who are familiar with advertising regulations; and shall establish a specialized agency responsible for the review of Internet advertising if relevant conditions are met. The operating entity has acted in compliance with these regulations and, as of the date of this prospectus, has not receive any administrative penalties for any violation of these regulations.

Although the operating entity has established internal policies to review the advertising content before it is distributed to ensure compliance with applicable laws, we cannot ensure that each advertisement for which the operating entity provides advertising services complies with all PRC laws and regulations relevant to advertising activities. See “Risk Factors — Risks Related to Doing Business in China — The operating entity is subject to, and may expend significant resources in defending against, government actions and civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide agency services.”

Regulations on E-commerce

Pursuant to the E-Commerce Law of the PRC promulgated by the SCNPC in August 2018, which became effective on January 1, 2019, an e-commerce operator shall (i) register themselves as an market entity according to the law; (ii) fulfill their tax obligations and enjoy tax preference in accordance with the law; (iii) disclose information about commodities or services in a comprehensive, faithful, accurate and timely manner, so as to safeguard consumers’ right to know and right of choice; it shall not engage in false or misleading publicity activities by means of fictitious deals, fabricated user comments or otherwise to cheat and mislead consumers; (iv) also provide consumers with options not targeting their personal characteristics, and respect and equally safeguard the lawful rights and interests of consumers, while displaying search results of commodities or services to consumers according to their interests, preferences, consumption habits and other personal characteristics; and (v) observe and follow relevant provisions of the Advertising Law of the PRC.

Pursuant to the Measures for the Supervision and Administration of Online Transactions, which was promulgated on March 15, 2021 by SAMR, and took effect from May 1, 2021, online transaction operators shall sell commodities or provide services satisfying the requirements of protecting personal and property safety and the environment. The online transaction operator shall not sell any goods or provide any services which are prohibited by any law or administrative regulation, damage state or public interest, or violate public order and good customs. An online transaction operator that collects or uses consumers’ personal information shall explicitly state the purposes, methods and scope of the collection or use of information and obtain the consent of consumers. An online transaction operator shall disclose the information of goods or services in a comprehensive, truthful, accurate and timely manner, in order to protect consumers’ right to know and right to choose. The online transaction operators shall not force customers, whether or not in a disguised manner, to consent to the collection and use of information not directly related to their business activities by means of one-off general authorization, default authorization, bundling with other authorizations, or the suspension of installation and use. Collection and use of the customers’ sensitive information, such as personal biological characteristics, medical health, financial accounts and personal whereabouts, shall require the consent of such customers on an item-by-item basis.

Pursuant to the Consumer Rights and Interests Protection Law of the PRC (the “Consumer Protection Law”) promulgated by SCNPC on October 31, 1993, which was latest amended on October 25, 2013 and effective on March 15, 2014, business operators must guarantee that the commodities they sell and the services they provide satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities and the services, and guarantee the quality, function, usage and term of validity of the commodities and services. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and may even subject the business operators to criminal penalties.

Regulations on Information Security and Privacy Protection

Pursuant to the Decision Regarding the Safeguarding of Internet Security, promulgated by the SCNPC on December 28, 2000, and amended with immediate effect on August 27, 2009, unlawful actions include but not limited to: (i) gain improper entry into a computer information system of national affairs, national defense or cutting-edge science and technology; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights.

Pursuant to the Several Provisions on Regulating the Market Order of Internet Information Services promulgated by the MIIT on December 29, 2011 and came into effect on March 15, 2012, an Internet information service provider may not collect any user personal information or provide any such information to third parties without the consent of the users, unless otherwise stipulated by laws and administrative regulations. The Internet information service provider must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. The Internet information service provider is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, the Internet information service provider must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunications regulatory authority and cooperate with relevant departments in investigation and providing a solution.

Pursuant to the Decision on Strengthening the Protection of Online Information promulgated by the SCNPC on December 28, 2012 and came into effect on the same date, and the Provisions on Protecting the Personal Information of Telecommunication and Internet Users promulgated by the MIIT on July 16, 2013 and came into effect on September 1, 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An Internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying any such information, or selling or illegally providing such information to other parties. An Internet information service provider is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss.

Pursuant to the Cybersecurity Law promulgated by the SCNPC on November 7, 2016, which became effective on June 1, 2017, the Cybersecurity Law aims to maintain the network security, safeguard the cyberspace sovereignty, national security and public interests, protect the lawful rights and interests of citizens, legal persons and other organizations, and requires that a network operator, which includes, among others, Internet information services providers, take technical measures and other necessary measures in accordance with the provisions of applicable laws and regulations as well as the compulsory requirements of the national and industrial standards to safeguard the safe and stable operation of networks.

Furthermore, on November 28, 2019, the Secretary Bureau of the CAC, the MIIT, the Ministry of Public Security and the SAMR, jointly issued the Notice on the Measures for the Determination of the Collection and Use of Personal Information by Apps in Violation of Laws and Regulations, which aims to provide reference for the supervision and administration departments and provide guidance for the mobile applications operators’ self-examination and self-correction and social supervision by Internet users, and further elaborates on the forms of behavior constituting illegal collection and use of personal information through mobile applications, including: (i) failing to publish the rules on the collection and use of personal information; (ii) failing to explicitly explain the purposes, methods and scope of the collection and use of personal information; (iii) collecting and using personal information without the users’ consent; (iv) collecting personal information unrelated to the services provided and beyond necessity; (v) providing personal information to others without the users’ consent; and (vi) failing to provide the ability to delete or correct personal information according to the laws or failing to publish information such as how to file complaints or reports.

Pursuant to the Cybersecurity Review Measures promulgated by the CAC on April 13, 2020 and amended on December 28, 2021, which came into effect on February 15, 2022, if a CIIO purchases Internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of what constitute a CIIO remains unclear. In addition, the Cybersecurity Review Measures stipulates that online platform operator holding more than one million users’ personal information shall be subject to cybersecurity review before listing abroad. As advised by our PRC counsel, the operating entity is not a CIIO or “data processor,” as mentioned above.

The Data Security Law promulgated by the SCNPC on June 10, 2021, which took effect in September 2021, imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information.

Pursuant to the Regulations on the Security Protection of Critical Information Infrastructure promulgated by the State Council on July 30, 2021, which became effective on September 1, 2021, critical information infrastructure shall mean any important network facilities or information systems of the important industry or field such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, which may endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, competent departments and administration departments of each important industry and field shall be responsible to formulate determination rules and determine the critical information infrastructure operator in the respective important industry or field. The result of the determination of critical information infrastructure operator shall be informed to the operator.

Pursuant to the Several Provisions on Regulation of Automobile Data Security (for Trial Implementation) (the “Automobile Data Security Provisions”), promulgated by the CAC, together with the Ministry of Transport, the NDRC, the MIIT, and the Ministry of Public Security on August 16, 2021, which became effective on October 1, 2021, for the important data that processed during the use, operation or maintenance of automobile, such as personal information of more than 100,000 people, or the important data, the automotive data processor of such Important Data needs to submit a risk assessment report to the competent cyberspace administration regarding the important data processing activities to be carried out by it, and to annually report and submit the safety management status of the important data. The Automobile Data Security Provisions also dictated that when Important Data need to be provided to overseas parties due to business needs, a security assessment organized by the CAC in concert with the relevant departments of the State Council is required, and an automotive data processor shall not provide overseas parties with any Important Data for any reason beyond the purpose, scope and method, as well as the type and scale of the data, etc. specified for risk assessment of cross-border transfer of data.

Pursuant to the Personal Information Protection Law promulgated by the SCNPC on August 20, 2021, which became effective on November 1, 2021, sensitive personal information, once leaked or illegally used, may easily cause harm to the dignity of natural persons or grave harm to personal or property security, including information on biometric characteristics, financial accounts, individual location tracking, etc., as well as the personal information of minors under the age of 14. Personal information handlers shall bear responsibility for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the personal information handlers will be ordered to correct or suspend or terminate the provision of services, confiscation of illegal income, fines or other penalties.

Pursuant to the Measures for Security Assessment of Cross-border Data Transfer (Draft for Comment) circulated by the CAC on October 29, 2021, any data processor which processes or exports personal information exceeding certain volume threshold under such draft measures shall apply for security assessment by the CAC before transferring any personal information abroad. The security assessment requirement also applies to any transfer of important data outside of China.

Pursuant to the Regulations on Network Data Security Management promulgated by the State Council on September 24, 2024 and came into force on January 1, 2025, data processors shall, in accordance with relevant state provisions, apply for cybersecurity review when carrying out the following activities: (1) the merger, reorganization or separation of Internet platform operators which have acquired a large number of data resources related to national security, economic development or public interests, which affect or may affect national security; (2) data processors which handle personal information of more than one million people contemplating to list its securities on a foreign stock exchange; (3) data processors contemplating to list its securities on a stock exchange in Hong Kong, which affects or may affect national security; (4) other data processing activities that affect or may affect national security. If we fail to apply for or pass the cybersecurity review in accordance with the relevant laws and regulations, we will be required to take rectification measures, and at the same time subject to disciplinary warnings, and/or imposed an administrative penalty of an amount ranging from RMB50,000 (approximately $7,000) to RMB500,000 (approximately $70,000) for a single violation incident. Furthermore, if such violation results in a material impact, we may be subject to more severe penalties, such as revocation of relevant practicing licenses and permits.

Pursuant to the Administrative Provisions on Internet Information Service Algorithm Recommendation promulgated jointly by the CAC, the MIIT, the Ministry of Public Security and the SAMR on December 31, 2021, which came into effect on March 1, 2022, algorithm recommendation service providers shall inform users of their provision of algorithm recommendation services in a conspicuous manner, and publicize the basic principles, purpose intentions, and main operating mechanisms of algorithm recommendation services in an appropriate manner. Algorithm recommendation service providers selling goods or providing services to consumers shall protect consumers’ rights of fair trade, and are prohibited from carrying out illegal conducts such as unreasonable differential treatment on transaction conditions based on consumers’ preferences, purchasing habits, and other such characteristics.

The operating entity is a digital marketing solutions service provider, and neither the Company nor its subsidiaries engage in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries are operators of any “critical information infrastructure” as defined under the Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review (2021 version) and the Regulations on Network Data Security Management were recently adopted, and the Illegal Securities Opinions remain unclear on how such measures will be interpreted, amended and implemented by the relevant PRC governmental authorities. See “Risk Factors — Risks Related to Doing Business in

China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.”

Regulations on Company Establishment and Foreign Investment

The Company Law of the PRC (the “Company Law”) was promulgated by the SCNPC on December 29, 1993 and was last amended on December 29, 2023 and came into effect on July 1, 2024. According to the Company Law, companies established in the PRC are either limited liability companies or joint stock limited companies. A company is an enterprise legal person with independent legal person property, and is entitled to legal person property rights. The company shall bear liabilities for its debts with all its assets. The shareholders of a limited liability company shall bear liabilities for the company to the extent of their respective subscribed capital contribution. The shareholders of a joint stock limited company shall bear liabilities for the company to the extent of their respective subscribed shares. The Company Law shall be applicable to foreign-invested limited liability companies and joint stock limited companies. The provisions otherwise prescribed by the laws on foreign investment shall prevail.

Pursuant to the Foreign Investment Law promulgated by the National People’s Congress on March 15, 2019, which came into effect on January 1, 2020, the existing foreign-invested enterprises established prior to the effectiveness of the Foreign Investment Law may keep their corporate forms for five years. The implementing rules of the Foreign Investment Law has been stipulated separately by State Council. Pursuant to the Foreign Investment Law, “foreign investors” means natural person, enterprise, or other organization of a foreign country, “foreign-invested enterprises” means any enterprise established under PRC law that is wholly or partially invested by foreign investors and “foreign investment” means any foreign investor’s direct or indirect investment in PRC.

Pursuant to the Regulations on Implementing the Foreign Investment Law of the PRC and the Measures for the Reporting of Foreign Investment Information promulgated by the MOFCOM and the SAMR on December 30, 2019, which came into effect on January 1, 2020, since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in China, the foreign investors or foreign-invested enterprises shall submit investment information to the commerce authorities pursuant to these measures.

We cannot assure you that the interpretation and implementation of the Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact our corporate governance and business operations in any aspect. See “Risk Factors — Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations.”

Regulations on Intellectual Property

Copyright and Software Products

Pursuant to the Copyright Law of the PRC (the “Copyright Law”) promulgated by the SCNPC on September 7, 1990, which was last amended on November 11, 2020 and became effective on June 1, 2021, and the Implementation Regulations of the Copyright Law of the PRC promulgated by the State Copyright Administration on May 30, 1991, which was last amended by the State Council on January 30, 2013 and came into effect on March 1, 2013, Chinese citizens, legal persons, or organizations without legal person qualifications enjoy copyright in their works, whether published or not, in accordance with the Copyright Law. Work(s) refer to intellectual achievements that are of originality in the fields of literature, arts and science and are capable of being manifested in a certain form. Copyright includes personal rights and property rights.

Pursuant to the Regulations on Computer Software Protection promulgated by the State Council on June 4, 1991, which was last amended on January 30, 2013 and came into effect on March 1, 2013, Chinese citizens, legal persons, or other organizations are entitled, under these regulations, to the copyright in software developed thereby, whether published or not. Software protected under these regulations must have been independently developed by a developer and fixed on a certain tangible object. A software copyright owner is entitled to the following rights: right of publication, right of authorship, right of alteration, right of reproduction, right of distribution, right of rental, right of dissemination via an information network, right of translation, other rights to which a software copyright owner shall be entitled. Software copyright is created from the date when the development of the software is completed. With respect to a natural person’s software copyright, the term of protection shall be the life of the natural person plus 50 years after his or her decease, and shall end on December 31 of the 50th year after his or her death; in the case of a co-developed software, the term of protection shall end on December 31 of the 50th year after the death of the last of the natural persons. With respect to a legal person’s or other organization’s software copyright, the term of protection shall be 50 years, and shall end on December 31 of the 50th year after the software’s first release. If any such software remains unreleased within 50 years after its development is completed, it shall no longer be protected under these Regulations. Software copyright owners may register with software registration organizations recognized by the copyright administration department under the State Council. The registration certificate issued by the software registration organization is the preliminary certificate of the registered items.

As of the date of this prospectus, the operating entity has registered a computer software copyright for the Lucky System in mainland China. No copyright infringement claim has been filed, or, to the best of our knowledge, threatened, against the operating entity as of the date of this prospectus.

Trademarks

Pursuant to the Trademark Law of the PRC promulgated by the SCNPC on August 23, 1982, which was last amended on April 23, 2019, and the Implementation Regulations of the Trademark Law of the PRC promulgated by the State Council on August 3, 2002, which was amended on April 29, 2014 and came into effect on May 1, 2014, trademarks registered upon verification and approval of the Trademark Office are registered trademarks, including commodity trademarks, service trademarks, collective trademarks, and certification trademarks. A trademark registrant is entitled to the exclusive right to use the registered trademark and such right is protected by law. Any natural person, legal person or other organization, intending to acquire the exclusive right to use a trademark for his/her/its goods or services during production and business operations, shall apply for trademark registration with the Trademark Office. A registered trademark shall be valid for 10 years, commencing from the date of registration approval. Where a trademark registrant intends to continue using the registered trademark upon expiration of its valid period, the trademark registrant shall go through renewal procedures within 12 months prior to the date of expiry in accordance with relevant provisions. If such renewal application did not be filed within the prior period, a grace period of 6 months may be granted. Each renewal of registration shall be valid for 10 years commencing from the date immediately following the date of expiration of the last valid period of the trademark. If no application for renewal is filed upon expiration of the grace period, the registered trademark shall be deregistered.

As of the date of this prospectus, the operating entity has obtained 6 registered trademarks in mainland China. No trademark infringement claim has been filed, or, to the best of our knowledge, threatened, against the operating entity as of the date of this prospectus.

Domain Names

Pursuant to the Administrative Measures on Internet Domain Names was promulgated by the MIIT on August 24, 2017, which became effective on November 1, 2017, and the Implementing Rules of China Country Code Toplevel Domain Names Registration promulgated by China Internet Network Information Center on June 18, 2019, which became effective on the same day, the MIIT conducts supervision and administration of domain name services across the country. China Internet Network Information Center is the national top-level domain name registration authority. Domain name registration services shall be subject to the principle of “first apply first registration.” For a party engaging in Internet information service, it shall use domain names pursuant to laws and regulations as well as the relevant provisions of the telecommunication administrative authorities, and shall not use the domain names for illegal activities.

As of the date of this prospectus, the operating entity is the registered holder of one domain name for which the filing-for-record procedures have all been completed in mainland China. No infringement claim has been filed, or, to the best of our knowledge, threatened, against the domain names of the operating entity as of the date of this prospectus.

Patents

Pursuant to the Patent Law of the PRC (the “Patent Law”) which was promulgated by the SCNPC on December 27, 2008 and amended on October 17, 2020 and the revised version of which became effective on June 1, 2021 and its implementation rules which were promulgated by the State Council on December 11, 2023 and became effective on January 1, 2024, the patent administrative department of the State Council is responsible for administering patents in the PRC. The patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective jurisdictions. The Patent Law and its implementation rules provide for three types of patents, “invention,” “utility model,” and “design.” Invention patents, design patents and utility model patents are valid respectively for 20 years, 15 years and 10 years, from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. A third-party must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights.

Trade Secrets

According to the Anti-Unfair Competition Law of the PRC, promulgated by the SCNPC on September 2, 1993, as amended on November 4, 2017 and April 23, 2019 respectively, the term “trade secrets” refers to technical, business or other commercial information that is unknown to the public and is of commercial value for which the right holder, i.e., citizens, legal persons or other organizations with the ownership or use rights of trade secrets, has taken corresponding confidentiality measures. Under the PRC Anti-Unfair Competition Law, business persons are prohibited from infringing others’ trade secrets by: (1) acquiring a trade secret from the right holder by theft, bribery, fraud, coercion, electronic intrusion, or any other illicit means; (2) disclosing, using, or allowing another person to use a trade secret acquired from the right holder by any means as specified in the preceding subparagraph; (3) disclosing, using, or allowing another person to use a trade secret in its possession, in violation of its confidentiality obligation or the requirements of the right holder for keeping the trade secret confidential; and (4) abetting a person, or tempting, or aiding a person into or in acquiring, disclosing, using, or allowing another person to use the trade secret of the right holder in violation of his or her non-disclosure obligation or the requirements of the right holder for keeping the trade secret confidential. The parties whose trade secrets are being misappropriated may petition for administrative corrections, and regulatory authorities may order infringing parties to stop any illegal activities, confiscate any illegal income and fine the infringing parties.

Regulations on Foreign Exchange

Regulations on Foreign Currency Exchange

Pursuant to the PRC Foreign Currency Administration Rules promulgated on January 29, 1996 and most recently amended on August 5, 2008 and various regulations issued by the SAFE, and other relevant PRC government authorities, RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside China for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local office.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, which was promulgated on November 19, 2012, became effective on December 17, 2012, and was further amended on May 4, 2015, October 10, 2018, and December 30, 2019, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to direct investments. This circular also simplifies foreign exchange-related registration required for foreign investors to acquire equity interests of PRC companies and further improve the administration on foreign exchange settlement for FIEs.

Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment (the “SAFE Circular 13”), which was promulgated on February 13, 2015, became effective on June 1, 2015 and was amended on December 30, 2019, SAFE Circular 13 cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration. Investors should register with banks for direct domestic investment and direct overseas investment.

Pursuant to the Circular on Reforming the Management Approach Regarding the Settlement of Foreign Capital of Foreign-Invested Enterprise, which was promulgated on March 30, 2015, became effective on June 1, 2015, and was amended on June 9, 2016 and December 30, 2019, an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to this circular, for the time being, FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE should truthfully use its capital for its own operational purposes within the scope of its business; where an ordinary FIE (other than those FIEs with investment as the primary business) makes domestic equity investment with the amount of foreign exchanges settled, the FIE must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

Pursuant to the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification promulgated by the SAFE on January 26, 2017, which came into effect on the same date, several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities include requirements that: (i) banks should check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements pursuant to the principle of genuine transactions, i.e., to authenticate the transaction; and (ii) domestic entities should hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to this circular, domestic entities should make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

Pursuant to the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment promulgated by SAFE and became effective on October 23, 2019, all FIEs are allowed to use RMB converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment.

Pursuant to the Circular of the State Administration of Foreign Exchange on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business promulgated and effective on April 10, 2020 by the SAFE, the reform facilitating the payment of income under capital accounts will be promoted nationwide. Under the prerequisites that are meant to ensure true and compliant use of funds and compliance and complying with the prevailing administrative provisions on the use of income from capital projects, enterprises which satisfy the criteria are allowed to use income under the capital account, such as capital funds, foreign debt, and overseas listing, for domestic payment, without the need to provide proof materials for veracity to the bank beforehand for each transaction.

As of the date of this prospectus, to our knowledge, the operating entity has not violated any regulations, nor received notice of any violations of regulations in the field of foreign exchange.

Regulations on Dividend Distribution

Pursuant to the Company Law, the Foreign Investment Law and its Implementation Rules, FIEs in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A PRC company cannot distribute any profits until any losses from prior fiscal years have been offset.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

Pursuant to the SAFE Circular 37, promulgated by SAFE on July 4, 2014, (i) before PRC residents or entities conducting investment in offshore special purpose vehicles with their legitimate onshore and offshore assets or equities, they must register with local SAFE branches with respect to their investments; and (ii) following the initial registration, they must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term, increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions).

Pursuant to the SAFE Circular 13, PRC residents or entities could register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. The qualified banks, under the supervision of SAFE, directly examine the applications and conduct the registration.

Regulations Related to Taxation

Enterprise Income Tax

Pursuant to the PRC Enterprise Income Tax Law, which was issued by the National People’s Congress on March 16, 2007 and last revised by the SCNPC on December 29, 2018, and the Regulation on the Implementation of the PRC Enterprise Income Tax Law, issued by the State Council on December 6, 2007 and became effective on January 1, 2008 and recently amended on April 23, 2019 and became effective on the same date, both domestic and foreign-invested enterprises established under the laws of foreign countries or regions whose “de facto management bodies” are located in the PRC are considered resident enterprises, and will generally be subject to the PRC Enterprise Income Tax Law at the rate of 25% of their global income. The defined “de facto management bodies” are “establishments that carry out substantial and overall management and control over production and operations, personnel, accounting, and properties” of the enterprise. The Notice on Issues about the Determination of Chinese-Controlled Enterprises Registered Abroad as Resident Enterprises on the Basis of Their Body of Actual Management issued by the SAT on April 22, 2009 and effective on January 1, 2008 and partly amended on December 29, 2017 and became effective on the same date, sets up a more specific definition of “de facto management bodies” standard.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax promulgated by the State Council on December 13, 1993 and amended on November 10, 2008, February 6, 2016, and November 19, 2017, and the Implementing Rules of the Provisional Regulations on Value-added Tax promulgated by the MOF on December 25, 1993 and amended on December 15, 2008 and October 28, 2011 (collectively, the “VAT Law”), all taxpayers selling goods, providing processing, repairing or replacement services or importing goods within the PRC shall pay value-added tax. For general VAT taxpayers selling or importing goods or selling services other than those specifically listed in the VAT Law, the value-added tax rate is 17%, which was adjusted to 13% according to the Circular of the MOF and the State Administration of Taxation on Adjustment of Value-Added Tax Rates promulgated jointly by the MOF and the SAT on April 4, 2018 and the Announcement on Policies for Deepening the VAT Reform promulgated jointly by the MOF, the SAT and the General Administration of Customs on March 20, 2019. For general VAT taxpayers selling services and intangible assets, the value-added tax rate is 6%. Furthermore, the value-added tax rate shall be 3% for small-scale taxpayers, unless otherwise stipulated by the State Council.

Regulations Relating to Dividend Withholding Tax

Pursuant to the PRC Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment in the PRC but the income derived has no actual connection with such organization or establishment in the PRC, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. The SAT issued the Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits (the “SAT Circular 35”) on October 14, 2019, which became effective on January 1, 2020 and further simplified the procedures for enjoying treaty benefits. According to the SAT Circular 35, no approvals from the tax authorities are required for a non-resident taxpayer to enjoy treaty benefits, where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may enjoy treaty benefits at the time of tax declaration or at the time of withholding through the withholding agent, but it shall gather and retain the relevant materials as required for future inspection, and accept follow-up administration by the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties which was issued on February 3, 2018 by the SAT and effective on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the SAT Circular 7, as amended in 2017 by the SAT. Pursuant to the SAT Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” in the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure. Pursuant to the SAT Circular 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. The SAT Circular 7 does not apply to sale of shares transactions by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the SAT Circular 37, which was amended on June 15, 2018 by the SAT. The SAT Circular 37 further elaborates the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of the SAT Circular 7. The SAT Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

M&A Rules and Overseas Listings

Pursuant to the M&A Rules, which was promulgated jointly by the MOFCOM, the State-owned Assets Supervision and Administration Commission, the SAT, the SAMR, CSRC, and the SAFE on August 8, 2006 and became effective on September 8, 2006 and was subsequently amended and became effective on June 22, 2009, “merger and acquisition of domestic enterprises by foreign investors” shall mean any of the following where a foreign investor: (i) purchases the equity interest of any shareholder in a domestic non-foreign-invested enterprise (“domestic company”); or (ii) subscribes for any increased capital of a domestic company so as to convert such domestic company into and established as a foreign-invested enterprise; or (iii) establishes a foreign-invested enterprise through which it purchases and operates the assets of a domestic enterprise by agreement; or (iv) a foreign investor purchases the assets of a domestic enterprise by agreement and then invest such assets to establish a foreign-invested enterprise and operates such assets. The merger and acquisition of a domestic company with or by a domestic company, enterprise or individual, which has a related party relationship with the target company, in the name of an overseas company legitimately incorporated or controlled by the domestic company, enterprise or individual, shall be subject to the examination and approval of the MOFCOM. The M&A Rules also require that an offshore special purpose vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, that the CSRC approval is not required in the context of this offering, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules and (ii) we established our Chongqing Haoyuqin by means of direct investment rather than by merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules (see “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China”).

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly released the Illegal Securities Opinions, pursuant to which China will perfect laws and regulations on data security, cross-border data flow and management of confidential information, and require the speed-up of the revision of the provisions on strengthening the confidentiality and archives management related to overseas issuance and listing of securities, and tightening the subject responsibility of overseas listed companies for information security. In addition, the Illegal Securities Opinions refer to further deepening cooperation on cross-border audit supervision on overseas-listed Chinese companies and call for the establishment and improvement of the extraterritorial application system of the laws governing capital market. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet, and the Illegal Securities Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Illegal Securities Opinions and any related implementing rules to be enacted may subject the operating entity to compliance requirements in the future.

On February 17, 2023, the CSRC, released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. The Overseas Listing Trial Measures adopt a filing-based regulatory regime for both direct and indirect overseas offering and listing by domestic companies in mainland China of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, the CSRC may order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1 million to RMB10 million (approximately $145,000 to $1,450,000) and directly responsible executives and other directly responsible personnel shall be warned and be imposed fines. Also, the controlling shareholder(s) and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and be subject to fines, and directly responsible executives and other directly responsible personnel shall be subject to fines. If the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China. Where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

On the same day as the Overseas Listing Trial Measures released, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained clearance from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. Based on the foregoing, as advised by our PRC counsel, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the years ended March 31, 2024 and 2023, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies, and we are, therefore, required to complete necessary filing procedures with the CSRC pursuant to the Overseas Listing Trial Measures before the completion of this offering. We will submit our filing application to the CSRC once this draft registration statement has been submitted to the SEC.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) the domestic companies are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations, and no conclusion has yet been made thereof; (5) if there are material ownership disputes over the equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Overseas offering and listing by domestic companies shall be made in strict compliance with relevant laws, administrative regulations and rules concerning national security in spheres of foreign investment, cybersecurity, data security and etc., and duly fulfill their obligations to protect national security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. The domestic companies may be required to rectify, make certain commitment, divest business or assets, or take any other measures as per the competent authorities’ requirements, in order to eliminate or avert any impact on national security resulting from such overseas offering and listing.

On February 24, 2023, the CSRC and other relevant government authorities revised and promulgated the Provisions on Confidentiality issued in 2009, which became effective on March 31, 2023. Pursuant to the Provisions on Confidentiality, where a domestic enterprise provides or publicly discloses documents and materials involving state secrets and working secrets of state organs to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses such information through its overseas listing subjects, it shall report to the competent department with the examination and approval authority for approval in accordance with the law, and submit to the secrecy administration department of the same level for filing. Domestic enterprises providing accounting archives or copies thereof to entities and individuals concerned such as securities companies, securities service institutions and overseas regulatory authorities shall complete the corresponding procedures pursuant to the relevant provisions of the State. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives.

The Overseas Listing Trial Measures, and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently promulgated the Overseas Listing Trial Measures. Our offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.”

Regulations Related to Employee Share Options

According to the SAFE Circular 37, if a non-listed special purpose vehicle grants equity-based incentives to its directors, supervisors, senior officers in the domestic enterprise directly or indirectly controlled by it, as well as other employees in employment or labor relations with the company by using the company’s stock rights or options, the relevant domestic individual residents may submit materials to the foreign exchange office to apply for foreign exchange registration before exercise of their rights.

On February 15, 2012, the SAFE issued the Circular of the State Administration of Foreign Exchange on Issues Concerning the Administration of Foreign Exchange Used for Domestic Individuals’ Participation in Equity Incentive Plans of Companies Listed Overseas (the “SAFE Circular 7”), to regulate the foreign exchange administration of PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year, with a few exceptions, who participate in stock incentive plans of overseas publicly listed companies. According to the SAFE Circular 7 and other related rules and regulations, such individuals who participate in any employee stock ownership plan or stock option plan of an overseas listed company, are required to register with SAFE or its local branches through a qualified PRC agent, which could be the PRC subsidiaries of such overseas listed company or other qualified institution selected by the PRC subsidiaries, and complete other procedures with respect to the stock incentive plan. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or other material changes. The PRC agent must, on behalf of these individuals who have the right to exercise the employee share options, apply to the SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with these individuals’ exercise of the employee share options. Such individuals’ foreign exchange income received from the sale of stocks and dividends distributed by the overseas listed company and any other income shall be fully remitted into a collective foreign currency account in China opened and managed by the PRC subsidiaries of the overseas listed company or the PRC agent before distribution to such individuals.

In addition, in October 2021, the SAT circulated the Notice on Measures to Further Deepen Reform in the Field of Taxation and to Foster and Stimulate the Vitality of Market Entities, any enterprise implementing the equity incentive should submit report form and other required information to the competent tax authority within 15 days of the month following the decision to implement the equity incentive. If the equity incentive plan has been implemented but not yet finished, the report form and related information shall be submitted to the competent tax authority before the end of 2021.

Regulations Related to Anti-Monopoly and Anti-Unfair Competition

Pursuant to the Anti-Unfair Competition Law promulgated by the SCNPC on September 2, 1993 and latest amended on April 23, 2019 with immediate effect, when trading in the market, business operators should abide by the principles of voluntariness, equality, fairness, honesty and credibility, and abide by laws and recognized business ethics. Unfair competition refers to a business operator, in violation of the Anti-unfair Competition Law, disrupts the competition order and infringes the legitimate rights and interests of other business operators or consumers. A business operator in violation of Anti-unfair Competition Law may be subject to civil liability and administrative penalties. A business operator whose legitimate rights and interests are damaged by any act of unfair competition may file a lawsuit.

The Anti-Monopoly Law promulgated by the SCNPC which became effective on August 1, 2008 and the Interim Provisions on the Review of Concentrations of Undertakings promulgated by SAMR which became effective on December 1, 2020 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the SAMR before they can be completed. Where the participation in concentration of undertakings by way of foreign-funded merger and acquisition of domestic enterprises or any other method which involves national security, the examination of concentration of undertakings shall be carried out pursuant to the provisions of this law and examination of national security shall be carried out pursuant to the relevant provisions of the state. On October 23, 2021, the SCNPC published for public comment the Anti-monopoly Law (Revised Draft), which provides, among others, that the market regulation department of the State Council shall be responsible for anti-monopoly law enforcement, and that business operators shall not abuse data, algorithms, technology, capital advantages and platform rules to exclude or limit competition. The draft also requires relevant government authorities strengthen the examination of concentration of undertakings in areas such as finance, media science and technology, and enhances penalties for violation of the regulations regarding concentration of undertakings.

On February 7, 2021, the Anti-monopoly Commission of the State Council of the PRC issued the Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specifies some of activities of Internet platforms may be determined to be monopolistic, and concentrations of undertakings involving variable interest entities are subject to anti-monopoly scrutiny as well.

Employment Laws

Pursuant to the Labor Contract Law of the PRC promulgated on June 29, 2007, which was last revised on December 28, 2012 and became effective on July 1, 2013, every employer shall enter into a written contract of employment with each of its employees. No employer may force its employees to work beyond the time limit and each employer must pay overtime compensation to its employees. The wage of each employee is to be no less than the local standard on minimum wages. According to the Labor Law of the PRC promulgated on July 5, 1994, last revised on December 29, 2018 and became effective on the same day, every employer must ensure workplace safety and sanitation in accordance with national regulations and provide relevant training to its employees.

Pursuant to the Social Insurance Law of the PRC promulgated on October 28, 2010, which was last amended on December 29, 2018 and became effective on the same day, as well as other relevant provisions, an employee shall participate in five types of social insurance funds, including pension, medical, unemployment, maternity and occupational injury insurance. The premiums for maternity insurance and occupational injury insurance are paid by the employer, while the premiums for pension insurance, medical insurance and unemployment insurance are paid by both the employer and the employee. If the employer fails to fully contribute to social insurance funds on time, the collection agency for such social insurance may demand the employer to make full payment or to pay the shortfall within a set period and collect a late charge. If the employer fails to pay after the due date, the relevant government administrative body may impose a fine on the employer.

Pursuant to the Regulation on the Administration of Housing Provident Funds promulgated on April 3, 1999, which was last revised on March 24, 2019 and became effective on the same day, an employer must register with the competent managing center for housing funds and shall contribute to the Housing Provident Fund for any employee on its payroll. Where an employer fails to pay up Housing Provident Funds within the prescribed time limit, the employer may be fined and ordered to make payment within a certain period.

According to our PRC legal counsel, the operating entity has signed labor contracts with all of its employees. However, the operating entity did not pay social insurance contributions and housing provident fund contributions in full for all of the employees. This may subject it to fines, according to the relevant employment law (see “Risk Factors — Risks Related to Doing Business in China — Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the operating entity to penalties”). As of the date of this prospectus, no administrative actions, fines, or penalties have been imposed by the relevant PRC government authorities with respect to such non-compliance, nor has any order been received by the operating entity to settle the outstanding amount of social insurance contributions and housing provident fund contributions. Such fees and fines, if and when imposed, could adversely affect our financial condition and results of operations.

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

The following individuals are our executive management and members of the board of directors as of the date of this prospectus.

Name	Age	Position(s)
Yu Wang	39	CEO, Director, and Chairman of the Board of Directors
Jia Zhong	32	Chief Operating Officer and Director
Hong Zou	50	Chief Financial Officer
Mei Cai	45	Independent Director Nominee*
Qian Cheng	27	Independent Director Nominee*
Dong Wu	33	Independent Director Nominee*

____________

*        Mei Cai, Qian Cheng and Dong Wu have accepted appointments to be our directors, effective immediately upon the effectiveness of the registration statement of which this prospectus is a part.

The following is a brief biography of each of our executive officers and directors:

Mr. Yu Wang has served as our Director since February 2024, and Chief Executive Officer and Chairman of the Board of Directors since February 2025. Mr. Wang has over a decade of experience in the cultural media and technology network industries. From June 2018 to June 2022, Mr. Wang served as the General Manager at Ningbo Shengyu Network Technology Co., Ltd. From June 2018 to January 2024, Mr. Wang served as the vice president at ChinaNet Online Holdings Co., Ltd. Since June 2022, he has served as the General Manager of Beijing Jurenxing Education Technology (Beijing) Co., Ltd. Since November 2023, Mr. Wang served as the executive director, manager and head of finance at Yuhui Tongpeng Culture Technology (Beijing) Co., Ltd. Mr. Wang received his Bachelor’s degree in Finance from Qingdao University in 2009.

Ms. Jia Zhong has served as our Chief Operating Officer and Director since February 2025. Ms. Zhong has extensive experience in the internet industry, with a strong background in corporate operations management and media promotion. She co-founded a cultural media company and possesses a wealth of communication resources and practical experience in media resource management and team leadership. Since August 2020, Ms. Zhong has served as the General Manager of Chongqing Haoyuqin, where she has been instrumental in driving the company’s growth and success. Ms. Zhong received her Associate degree in Administrative Management from Northeast Normal University in 2017.

Mr. Hong Zou has served as our Chief Financial Officer since February 2025. Mr. Zou has rich working experience with U.S. public companies in the field of financial reporting and compliance. He is familiar with financial accounting and U.S. GAAP with over twenty years of experience in finance and accounting. From 2021 to 2023, he served as the senior reporting manager at Lemeng Interactive Co., Ltd, an online marketing company. Mr. Zou served as reporting manager at Shineco Life Science Group (Nasdaq: SISI) from 2017 to 2021. Between 2005 and 2017, Mr. Zou served as a manager in Beijing Zhonglian Asset Valuation Co. Ltd. Mr. Zou is currently a Chinese CPA and a Chinese Certified Valuer. Mr. Zou obtained his bachelor’s degree from Jiangxi University of Finance and Economics in Jiangxi Province, China.

Ms. Mei Cai will serve as our independent director starting immediately upon the effectiveness of our registration statement of which this prospectus is a part. Ms. Cai brings extensive experience in financial management and public company operations, particularly in guiding companies through the initial public offering (IPO) process and ensuring compliance with SEC regulations. From January 2023 to October 2023, she served as Chief Financial Officer at Nuance Biotech Co., Ltd., where she played a key role in the company’s successful listing on NASDAQ, overseeing the preparation of SEC registration statements and coordinating with auditors, underwriters, and legal teams. Prior to that, Ms. Cai was the Chief Financial Officer at Jowell Global Ltd. (Nasdaq: JWEL) from November 2020 to December 2022, where she also led the company’s IPO efforts. She has held similar roles at China Eco-Materials Group Co., Ltd., and has served as an Independent Director at Top Financial Group Limited (Nasdaq: TOP) since May 2021. Earlier in her career, Ms. Cai worked as an Audit Manager at Friedman, LLP, and Patrizio & Zhao, LLC, where she managed audit processes, SEC filings, and compliance for various public and private companies. Ms. Cai has also provided financial consulting services at Wealth Financial Services LLC since October 2017. She holds a wealth of experience in U.S. GAAP, GAAS, and SEC filing requirements, making her a valuable asset to our board.

Ms. Qian Cheng will serve as our independent director starting immediately upon the effectiveness of our registration statement of which this prospectus is a part. From 2022 to 2024, Ms. Cheng held the position of Senior Client Director at Jinshi Interactive, where she led digital marketing initiatives and developed creative strategies for key clients. From 2019 to 2022, she served as a Channel Manager at Sunlands Technology Group (NYSE: STG), where she was responsible for building private traffic channels and overseeing marketing promotions. Ms. Cheng obtained her Bachelor’s degree in Human Resource Management from Nanjing University in 2019.

Mr. Dong Wu will serve as our independent director starting immediately upon the effectiveness of our registration statement of which this prospectus is a part. Since 2022, he has served as the Head of Operations at Youbang New Information Co., Ltd., where he leads market promotion, user growth, and big data marketing efforts. From 2018 to 2022, Mr. Wu was an Operation Manager at Fuyou Duoduo Technology Co., Ltd., overseeing media relations, user growth, and brand promotion. From 2015 to 2018, he served as an Operation Manager at Hengtian Yikai Technology Co., Ltd., where he was responsible for brand promotion and the development of city partners. Mr. Wu obtained his Bachelor’s degree in Information Management and Information Systems from Tianjin University of Commerce in 2014.

For additional information, see “Description of Share Capital — Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors. Our board of directors has determined that our three independent directors whose appointment will be effective immediately prior to the effectiveness of our registration statement, Mei Cai, Qian Cheng, and Dong Wu satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including to exercise powers for the purposes conferred, exercise independent judgment, not make secret profits, avoid conflicts of interest and act in good faith in the best interests of the company as a whole. In addition to fiduciary duties, directors owe a duty of care, diligence and skill in the exercise of their powers and in the conduct of the company’s affairs. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings; and

•        declaring dividends and distributions.

Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors. Directors of companies incorporated under the Cayman Companies Act are subject to both statutory obligations under the Cayman Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is clearly one of the key challenges to the commercial world and in our view, it is one of the duties of the Company’s board of directors to oversee cybersecurity risks.

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. The board has delegated the responsibility of overseeing cybersecurity risks to the management of the Company and requires prompt reporting by the management to the board if any cybersecurity risks are detected. The Company has a team of 2 employees responsible for cyber security issues and they report to the management. The board receives regular reports from our management, including our technical director, on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our supply chain, suppliers and other service providers. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Terms of Directors and Executive Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our Amended and Restated Articles.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Interested Transactions

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Qualification

Under our Amended and Restated Articles, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part, we will agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal years ended March 31, 2025 and 2024, we paid an aggregate of RMB98,159 (approximately $13,675) and RMB76,040 (approximately $10,717) as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

Insider Participation Concerning Executive Compensation

Our principal shareholder, Mr. Yu Wang, has made all determinations regarding executive officer compensation since the inception of our Company. When our Compensation Committee is established, it will be making all determination regarding executive officer compensation.

Committees of the Board of Directors

We have established three committees under the Board of Directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors serve on each of the committees. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of our three independent directors Mei Cai, Qian Cheng, and Dong Wu. Mei Cai is the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mei Cai qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee consists of our three independent directors, Mei Cai, Qian Cheng, and Dong Wu. Qian Cheng is the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our CEO may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of our three independent directors, Mei Cai, Qian Cheng, and Dong Wu. Dong Wu is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        identifying and recommending nominees for appointment or re-appointment to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board, periodically, with respect to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Controlled Company

On September 13, 2024, Mr. Yu Wang, our largest shareholder who beneficially owned 19,146,000 Ordinary Shares representing 63.82% of our issued and outstanding shares, and Ms. Jia Zhong, our second largest shareholder who beneficially owned 5,400,000 Ordinary Shares representing 18.00% of our issued and outstanding shares, entered into an Acting-in-Concert Agreement (the “Acting-in-Concert Agreement”), pursuant to which they agreed to (i) consult with each other and reach a unanimous consensus before making decisions regarding matters discussed at shareholders meeting and directors meeting of the Company, and (ii) vote in accordance with the instructions of Mr. Yu Wang in the event that they cannot reach a unanimous consensus. The Acting-in-Concert Agreement shall remain effective during the period when Mr. Yu Wang and Ms. Jia Zhong remain as the largest and second largest shareholders of the Company. Immediately before the completion of this offering, Mr. Yu and Ms. Jia together own 24,546,000 Ordinary Shares, representing approximately 81.82% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement. Following the completion of this offering, our largest and second largest shareholders, Mr. Yu Wang and Ms. Jia Zhong, will together beneficially own 24,546,000 Ordinary Shares, representing approximately 76.71% of our issued and outstanding shares and aggregate voting power of our issued and outstanding Ordinary Shares pursuant to the Acting-in-Concert Agreement, assuming no exercise of the over-allotment option (or approximately 76.23% assuming full exercise of the over-allotment option). Mr. Wang and Ms. Jia Zhong together will have the ability to control or significantly influence the outcome of as matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions in accordance with the Cayman Companies Act, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethics and conduct policy, which is filed as Exhibit 99.8 of the registration statement of which this prospectus is a part and is applicable to all of our directors, officers, and employees. We have made our code of ethics and conduct policy publicly available on our website, at ir.luckyhyq.com

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•        each of our directors and executive officers; and

•        each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 30,000,000 Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 32,000,000 Ordinary Shares outstanding immediately after the completion of this offering, assuming no exercise of over-allotment option, and 32,200,000 Ordinary Shares assuming full exercise of over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have six shareholders of record, none of whom are located in the U.S. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering*		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)*		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)*
	Number	%	Number	%	Number	%
Directors and Executive Officers(1):
Yu Wang(2)	24,546,000	81.82	24,546,000	76.71	24,546,000	76.23
Jia Zhong(2)	24,546,000	81.82	24,546,000	76.71	24,546,000	76.23
Hong Zou	—	—	—		—	—
Mei Cai	—	—	—		—	—
Qian Cheng	—	—	—		—	—
Dong Wu	—	—	—		—	—
All directors and executive officers as a group (six individuals):	24,546,000	81.82	24,546,000	76.71	24,546,000	76.23
5% Shareholders:

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is Room 25-1, Block 2, Zhongyu Square, 90# Hongjin Road, Longxi Street, Yubei District, Chongqing, China.

(2)      On September 13, 2024, Mr. Yu Wang, our largest shareholder who beneficially owned 19,146,000 Ordinary Shares, and Ms. Jia Zhong, our second largest shareholder who beneficially owned 5,400,000 Ordinary Shares, entered into the Acting-in-Concert Agreement, pursuant to which they agreed to (i) consult with each other and reach a unanimous consensus before making decisions regarding matters discussed at shareholders meeting and directors meeting of the Company, and (ii) vote in accordance with the instructions of Mr. Yu Wang in the event that they cannot reach a unanimous consensus. The Acting-in-Concert Agreement shall remain effective during the period when Mr. Yu Wang and Ms. Jia Zhong remain as the largest and second largest shareholders of the Company.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States. As of the date of this prospectus, none of the major shareholders of the Company have different voting rights.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

The table below sets forth the major related parties and their relationships with the Company as of March 31,2025, 2024 and 2023.

Name of related parties	Relationship with the Company
Jia Zhong	Director and ultimate beneficial owner of the Company
Yu Wang	Director and ultimate beneficial owner of the Company
WY INFORMATION LIMITED	BVI entity ultimately owned by Yu Wang and shareholder of the Company
JIA INFORMATION LIMITED	BVI entity ultimately owned by Jia Zhong and shareholder of the Company

During the financial years ended March 31, 2024 and 2023, Ms. Jia Zhong leased an office property and granted the Company to use for free.

On October 1, 2021, Ms. Jia Zhong entered into a lease agreement with an individual for an office located at 10-2 Building 1, Xiexin Early Half Day, No. 66, Jinkai Avenue, Yubei District, Chongqing City, China as the Company’s office premise. The lease started from October 1, 2021, with a lease term until September 30, 2022 with total payments of $29,460, and another term from September 5, 2022 to June 30, 2024 with total payments of $113,383.

Ms. Jia Zhong relieved the Company of the lease payments which was $16,578, $65,281 and $50,708 for the fiscal year ended March 31, 2025, 2024 and 2023, respectively. The Company was not responsible for reimbursing Ms. Jia Zhong.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Amended and Restated Memorandum and Articles, are summaries and do not purport to be complete. Reference is made to our Amended and Restated Memorandum and Articles, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

We were incorporated as an exempted company limited by shares under the Cayman Companies Act on February 29, 2024. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a exempted limited duration company; and

•        may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 200,000,000 Ordinary Shares, par value $0.0001 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 32,000,000 (if the Representative’s over-allotment option is not exercised) or 32,200,000 (if the Representative’s over-allotment option is fully exercised) Ordinary Shares issued and outstanding held by at least 300 unrestricted round lot shareholders and beneficial owners which is the minimum requirement by Nasdaq. Ordinary Shares sold in this offering will be delivered against payment from the Representative upon the closing of the offering in New York, New York, on or about [•], 2025.

As of the date of this prospectus, no share or loan capital of the Company or any members of the Group had been put under option or agreed conditionally or unconditionally to be put under option.

Listing

We will submit the application to Nasdaq to list our Ordinary Shares on Nasdaq. We have reserved the symbol “NENG”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, at 17755 US Hwy 19 N, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)     the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)    our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

A resolution put to a vote at a shareholder meeting shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, if shares are divided into separate classes, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)    sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)     cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Other than disclosure made in this prospectus, there has been no change in share capital of the Company for the last three fiscal years ended March 31, 2025, 2024 and 2023.

Calls on Shares

Subject to the terms of allotment, the directors may from time to time make calls on the shareholders in respect of any monies unpaid on their shares (whether on including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

Lien on Shares

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others).

The lien is for all monies payable to the Company by the shareholder or the shareholder’s estate: either alone or jointly with any other person, whether or not that other person is a shareholder; and whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or in part exempt from the lien on shares provisions in our Amended and Restated Articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed after a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)     issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)    with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation; and

(c)     purchase our own shares (including any redeemable shares) on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the Amended and Restated Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

•        where the ordinary shares are fully paid, by or on behalf of that shareholder; and

•        where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)     the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)     the shares transferred are fully paid up and free of any lien in favor of the Company; and

(f)     any applicable fee of such maximum sum as the Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as the directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than 30 days in any year. The instruments of transfer that are registered shall be retained by the company.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company).

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Cayman Companies Act, a meeting may be convened on shorter notice, subject to the Cayman Companies Act with the consent of the shareholders who, individually or collectively, hold at least ninety per cent of the voting rights of all those who have a right to vote at that meeting. The accidental failure to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place one business day hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director will be terminated forthwith if such director:

(a)     is prohibited by the law of the Cayman Islands from acting as a director; or

(b)    is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)     resigns his office by notice to the Company; or

(d)    only held office as a director for a fixed term and such term expires; or

(e)     in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(f)     is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or

(g)    is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)    without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Amended and Restated Memorandum and Articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum and articles of association. However, to the extent allowed by the Cayman Companies Act, shareholders may, by special resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to committees consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A general notice by any director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm, shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest.

After such notice, a director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein. If he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may resolve to capitalize:

(a)     any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)    any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     divide amongst the shareholders in specie the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)    vest the whole or any part of the assets in trustees for the benefit of the shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Liability of directors may be limited except with regard to their own fraud, dishonesty or willful default.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect or against the consequences of committing a crime.

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

	Delaware	Cayman Islands
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Liability of directors may be limited except with regard to their own fraud, dishonesty or willful default.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect or against the consequences of committing a crime.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect.

Our Amended and Restated Articles will provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

	Delaware	Cayman Islands
Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or if so authorized by the articles of association, by unanimous written consent of shareholders entitled to vote at a general meeting.

The Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Director election is governed by the terms of the memorandum and articles of association.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our Amended and Restated Articles do not provide for cumulative voting.

	Delaware	Cayman Islands
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Cayman Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Delaware	Cayman Islands

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•     the statutory provisions as to the required majority vote have been met;

•     the shareholders have been fairly represented at the meeting in question;

•     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•     the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights,

	Delaware	Cayman Islands
which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles will allow our shareholders holding shares which carry in aggregate not less than ten percent of the rights to vote at a general meeting, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. If the directors do not within 21 clear days from the date of receipt of a requisition duly proceed to convene a general meeting, the requisitioners, or any of them may call a general meeting within three months after the end of that period. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

	Delaware	Cayman Islands
Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.
Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up, or (d) if the company in general meeting resolves by ordinary resolution that it be wound up voluntarily because it is unable to pay its debts. Our Amended and Restated Articles contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

Anti-money Laundering, Countering the Financing of Terrorism and Counter Proliferation Financing — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (as amended) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” while certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We will not hold your personal data for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance in the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements as a pure equity holding company.

History of Share Issuances and Share Transfers

The following is a summary of our share issuances and transfers since incorporation.

Upon incorporation, our authorized share capital was US$20,000 divided into 200,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each, and one Ordinary Share was issued to Quality Corporate Services Ltd. The one issued Ordinary Share was then transferred to Mr. Yu Wang on the same date on February 29, 2024.

On February 29, 2024, the Company further made the following share issuances:

•        19,145,999 Ordinary Shares were issued to Mr. Yu Wang;

•        54,000,000 Ordinary Shares were issued to Ms. Jia Zhong;

•        1,470,000 Ordinary Shares each were issued to three shareholders who are independent third parties (the “Minority Shareholders A”); and

•        1,044,000 Ordinary Shares were issued to another independent shareholder who is an independent third party (the “Minority Shareholder B”).

On August 7, 2024, the Company approved the following share transfers:

•        19,146,000 Ordinary Shares were transferred from Mr. Yu Wang to KAIKAI INFORMATION LIMITED;

•        5,400,000 Ordinary Shares were transferred from Ms. Jia Zhong to HUAHUA INFORMATION LIMITED;

•        1,470,000 Ordinary Shares each were transferred from the three Minority Shareholders A to respective corporates which are also independent third parties (the “Minority Corporates A”); and

•        1,044,000 Ordinary Shares were transferred from the Minority Shareholder B to a corporate which is also an independent third party (the “Minority Corporate B”) .

On September 11, 2024, the Company approved the following share transfers:

•        19,146,000 Ordinary Shares were transferred from KAIKAI INFORMATION LIMITED to WY INFORMATION LIMITED;

•        5,400,000 Ordinary Shares were transferred from HUAHUA INFORMATION LIMITED to JIA INFORMATION LIMITED;

•        1,470,000 Ordinary Shares each were transferred from the three Minority Corporate A to another three corporates which are independent third parties; and

•        1,044,000 Ordinary Shares were transferred from the Minority Corporate B to another corporate which is an independent third party.

As of the date of this prospectus, 30,000,000 Ordinary Shares were issued and outstanding, with (i) 19,146,000 Ordinary Shares, representing 63.82% of our issued share capital, held by WY Information Limited and (ii) 5,400,000 Ordinary Shares, representing 18.00% of our issued share capital, held by Jia Information Limited.

SHARES ELIGIBLE FOR FUTURE SALE

Before our IPO, there has not been a public market for our Ordinary Shares, and although we have been approved to list our Ordinary Shares on Nasdaq under ticker symbol “NENG”. Future sales of substantial amounts of our Ordinary Shares in the public market after our IPO, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 6.25% of our Ordinary Shares in issue if the Representative does not exercise their over-allotment option, and approximately 6.83% of our Ordinary Shares in issue if the Representative exercises its over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We, on behalf of ourselves and any successor entity, have agreed that, without the prior written consent of the Representative, we will not, during the Engagement Period, and for a period six (6) months from the closing of this offering, (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for our Ordinary Shares.

In addition, each of our directors, executive officers, and shareholders of our five percent (5%) or more of our Ordinary Shares has agreed, for a period of six (6) months from the effective date of the registration statement, subject to certain exceptions, not to offer, sell or otherwise to transfer or dispose of, directly or indirectly, any of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for our Ordinary Shares, without the prior written consent of the Representative.

If we and the Representative choose to enter into any subsequent financing with the Representative as the underwriters or placement agent within 180 days from the closing of this offering and if it is mutually agreed that the lock-up arrangement can be waived (including the Lock-Up Period, as defined below), then Representative may waive the lock-up clause as necessary as requested.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.]

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 320,000 shares immediately after this offering, assuming the Representative does not exercise their over-allotment option; or

•        the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

PRC Enterprise Taxation

The following brief description of PRC enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in PRC

Under the PRC Enterprise Income Tax Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that JuNeng Cayman is a PRC resident enterprise for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. For example, JuNeng Cayman may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may be subject to PRC tax.”

The SAT and the MOF issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which took effect on January 1, 2008. On October 17, 2017, the SAT issued the SAT Circular 37. By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate for the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures which took effect in November 2015, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, JuNeng Cayman may be able to enjoy the 5% withholding tax rate for the dividends it receives from WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our Company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the Ordinary Shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We plan enter into an underwriting agreement dated the date of this prospectus with the underwriters named below, for whom Pacific Century Securities is acting as the Representative with respect to the Ordinary Shares in this offering (the “Underwriting Agreement”). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of shares indicated below:

Name	Number of shares
Pacific Century Securities	2,000,000
Total	2,000,000

The underwriters and the Representative are collectively referred to as the “underwriters” and the “Representative”, respectively. The underwriters are offering the shares subject to its acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. We agree to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 10% additional Ordinary Shares at the IPO price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriters’ name in the preceding table.

Discounts and Expenses

The underwriters will offer the Ordinary Shares to the public at the IPO price set forth on the cover of this prospectus and to selected dealers at the IPO price less a selling concession not in excess of $0.3375 per ordinary share, based on the IPO price of $4.50 per ordinary share (being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus). After this offering, the IPO price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is seven point five percent (7.5)% of the public offering price on each of the Ordinary Shares being offered, or four point five (4.5%), if the investors are solely introduced by us.

The table below shows the IPO price per ordinary share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Share (US$)	Total Without Exercise of Over-allotment Option (US$)	Total With Full Exercise of Over-allotment Option (US$)
Initial public offering price(1)	$4.50	$9,000,000	$9,900,000
Underwriting discounts (7.5%)(2)	$0.3375	$675,000	$742,500
Proceeds, before expenses, to us	$4.1625	$8,325,000	$9,157,500

____________

(1)      Based on the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus.

(2)      4.5% if the investors are solely introduced by us.

We agree to reimburse the Representative up to a maximum of $180,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals. In addition, at the closing of the offering, we will reimburse the representative one percent (1.0%) of the actual amount of the offering as non-accountable expenses.

We paid an advanced expense deposit of $110,000 to the Representative for the representative’s anticipated out-of-pocket expenses (the “Advance”); any Advance will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, we will also pay the Representative an advisory fee of $50,000.

Except as disclosed in this prospectus, the Representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Right of First Refusal

In addition, the Company agrees to grant the Representative a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the Representative for twelve (12) months from the closing day of this offering, to provide investment banking service to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as leading manager for any underwritten public offering; (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal may be terminated by us for “cause” in accordance with FINRA Rule 5110(g)(5), which shall mean a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement in which case we will not be obligated to honor the right of first refusal.

Tail Financing

The Representative will be entitled to the expenses commensurate fees and expenses in this offering, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Underwriter had introduced to the Company prior to the consummation of the Offering if such Tail Financing is consummated at any time during the engagement period of the Representative or within the twelve (12) month period following the expiration or termination of the engagement letter dated June 3, 2024, by and between the Company and the Representative, provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation, provided, however, that the Company has the right to terminate its engagement of the Representative for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail. The Company, in its sole discretion, has the right to reject any investor introduced to it by the Representative.

Lock-up Agreements

We agree that, subject to certain exceptions, we will not without the prior written consent of the underwriters, during the six (6) months after the closing of the offering (the “restricted period”):

•        offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company;

•        file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management”, and all of our existing shareholders that own 5% or more of our total outstanding shares agree that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for a period of six (6) months after the effective date of the registration statement:

•        offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price was determined by negotiations between us and the underwriters. In determining the initial public offering price, the underwriter and we considered a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The IPO price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Ordinary Shares or that the shares will trade in the public market at or above the IPO price.

Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We plan to apply to list our Ordinary Shares on Nasdaq under the symbol “NENG”. We make no representation that our Ordinary Shares will continue to trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares remain so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares was determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Offers Outside the United States

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NCM, in the over-the-counter market, or otherwise.

Selling Restrictions

No action may be taken in any jurisdiction (except in the U.S.) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the Ordinary Shares in the U.S., the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries and regions.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Ordinary Shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that

Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The Ordinary Shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom.    An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$
Nasdaq Listing Fee	$
FINRA Filing Fee	$
Legal Fees and Other Expenses		$302,520
Accounting Fees and Expenses		$236,400
Printing and Engraving Expenses		$15,000
Transfer Agent Expenses	$
Miscellaneous Expenses		$72,165
Total Expenses		$626,085

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Sino Pro Law Firm. Certain legal matters with respect to the United States federal securities and New York law in connection with this Offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of OneStop Assurance PAC is located at 10 Anson Road, #06-15, International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
JuNeng Technology Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JuNeng Technology Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the two years in the period ended March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC
Singapore
June 27, 2025
PCAOB ID 6732
We have served as the Company’s auditor since 2024.

JUNENG TECHNOLOGY LIMITED
CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$1,551,405	$54,011
Accounts receivable, net	437,474	21,327
Advances to suppliers, net	1,220,686	1,170,730
Prepaid expense, receivables and other assets, net	5,015	6,530
Deferred offering cost	758,605	—
Total current assets	3,973,185	1,252,598

Non-current assets
Property, plant and equipment, net	—	767
Right of use assets	68,890	—
Total non-current assets	68,890	767
Total Assets	$4,042,075	$1,253,365

LIABILITIES AND EQUITY
Current Liabilities
Short-term loans	$334,346	$338,266
Accounts payable	186	—
Advance from customers	92,406	50,302
Taxes payable	309,778	19,432
Accrued payroll and welfare	17,126	14,402
Lease liability-current	58,859	—
Total current liabilities	812,701	422,402
Total Liabilities	812,701	422,402

Commitments and contingencies (Note 13)

SHAREHOLDERS’ EQUITY:
Common stocks (US$0.0001 par value, 200,000,000 shares authorized, 30,000,000 and 30,000,000 shares issued and outstanding as of March 31, 2025 and 2024, respectively)*	3,000	3,000
Subscription receivable	(2,455)	(3,000)
Additional paid-in capital	2,008,903	422,833
Retained earnings	1,258,696	432,687
Accumulated other comprehensive loss	(38,770)	(24,557)
Total shareholders’ Equity	3,229,374	830,963
Total liabilities and shareholders’ Equity	$4,042,075	$1,253,365

____________

*        On February 29, 2024, the Company’s shareholders approved a Memorandum and Articles of Association, pursuant to which 200,000,000 shares were authorized as ordinary shares with a nominal or par value of $0.0001 per share. The Company issued 19,146,000 and 5,400,000 Ordinary Shares to Mr. Yu Wang and Ms. Jia Zhong on February 29, 2024. On February 29, 2024, the Company entered into share purchase agreements with four accredited investors and issued 5,454,000 in aggregate ordinary shares to these investors. The Company had received total capital injection of $1.57 million in June, 2024 (Note 10).

All references to the number of ordinary shares and per-share data in the accompanying consolidated financial statements have been retrospectively restated to reflect the reorganization as of March 31, 2024, as described in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

JUNENG TECHNOLOGY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Years Ended March 31,
	2025	2024
Revenues	$13,284,487	$7,593,682
Cost of revenues	(11,952,275)	(7,301,495)
Gross profit	1,332,212	292,187

Operating expenses:
Selling expenses	(29,389)	(43,090)
General and administrative expenses	(132,294)	(97,539)
Research and development expenses	(45,184)	(23,572)
Total operating expenses	(206,867)	(164,201)
Income from operations	1,125,345	127,986

Other income (loss):
Finance expenses	(17,097)	(10,309)
Other income	(1,982)	34,286
Total (expenses)/income, net	(19,079)	23,977
Income before income taxes	1,106,266	151,963

Income tax expense	(280,257)	(7,688)
Net income	$826,009	$144,275

Comprehensive income
Net income	$826,009	$144,275
Foreign currency translation loss	(14,213)	(8,298)
Total comprehensive income	$811,796	$135,977

Earnings per ordinary share
– Basic and diluted	$0.0275	$0.0058

Weighted average number of ordinary shares outstanding
– Basic and diluted*	30,000,000	25,009,216

____________

*        On February 29, 2024, the Company’s shareholders approved a Memorandum and Articles of Association, pursuant to which 200,000,000 shares were authorized as ordinary shares with a nominal or par value of $0.0001 per share. The Company issued 19,146,000 and 5,400,000 Ordinary Shares to Mr. Yu Wang and Ms. Jia Zhong on February 29, 2024. On February 29, 2024, the Company entered into share purchase agreements with four accredited investors and issued 5,454,000 in aggregate ordinary shares to these investors. The Company had received total capital injection of $1.57 million in June, 2024 (Note 10).

All references to the number of ordinary shares and per-share data in the accompanying consolidated financial statements have been retrospectively restated to reflect the reorganization as of March 31, 2024, as described in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

JUNENG TECHNOLOGY LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Ordinary shares*		Subscription Receivable**	Additional Paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ Equity (Deficit)
	Shares	Amount
		US$	US$	US$	US$	US$	US$
Balance as of April 1, 2023	24,546,000	$2,455	$(2,455)	$—	$288,412	$(16,259)	$272,153
Net income	—	—	—	—	144,275	—	144,275
Issuance of new shares	5,454,000	545	(545)	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	(8,298)	(8,298)
Capital injection from a shareholder	—	—	—	422,833	—	—	422,833
Balance as of March 31, 2024	30,000,000	$3,000	$(3,000)	$422,833	$432,687	$(24,557)	$830,963
Net income	—	—	—	—	826,009	—	826,009
Capital injection from a shareholder	—	—	545	1,586,070	—	—	1,586,615
Foreign currency translation adjustment	—	—	—	—	—	(14,213)	(14,213)
Balance as of March 31, 2025	30,000,000	$3,000	$(2,455)	$2,008,903	$1,258,696	$(38,770)	$3,229,374

____________

*        On February 29, 2024, the Company’s shareholders approved a Memorandum and Articles of Association, pursuant to which 200,000,000 shares were authorized as ordinary shares with a nominal or par value of $0.0001 per share. The Company issued 19,146,000 and 5,400,000 Ordinary Shares to Mr. Yu Wang and Ms. Jia Zhong on February 29, 2024. On February 29, 2024, the Company entered into share purchase agreements with four accredited investors and issued 5,454,000 in aggregate ordinary shares to these investors. The Company had received total capital injection of $1.57 million in June, 2024 (Note 10).

All references to the number of ordinary shares and per-share data in the accompanying consolidated financial statements have been retrospectively restated to reflect the reorganization as of March 31, 2024, as described in Note 1.

**      Subscription receivable represents the amount from the shareholders who has subscribed to the shares but has not paid the consideration.

The accompanying notes are an integral part of these consolidated financial statements.

JUNENG TECHNOLOGY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$826,009	$144,275
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	763	1,477
Amortization of right-of-use assets	48,045
Changes in operating assets and liabilities:
Accounts receivable	(418,675)	29,095
Advances to suppliers	(63,874)	(324,658)
Prepaid expense, receivables and other assets	1,448	70,370
Accounts payable	187	(24,516)
Other payables	2,343	—
Advance from customers	42,921	(683,605)
Operating lease liabilities	(58,130)	—
Taxes payable	292,163	15,665
Accrued payroll and welfare	564	965
Net cash provided by/(used in) operating activities	673,764	(770,932)

Cash flows from investing activities	—	—

Cash flows from financing activities
Short-term borrowings	336,177	675,296
Repayments of short-term bank loans	(336,177)	(337,648)
Deferred offering cost	(758,605)	—
Capital contribution from a shareholder	1,586,591	422,060
Net cash provided by financing activities	827,987	759,708

Effect of foreign exchange rate on cash and cash equivalent	(4,357)	(2,140)
Net increase/(decrease) in cash and cash equivalent	1,497,394	(13,364)
Cash and cash equivalent at the beginning of the year	54,011	67,375
Cash and cash equivalent at the end of the year	$1,551,405	$54,011

Supplemental disclosures of cash flow information:
Interest paid	$12,359	$9,609
Income taxes paid	2,639	2,729
Supplemental non-cash financing information:
Initial recognition of right-of-use assets and lease liabilities	117,312	—

The accompanying notes are an integral part of these consolidated financial statements.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

JUNENG Technology Limited (“Juneng”) is a company incorporated under the laws of the Cayman on February 29, 2024. It is a holding company with no business operation.

On March 28, 2024, Juneng formed its wholly owned subsidiary, Juneng Information Limited (“Juneng HK”), in Hong Kong. On July 5, 2024, Juneng HK formed its wholly owned subsidiary, Beijing Haoyuqin Technology Co., Limited (“WFOE”), in the People’s Republic of China (the “PRC”).

Beijing Mingge Technology Co., LTD (“Mingge Beijing”) is a limited liability company incorporated on January 3, 2023, under the laws of China with no operation. Chongqing Haoyuqin Culture Media Co., Ltd. (“Juneng Chongqing”) is a limited liability company incorporated in China on August 26, 2020, engaged in providing online marketing solutions. Mingge Beijing and Juneng Chongqing are controlled by Mr. Yu Wang and Ms. Jia Zhong who are both directors.

Re-organization

On November 28, 2024, WFOE acquired 100% equity interest in Mingge Beijing based on Mingge Beijing’s net asset value, as a result, Mingge Beijing became a wholly-owned subsidiary of WFOE. On December 27, 2024, Mingge Beijing acquired 100% equity interest in Juneng Chongqing based on Juneng Chongqing’s net asset value, as a result, Juneng Chongqing became a wholly-owned subsidiary of Mingge Beijing.

As described below, Juneng, through a restructuring which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiary, Juneng Chongqing. Accordingly, Juneng consolidates Juneng Chongqing’s operations, assets, and liabilities. Juneng and its subsidiaries, are collectively hereinafter referred as the “Company.”

Juneng together with its wholly owned subsidiaries, Juneng HK, WFOE, and Mingge Beijing, Juneng Chongqing, were effectively controlled by the same shareholders. Before and after the Reorganization, the Company, together with its subsidiaries, is effectively controlled by the same shareholder, and therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. Therefore, the consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5. Therefore, all subsidiaries are consolidated under common control basis.

The Company’s current corporate structure is as follows:

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

As of March 31, 2025, the Company’s major subsidiaries are as follows:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Juneng Information Limited (“Juneng HK”)	March 28, 2024	Hong Kong	100%	Investment holding
Beijing Haoyuqin Technology Co., Limited (“WFOE”)	July 5, 2024	PRC	100%	Investment holding
Beijing Mingge Technology Co., LTD (“Mingge Beijing”)	January 3, 2023	PRC	100%	Investment holding
Chongqing Haoyuqin Digital Technology Co., Ltd. (“Juneng Chongqing”)	August 26, 2020	PRC	100%	Online marketing solution

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”).

(b) Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

(c) Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the assessment of the allowance for credit losses, useful lives of property and equipment, the recoverability of long-lived assets and uncertain tax position. The Company bases its estimates on historical experience and on various other assumptions that it believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to the Group’s reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

(d) Cash and cash equivalents

Cash and cash equivalents includes cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal or use in accounts maintained with commercial banks. The Company maintains bank accounts in mainland China. Cash balances in bank accounts in mainland China are not insured by the Federal Deposit Insurance Corporation or other programs.

(e) Accounts receivable, net

Accounts receivable are presented net of an allowance for credit losses. The Company maintains an allowance for credit losses for estimated losses. Pursuant to the requirements of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 326, Financial Instruments — Credit Losses (“ASC 326”), we measure credit losses utilizing a methodology that reflects expected credit losses and consider a broader range of reasonable and supportable information to inform credit loss estimates. We determine an allowance for credit loss based on historical customer experience and other currently available evidence. When a specific account is deemed uncollectible, the account is written off against the allowance.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(f) Advances to suppliers, net

Advances to suppliers represents balances paid to suppliers for services that have not been provided or received. Based on the characteristics of the industry, suppliers usually require a certain amount of prepayment before media placement. The accounts prepaid by the Company have an average settlement period of around 90 days, and there is no issue of long-term outstanding balances.

(g) Property and equipment, net

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Category	Estimated useful lives
Electronic equipment	3 years

(h) Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such events occur, the Company assesses the recoverability of the asset group based on the undiscounted future cash flows the asset group is expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset group plus net proceeds expected from disposition of the asset group, if any, is less than the carrying value of the asset group. If the Company identifies an impairment, the Company reduces the carrying amount of the asset group to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values and the impairment loss, if any, is recognized in “Others, net” in the consolidated statements of comprehensive income (loss). The Company uses estimates and judgments in its impairment tests and if different estimates or judgments had been utilized, the timing or the amount of any impairment charges could be different. Asset groups to be disposed of would be reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated. There was no long-lived asset impairment in the Company during the financial years ended March 31, 2025 and 2024, respectively.

(i) Fair value of financial instruments

ASC 820 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, other current assets, short-term loans, accounts payable, and advance from customers approximate their recorded values due to their short-term maturities.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

(j) Advance from customers

The Company presents the consideration that a customer pays before the Company transfers a service to the customer as an advance from customers when the payment is made. Based on the industry characteristics, customers usually need to pay a certain amount of advance payment before placing advertisements on the media. The average settlement cycle of the Company’s advances from customers is around 90 days, and there is no issue of longterm outstanding accounts. As of March 31, 2025 and March 31, 2024, the balances of advances received were $92,406 and $50,302 respectively, both representing obligations under signed contracts that have not been fulfilled yet. This part of the advance receipts will be recognized as revenue within 90 days after receipt.

(k) Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines if an arrangement is a lease at inception. All the Company’s leases are operating leases. Operating lease right-of-use assets (“ROU”) assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually. There was no impairment for operating lease right-of-use lease assets for the years ended March 31, 2025 and March 31, 2024.

The Company elected not to record assets and liabilities on its consolidated balance sheet for lease arrangements with terms of 12 months or less. The Company recognizes lease expenses for such lease on a straight-line basis over the lease term.

(l) Revenue recognition

The Company is an online marketing solutions provider which provides customer-tailored internet marketing services based on data analysis technology. The Company’s revenue primarily includes advertising service revenue.

Online Marketing Solutions Services

Revenue is recognized following ASC 606 “Revenue from contracts with customers”. A contract is identified when a client places an order, which indicates the performance obligation as the promised service, such as online ads placement, and the consideration as a fixed amount or a pre-determined portion of the order amount for each service. A performance obligation is satisfied when the customer obtains control of our service at a point in time. When the Group satisfies its performance obligations by transferring the promised services to the client, revenue is recognized at the amount expected to be received in exchange for such services.

The Company purchases media resources, such as access to online advertising spaces through short-video platforms, social media platforms from authorized agents of media platforms. The Company determines the price with the authorized agents of the platforms, and when and for which client to use the resources prior to transferring the placement and monitoring service to the client. In consideration of the Company’s control over the purchased media resources, the Company believes it acts as a principal. Revenue is recognized in gross amount at a point of time

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

when the advertisement posted is viewed, and priced based upon number of views. The Company recognizes relevant revenues based on the statistically calculated placement volume and the price approval details specified in the contracts with customers. The amount of ad placements is the same as the client’s consumption. The performance obligation is fulfilled once the ads are completely placed. Costs paid to media platforms are recognized as cost of revenue.

The Company recorded revenues of $13.28 million and $7.59 million for the years ended March 31, 2025 and 2024, respectively, with the amounts of revenue recognized from advances received being $12.93 million and $5.78 million, respectively.

(m) Cost of revenue

The Company’s cost of revenue represents costs in connection with providing marketing solution services on an incurred basis, and consists primarily of the purchase of online traffic from authorized agents of third-party media platforms after deducting rebates, and salaries and benefits for staff providing marketing solution services including ad placement, data analysis and advertising campaign optimizations.

(n) Research and development expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, primarily consist of salaries and other employee benefits. All costs associated with research and development are expensed as incurred.

(o) Finance expenses

Financial expenses include interest expenses on short-term loans, bank charges and interest income on bank deposits.

(p) Mainland China Employee Contribution Plan

As stipulated by the regulations of the PRC, full-time employees of the Company are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan.

(q) Mainland China Employee Contribution Plan

The Company is required to make contributions to the plan based on certain percentages of employees’ salaries. The total expenses the Company incurred for the plan were $46,361 and $43,987 for the years ended March 31, 2025 and 2024, respectively.

(r) Income taxes

The Company’s subsidiaries in mainland China and Hong Kong are subject to the income tax laws of mainland China and Hong Kong. No taxable income was generated outside the PRC for the years ended March 31, 2025 and 2024. The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of March 31, 2025 and 2024.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(s) Value added tax (“VAT”)

Revenue represents the invoiced value of services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 6%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

(t) Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of March 31, 2025 and 2024, there were no dilutive securities.

(u) Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income(loss). Other comprehensive income(loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive income(loss) consists of foreign currency translation adjustment from the subsidiary companies not using U.S. dollar as its functional currency.

(v) Foreign currency translation and transactions

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	March 31, 2025	March 31, 2024
Year-end spot rate	7.1782	7.0950
	March 31, 2025	March 31, 2024
Average rate	7.1391	7.1080

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(w) Segment reporting

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are substantially all located in the PRC and substantially all of the Company’s revenue and expense are derived in the PRC.

(x) Statements of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies using the average exchange rate in the period. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

(y) Significant risks

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittances.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank (approximately $74,500). However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Currently, all of the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in U.S. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittances abroad, and rates and methods of taxation, among other things.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. A portion of the Company’s sales are credit sales which are to the customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Major Customers

For the fiscal year ended March 31, 2025, one customer accounted for approximately 22% of the total revenue of the Company. As of March 31, 2025, two customers accounted for approximately 19% and 15% of the Company’s total trade accounts receivable.

For the fiscal year ended March 31, 2024, one customer accounted for approximately 15% of the total revenue of the Company. As of March 31, 2024, two customers accounted for approximately 77% and 14% of the Company’s total trade accounts receivable.

Major Suppliers

For the fiscal year ended March 31, 2025, two suppliers accounted for approximately 76% and 13% of the total purchases, respectively. As of March 31, 2025, two suppliers accounted for approximately 63% and 37% of the Company’s total accounts payable, respectively.

For the fiscal year ended March 31, 2024, three suppliers accounted for approximately 60%, 15% and 13% of the total purchases, respectively. As of March 31, 2024, the Company’s accounts payable balance is $nil.

Liquidity Risk

We are exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the Company’s interest risk exposure.

Other uncertainty risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in U.S. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(z) Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

(aa) Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. As an “emerging growth company,” or EGC, the Company elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards applicable to private companies. The amendments in this ASU and its subsequent amendments are effective for annual reporting periods beginning after December 15, 2021, including interim periods beginning after December 15, 2022.

The JOBS Act affords companies to file an IPO and get temporary reprieve from certain SEC regulations including:

Section 14A(a) and (b) of the Securities Exchange Act of 1934 by exempting an emerging growth company (EGC) from these regulations that eases the regulatory burdens of the IPO process for an emerging growth company by requiring disclosure of two, rather than three, years of audited financial statements and selected financial data in the registration statement for the IPO, allowing the Company to request a confidential, nonpublic review of its registration statement by the SEC prior to public disclosure, permitting the Company to gauge interest in its offering by expanding its ability to communicate with certain institutional investors prior to and during the offering process and reducing restrictions on the publication of analyst reports about the Company. An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year. An EGC will retain such status until the earlier of: (1) the fifth anniversary of the date it first sold securities pursuant to an IPO registration statement; (2) the last day of the fiscal year in which it first exceeds $1 billion in annual gross revenues; (3) the time it becomes a large accelerated filer (an SEC registered company with a public float of at least $700 million); or (4) the date on which the EGC has, within the previous three years, issued $1 billion of nonconvertible debt.

Additionally, the JOBS Act makes an IPO more attractive to an emerging growth company by creating a transition period of up to five years during which the Company does not have to comply with certain ongoing disclosure and reporting obligations under the securities laws. The reduced ongoing compliance obligations during the transition period would include, exemption from the requirement under the Sarbanes-Oxley Act to have an independent auditor attest the Company’s internal controls and procedures, reduced disclosure requirements regarding executive compensation, exemption from requirements to hold shareholder votes on executive compensation and golden parachutes and relief from complying with financial accounting standards that are not generally applicable to private companies.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU2016-13, Financial Instruments — Credit Losses (Topic 326). The amendments in this ASU require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU is effective for annual and interim periods beginning after December 15, 2019 for issuers and December 15, 2020 for non-issuers. Early adoption is permitted for all entities for annual periods beginning after December 15, 2018, and interim periods therein. In May 2019, the FASB issued ASU 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief. This ASU adds

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

optional transition relief for entities to elect the FV option for certain financial assets previously measured at amortized cost basis to increase comparability of similar financial assets. The ASUs should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified retrospective approach). On November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company adopted this ASU on March 31, 2022 which did not have a material impact on the Company’s consolidated financial statements.

In March 2023, the FASB issued ASU 2023-01, Leases (Topic 842): Common Control Arrangements, which offers private companies, and not-for-profit entities that are not conduit bond obligors, a practical expedient that gives them the option of using the written terms and conditions of a common-control arrangement when determining whether a lease exists and the subsequent accounting for the lease, including the lease’s classification and amends the accounting for leasehold improvements in common-control arrangements for all entities. The Company adopted this ASU on March 31, 2023 which did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The expanded annual disclosures are effective for the year ending December 31, 2024, and the expanded interim disclosures are effective in 2025 and will be applied retroactively to all prior periods presented. The Company adopted this ASU on March 31, 2025 which did not have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires, among other things, additional disclosures primarily for the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for the year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have on our consolidated financial statements and whether we will apply the standard prospectively or retroactively.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The Board is issuing the amendments in this Update to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The Board decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. For other entities, the amendments are effective for annual periods beginning after December 15, 2025.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of March 31,
	2025	2024
	US$	US$
Accounts receivable	$437,474	$21,327
Less: allowance for credit loss	—	—
Accounts receivable, net	$437,474	$21,327

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — ADVANCES TO SUPPLIERS, NET

Advances to suppliers, net consisted of the following:

	As of March 31,
	2025	2024
Advances for products and services purchased from third parties	$1,220,686	$1,170,730
Less: allowance for credit loss	—	—
Advances to suppliers, net	$1,220,686	$1,170,730

NOTE 5 — PREPAID EXPENSE, RECEIVABLES AND OTHER ASSETS, NET

Prepaid expense, receivables and other assets, net consisted of the following:

	As of March 31,
	2025	2024
Deposits	$5,015	$—
Staff advance	—	4,137
Less: allowance for credit loss	—	—
Input tax to be deducted	—	2,393
Prepaid expenses and other current assets	$5,015	$6,530

NOTE 6 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, stated at cost less accumulated depreciation, consisted of the following:

	As of March 31,
	2025	2024
Electronic equipment	$4,389	$4,440
Less: accumulated depreciation	(4,389)	(3,673)
Property, plant and equipment, net	$—	$767

NOTE 7 — LEASES

On June 11, 2024, the Company entered into a lease agreement with a Chongqing Heqi Ban Enterprise Management Consulting Co., Ltd. for office renting. The lease started from June 21, 2024 with a lease term until June 20, 2026, and the rent is RMB 108,000 per quarter.

These leases do not contain any material residual value guarantees or material restrictive covenants, and they do not contain options to extend at the time of expiration.

The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines if an arrangement is a lease at inception. All the Company’s leases are operating leases. The Company recognized lease liabilities of $58,859 and $nil as of March 31, 2025 and 2024, with corresponding ROU assets of the same amount based on the present value of the future minimum rental payments. As of March 31, 2025 and 2024 , ROU assets were $68,890 and $nil, respectively.

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

	March 31, 2025	March 31, 2024
Weighted-average remaining lease term leasing	15 months	—
Weighted-average discount rate leasing	3.60%	—

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — LEASES (cont.)

The following table summarizes the maturity of operating lease liabilities as of March 31, 2025:

12 months ending March 31,
2026	$60,182
Total lease payments	60,182
Less: imputed interest	(1,323)
Total lease liabilities	$58,859

NOTE 8 — SHORT-TERM LOANS

Short-term loans of the Company consist of the following:

	March 31, 2025
	Principal Amount	Annual Interest Rate	Contract term
Industrial and Commercial Bank of China(1)	$55,724	Details	2025.03.06 – 2025.09.02
Industrial and Commercial Bank of China(1)	139,311	Details	2024.10.29 – 2025.04.27
Industrial and Commercial Bank of China(1)	139,311	Details	2024.10.29 – 2025.04.27
Total(1)	$334,346

____________

Short-term loans consist of the following:

(1)      On March 6, 2025, the Company entered into a working capital loan agreement with Industrial and Commercial Bank of China to obtain a loan of RMB 400,000 (equivalent to $55,724), which matures on September 2, 2025.

On October 29, 2024, the Company entered into a working capital loan agreement with Industrial and Commercial Bank of China to obtain a loan of RMB 1,000,000 (equivalent to $139,311), which matures on April 27, 2025. On April 16, 2025, the Company repaid this loan.

On October 29, 2024, the Company entered into a working capital loan agreement with Industrial and Commercial Bank of China to obtain a loan of RMB 1,000,000 (equivalent to $139,311), which matures on April 27, 2025. On April 16, 2025, the Company repaid this loan.

The interest rate for the above short-term loans are all confirmed as the 1-year loan prime rate (LPR) published by the National Interbank Funding Center on the working day prior to the drawdown date plus 30 basis points, with no mortgage or guarantee. The loans interest rate are 3.4% per annum.

Interest expense for the years ended March 31, 2025 and 2024 was $12,359 and $9,609 respectively.

	March 31, 2024
	Principal Amount	Annual Interest Rate	Contract term
Industrial and Commercial Bank of China(1)	$56,378	Details	2023.06.26 – 2024.05.29
Industrial and Commercial Bank of China(1)	140,944	Details	2023.06.26 – 2024.05.29
Industrial and Commercial Bank of China(1)	140,944	Details	2023.06.26 – 2024.05.29
Total(1)	$338,266

____________

Short-term loans consist of the following:

(1)      On June 26, 2023, the Company entered into a working capital loan agreement with Industrial and Commercial Bank of China to obtain a loan of RMB 400,000 (equivalent to $56,378), which matured on December 23, 2023. The Company renewed the loan on December 1, 2023 with an updated repayment date of May 29, 2024. On May 29, 2024, the Company repaid this loan.

On June 26, 2023, the Company entered into a working capital loan agreement with Industrial and Commercial Bank of China to obtain a loan of RMB 1,000,000 (equivalent to $140,944), which matured on December 23, 2023. The Company renewed the loan on December 1, 2023 with an updated repayment date of May 29, 2024. On May 29, 2024, the Company repaid this loan.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHORT-TERM LOANS (cont.)

On June 26, 2023, the Company entered into a working capital loan agreement with Industrial and Commercial Bank of China to obtain a loan of RMB 1,000,000 (equivalent to $140,944), which matured on December 23, 2023. The Company renewed the loan on December 1, 2023 with an updated repayment date of May 29, 2024. On May 29, 2024, the Company repaid this loan.

The interest rate for the above short-term loans is 3.75% per annum, with no mortgage or guarantee.

Interest expense for the years ended March 31, 2024 was $9,609.

NOTE 9 — RELATED PARTY TRANSACTIONS AND BALANCES

The table below sets forth the major related parties and their relationships with the Company as of March 31, 2025 and 2024:

Name of related parties	Relationship with the Company
Jia Zhong	Director and ultimate beneficial owner of the Company
Yu Wang	Director and ultimate beneficial owner of the Company
WY INFORMATION LIMITED	BVI entity ultimately owned by Yu Wang and shareholder of the Company
JIA INFORMATION LIMITED	BVI entity ultimately owned by Jia Zhong and shareholder of the Company

During the financial year ended March 31, 2024, Ms. Jia Zhong leased a office property and granted the Company to use for free.

On October 1, 2021, Ms. Jia Zhong entered into a lease agreement with an individual for an office located at 10-2 Building 1, Xiexin Early Half Day, No. 66, Jinkai Avenue, Yubei District, Chongqing City, China as the Company’s office premise. The lease started from October 1, 2021, with a lease term until September 30, 2022 with total payments of $29,460, and another term from September 5, 2022 to June 30, 2024 with total payments of $113,383.

The director relieved the Company of the lease payments which was $16,578 and $65,281 for the fiscal year ended March 31, 2025 and 2024, respectively.

The annual salaries of the director Ms. Jia Zhong in 2025 and 2024 are $13,750 and $10,698 respectively.

NOTE 10 — SHAREHOLDERS’ EQUITY

Ordinary shares

On February 29, 2024, the Company’s shareholders approved a Memorandum and Articles of Association, pursuant to which 200,000,000 shares were authorized as ordinary shares with a nominal or par value of $0.0001 per share (each is hereinafter referred to as “Ordinary Shares”). Each Ordinary Share is entitled to one vote per share. The Company issued 19,146,000 and 5,400,000 Ordinary Shares to Mr. Yu Wang and Ms. Jia Zhong on February 29, 2024.

On February 29, 2024, the Company entered into share purchase agreements with four accredited investors and issued an aggregated of 5,454,000 ordinary shares to these investors.

Statutory Reserve

In accordance with the Regulations on Enterprises of PRC, WFOE and Juneng Chongqing in the PRC are required to provide for statutory reserves, which are appropriated from net profit as reported in the Company’s PRC statutory accounts. They are required to allocate 10% of their after-tax profits to fund statutory reserves until such reserves have reached 50% of their respective registered capital. These reserve funds, however, may not be distributed as cash dividends. As of March 31, 2025 and 2024, the statutory reserves of WFOE and Juneng Chongqing have not accumulated retained earnings and, thus, are not required to appropriate statutory reserves. As of March 31, 2025 and 2024, the balances of the statutory reserves were $nil and $nil, respectively.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by Juneng Chongqing, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

Foreign exchange and other regulations in the PRC may further restrict the Company’s subsidiaries from transferring funds to the Company in the form of dividends, loans and advances. Amounts restricted include paid-in capital and statutory reserves of the Company’s PRC subsidiaries as determined pursuant to PRC generally accepted accounting principles. As of March 31, 2025 and 2024 restricted net assets of the Company’s PRC subsidiaries were $432,662 and $422,833, respectively.

NOTE 11 — TAXES

Corporation Income Tax (“CIT”)

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Juneng is incorporated in Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of Cayman Islands.

Juneng HK is incorporated in Hong Kong as a holding company with no activities. Under the Hong Kong tax laws, an entity is not subject to income tax if no revenue is generated in Hong Kong.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate, which WFOE and Juneng Chongqing are subject to. In addition, the PRC Enterprise Income Tax Law provides that for small or qualified low-profit enterprises, the annual taxable income up to RMB1,000,000 is subject to an effective EIT rate of 5% from January 1, 2023 to December 31, 2024; where the annual taxable income exceeds RMB1,000,000 but does not exceed RMB3,000,000, the amount in excess of RMB1,000,000 is subject to an effective EIT rate of 5% from January 1, 2022 to December 31, 2024.

The provision for income tax consisted of the following:

	Years ended March 31,
	2025	2024
Current
Cayman Islands	$—	$—
Hong Kong	—	—
China	280,257	7,688

Deferred
Cayman Islands	—	—
Hong Kong	—	—
China	—	—
Income tax provision	$280,257	7,688

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — TAXES (cont.)

The following table reconciles the statutory rate to the Company’s effective tax rate:

	Years ended March 31,
	2025	2024
Income tax expense computed at applicable tax rates (25%)	25.0%	25.0%
Effect of tax holiday and preferential tax rate	—	(21.12)%
Effect of tax rates in a foreign jurisdiction	0.03%	—
Non-deductible expenses	0.30%	1.18%
Effective tax rate	25.33%	5.06%

The tax payable consisted of the following:

	As of March 31,
	2025	2024
VAT payable	$24,222	$9,739
Income tax payable	285,321	9,323
Other tax payable	235	370
Tax payable	$309,778	$19,432

NOTE 12 — SEGMENT REPORTING

The Company operates in a single operating segment and has one reportable segment, which includes all activities related to Online Marketing solutions Services. The determination of a single segment is consistent with the consolidated financial information regularly provided to the Company’s chief operating decision maker (“CODM”). The CODM uses consolidated net income for purpose of assessing performance, making operating decisions and allocating resources. The measurement of segment assets is reported on the balance sheet as total consolidated assets.

The table below provides information about the Company’s segment:

	For the Years Ended March 31,
	2025	2024
Revenue	$13,284,487	$7,593,682
Cost of revenues*	11,952,275	7,301,495
Purchase of online traffic	11,844,313	7,203,296
Salaries and benefits	107,962	98,199
Operating expenses:
General and administrative	132,294	97,539
Selling & Distribution expense	29,389	43,090
Research and development expenses	45,184	23,572
Total operating expenses	206,867	164,201
Income from operations	1,125,345	127,986
Interest and other income (expense), net	1,982	(34,286)
Interest expense	17,097	10,309
Total other income (expense), net	19,079	(23,977)
Income before income taxes	1,106,266	151,963
Income tax expense	280,257	7,688
Net Income	$826,009	$144,275

____________

*        The Company’s cost of revenue represents costs in connection with providing marketing solution services on an incurred basis, and consists primarily of the purchase of online traffic from authorized agents of third-party media platforms after deducting rebates, and salaries and benefits for staff providing marketing solution services including ad placement, data analysis and advertising campaign optimizations.

JUNENG TECHNOLOGY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — COMMITMENTS AND CONTINGENCIES

The Company may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of March 31, 2025, the Company was not aware of any litigation or lawsuit against it.

NOTE 14 — SUBSEQUENT EVENTS

On April 16, 2025, the Company entered into working capital loan agreements with Industrial and Commercial Bank of China to obtain a loan of RMB 2,000,000 (equivalent to $278,622), which matured on October 13, 2025. The above loan is an extension of the original loan, and the Company has repaid the original loan.

As at the date of this financial report, the number of issuance shares of the Company was 30,000,000.

2,000,000

Ordinary Shares

_____________________________

PROSPECTUS

_____________________________

[•], 2025

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which the articles of association of a company may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect. Our Amended and Restated Articles will provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Quality Corporate Services Ltd.	February 29, 2024	1	US$	0.0001
Yu Wang	February 29, 2024	19,145,999	US$	1,914.6
Jia Zhong	February 29, 2024	5,400,000	US$	540
Yuzhu Guan	February 29, 2024	1,470,000	US$	147
Tao Zhao	February 29, 2024	1,470,000	US$	147
Yu Guo	February 29, 2024	1,470,000	US$	147
Jiaqi Chen	February 29, 2024	1,044,000	US$	104.4

Other than disclosed herein, we did not issue any securities in the past three years.

Item 8. Exhibits.

(a)     The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement
3.1#	Memorandum and Articles of Association of the Registrant
3.2**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant conditional upon and with effect from the date of Listing
4.1*	Specimen Share Certificate
4.2#	English translation of the Acting in Concert Agreement entered into between Mr. Yu Wang and Ms. Jia Zhong on September 13, 2024
5.1**	Opinion of Ogier as to the validity of the Ordinary Shares
10.1#	Form of Officer Employment Agreement
10.2#	Form of Independent Director Agreement between the Company and Independent Directors
10.3#	Form of Indemnification Agreement between the Company and the Directors and executive officers
10.4#	English translation of the lease agreement dated June 11, 2024 entered into between Chongqin Haoyuqin and Chongqing Heqiban Corporate Management Consultation Company Limited
10.5#	English translation of the information service framework agreement dated February 7, 2024 entered into between Chongqing Haoyuqin and Supplier A
14.1#	Code of Business Conduct and Ethics
21.1#	List of Subsidiaries
23.1**	Consent of OneStop Assurance PAC
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Sino Pro Law Firm (included in Exhibit 99.9)
24.1	Power of Attorney (included on signature page to the registration statement)
99.1#	Charter of the Audit Committee
99.2#	Charter of the Compensation Committee
99.3#	Charter of the Nominating and Corporate Governance Committee
99.4#	Consent of Director Nominee Mei Cai
99.5#	Consent of Director Nominee Qian Cheng
99.6#	Consent of Director Nominee Dong Wu
99.7#	Insider Trading Policy
99.8#	Clawback Policy
99.9**	Legal opinion of Sino Pro Law Firm
107#	Calculation of Filing Fee

____________

*        To be filed by amendment.

**      Filed herewith

#        Filed previously

(b)    Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)     to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)    insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)    for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chongqing, the People’s Republic of China, on August 7, 2025.

JuNeng Technology Limited
By:	/s/ Yu Wang
Name:	Yu Wang
Title:	Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yu Wang his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Yu Wang	Chief Executive Officer, Director and	August 7, 2025
Yu Wang	Chairman of the Board of Directors
/s/ Jia Zhong	Chief Operating Officer and Director	August 7, 2025
Jia Zhong	(Principal financial and accounting officer)
/s/ Hong Zou	Chief Financial Officer	August 7, 2025
Hong Zou

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of JuNeng Technology Limited, has signed this registration statement in New York, on August 7, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.